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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Telephone and Data Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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TELEPHONE AND DATA SYSTEMS, INC. 30 North LaSalle Street Suite 4000 Chicago, Illinois 60602 Phone: (312) 630-1900 Fax: (312) 630-9299

April 17, 2015

Dear Shareholders

You are cordially invited to attend the 2015 annual meeting of shareholders ("2015 Annual Meeting") of Telephone and Data Systems, Inc. ("TDS") on Thursday, May 21, 2015, at 8:00 a.m., central time, at City Center West Conference Center, 525 Junction Road, Madison, Wisconsin.

The formal Notice of 2015 Annual Meeting of Shareholders and 2015 Proxy Statement ("2015 Proxy Statement") of our board of directors is attached. Also enclosed is our 2014 Annual Report to shareholders ("2014 Annual Report"). At our 2015 Annual Meeting, shareholders are being asked to take the following actions:

1.
elect members of the board of directors;

2.
ratify the selection of independent registered public accountants for the current fiscal year; and

3.
approve, on an advisory basis, the compensation of our named executive officers as disclosed in the attached 2015 Proxy Statement (commonly known as "Say-on-Pay").

Your board of directors unanimously recommends a vote "FOR" its nominees for election as directors, "FOR" the proposal to ratify accountants and "FOR" approval of the Say-on-Pay proposal.

We would like to have as many shareholders as possible represented at the 2015 Annual Meeting. Therefore, whether or not you plan to attend the meeting, please sign, date and return the enclosed WHITE proxy card(s), or vote by phone or on the Internet in accordance with the instructions set forth on the WHITE proxy card(s).

TDS HAS RECEIVED A NOTICE FROM GAMCO ASSET MANAGEMENT, INC., WHICH WE REFER TO, TOGETHER WITH ITS AFFILIATES, AS "GAMCO," FOR THE NOMINATION OF TWO CANDIDATES TO THE TDS BOARD OF DIRECTORS AT THE 2015 ANNUAL MEETING FOR ELECTION BY THE HOLDERS OF COMMON SHARES. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES ON THE ENCLOSED WHITE PROXY CARD(S) AND URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD(S) THAT YOU MAY RECEIVE FROM GAMCO. THE COLOR OF GAMCO'S PROXY CARD WILL BE OTHER THAN WHITE. TO VOTE FOR ALL OF THE TDS BOARD OF DIRECTORS' NOMINEES, YOU MUST VOTE A WHITE PROXY CARD BY RETURN MAIL, BY PHONE OR ON THE INTERNET. IF YOU HAVE PREVIOUSLY VOTED ANY PROXY CARD(S) SENT TO YOU BY GAMCO, YOU CAN REVOKE THEM BY VOTING THE ENCLOSED WHITE PROXY CARD(S).

We look forward to visiting with you at the
2015 Annual Meeting.

Very truly yours,

LeRoy T. Carlson, Jr. President and Chief Executive Officer	Walter C.D. Carlson Chairman of the Board

IMPORTANT

Your vote is important. No matter how many shares
you own, we urge you to please vote FOR the
election of the nominees nominated by the board of
directors and FOR proposals 2 and 3. In addition to
voting by mail, telephone and Internet voting is
available. Simply follow the instructions on the
enclosed proxy card.
In addition, we ask that you do not return any proxy card you may receive from GAMCO.
If you have questions or need assistance voting your shares please contact

105 Madison Avenue New York, New York 10016 TDS@mackenziepartners.com Call Collect: (212) 929-5500 Or Toll-Free: (800) 322-2885 Fax: (212) 929-0308

Dear Fellow Shareholders

The TDS mission is to provide outstanding communication services to our customers and meet the needs of our shareholders, our people and our communities. In pursuing this mission, we seek to grow our businesses, create opportunities for our associates and employees, and steadily build value over the long term for our shareholders.

Total Company Performance

2014 was a pivotal year for TDS as we started to build momentum from our recent strategic actions across our portfolio of companies.

Our two principal business units are U. S. Cellular, where we own 84%, and wholly-owned TDS Telecom. We are able to differentiate ourselves by being a local provider, primarily in suburban and rural markets. A common factor in our businesses is our focus on providing exceptional customer experiences. At our core, this focus includes everything from offering best-in-class products and services, to the dedication and professionalism of the associates and employees who deliver those services. Another common factor is that our businesses converge around data. For consumers and business customers alike, that means we have the networks to efficiently transport their data, and a whole host of plans, services, and products that enable them to use their data, when and how they want. For shareholders, it's about our plan to monetize the usage of data on our networks over time.

Our financial and operating results continue to reflect the intensely competitive environment in which we operate, and the impact of investments to support our long-term strategy for growth. We believe the investments and other actions we've taken to position our businesses in this manner will enable us to continue improving our performance over time. This past year we made progress in a number of important areas.

U.S. Cellular began to once again drive postpaid customer growth. We did so with our value proposition of best-in-class network; competitive devices, plans, and pricing; and award-winning customer service. The company increased smartphone penetration and offered
more products and services that expand customers' data use.
Our 4G LTE network now reaches 94% of customers and, by
the fourth quarter, was supporting 78% of customers' data traffic, further enhancing U.S. Cellular's competitive advantage and ability to retain and attract customers.

At TDS Telecom, our fiber investments and bundling strategy has enabled TDS Telecom to achieve strong growth in TDS TV penetration and broadband adoption in our wireline business. In our cable business, Baja Broadband is proving that the company's expansion into cable is complementing our wireline business, as intended. In September we acquired a second cable company, BendBroadband, which already has delivered strong contributions as well. At OneNeck IT Solutions, which is our hosted and managed services business targeting mid-market customers, we are delivering continued growth in recurring service revenues.

Building Shareholder Value

Our strategic imperative is to build the value of our businesses. We intend to do so by leveraging our improved competitive positioning and allocating our resources effectively to support customer and revenue growth initiatives. In rapidly changing and intensely competitive industries, we are constantly evaluating our operational, developmental, and financial opportunities, and the use of our resources, to strengthen the company. As part of this effort, during 2014 U.S. Cellular monetized non-core assets including spectrum and cell towers. At TDS Telecom, we expanded our presence in the cable business through a second acquisition and divested some small ILEC markets.

● i

Dear Fellow Shareholders (continued)

Returning Value to Our Shareholders

Across the business portfolio, TDS has invested in substantial initiatives over the past few years to position our companies to compete more effectively and operate more efficiently. Our capital allocation strategy is to invest approximately 75% of available resources in this way, and return the remaining 25% to our shareholders through cash dividends and share repurchases. In line with this strategy, we recently announced our 41st consecutive annual dividend increase, increasing our dividend rate by 5.2%. And during 2014, we repurchased $39.1 million of TDS shares.

Corporate Governance

As the following Proxy Statement Summary highlights, we continue to take steps to improve the effectiveness of our Board of Directors. We have an active refreshment process that led to David Wittwer joining our Board, bringing significant and desired skills in the broadband and cable industry. Our Audit Committee continues to function at a high level, earning top marks in proxy advisor scores and our Compensation Committee continues to evolve programs to better align pay with performance. We began a program this year to hold conversations with our shareholders to better understand their priorities from a corporate governance standpoint and to encourage dialogue regarding ongoing improvements. We appreciate their candor.

We ask for your support this year to re-elect the TDS slate of nominees. We feel we are making progress in our strategy and continuity at this stage is critical.

Thank you to our fellow shareholders and debt holders for your continuing support of our long-term strategies.

Sincerely,

LeRoy T. Carlson, Jr. President and Chief Executive Officer	Walter C. D. Carlson Chairman of the Board
● ii

2015 Proxy Statement Summary

Annual Meeting Information

Time and Date	May 21, 2015, at 8:00 a.m. central time

Place	City Center West Conference Center 525 Junction Road Madison, WI 53717

Record Date	March 30, 2015

Webcast	investors.tdsinc.com

Strong Corporate Governance Practices

TDS has adopted Corporate Governance Guidelines that are intended to reflect good corporate governance and other best practices.

•
Annual election of all directors

•
Annual "Say on Pay"

•
Executive sessions with only independent directors present

•
Policy prohibiting pledging and hedging of company shares

•
Charter and bylaws can be amended by a simple majority vote

•
Authority to retain independent advisors by each committee

•
TDS has established a Corporate Governance and Nominating Committee even though, as a controlled company, TDS is not required to do so
•
The Corporate Governance and Nominating Committee operates under a formal charter and in a manner that is intended to reflect good corporate governance and other best practices

•
The positions of (i) Chairman of the Board and (ii) President and Chief Executive Officer are separate

•
The TDS Audit Committee, which is comprised entirely of independent directors, operates under a formal charter and in a manner that is intended to reflect good corporate governance and other best practices

Shareholder Engagement

TDS has an open-door policy for its shareholders to meet with management. Our goal is ongoing engagement with our shareholders and we value the views and opinions of our shareholders.

In 2014, TDS implemented a more formal shareholder engagement program to hold conversations with our shareholders to better understand their priorities regarding corporate governance practices and to encourage dialogue regarding ongoing improvements.

Voting Matters and Board Recommendations

Voting Matters	Board's Recommendations	Rationale	Page Reference

Election of 12 Director nominees	FOR all TDS Board nominees	• Broad relevant expertise • Strong skills	14

Ratify independent registered public accountants	FOR	• Independent	38

Approve, on an advisory basis, the compensation of named executive officers ("Say on Pay")	FOR	• Strong oversight by compensation committee • Aligned with shareholders through a mix of cash and equity	42

● iii

2015 Proxy Statement Summary (continued)

Proposal 1 – Director Nominees

Our Board of Directors has nominated 12 directors for election at the 2015 Annual Meeting (Proxy Item No. 1) beginning on page 14. The Board believes that the background and experience of the TDS Board Common Share nominees are more significant and more relevant to TDS than the GAMCO candidates.

Each of the four TDS Board Common Share nominees has experience as a director of TDS, a Fortune 1000 company, ranging from about 6 to 18 years. In addition, the TDS Board Common Share nominees have other more relevant public company board experience [see biographies pages 14-19]. In comparison, it is believed that the GAMCO candidates have minimal public company experience. [pages 10-13]

Accordingly, the TDS Corporate Governance and Nominating Committee and the TDS Board of Directors believe that the
GAMCO candidates have substantially less experience and qualifications compared to each of the four TDS Board Common
Share nominees.

Director				Commitee Memberships
Name	Since	Age	Primary Occupation	Independent	AC	CC	CGNC
LeRoy T. Carlson, Jr.	1968	68	President and CEO, TDS				✓

Letitia G. Carlson, M.D.	1996	54	Physician and Associate Clinical Professor at George Washington University

Prudence E. Carlson	2008	63	Private Investor

Walter C.D. Carlson	1981	61	Partner at Sidley Austin LLP				C

*Clarence A. Davis	2009	73	Business Consultant	✓	FE

Kenneth R. Meyers	2007	61	President and CEO, U.S. Cellular

Christopher D. O'Leary	2006	55	EVP, COO-International, General Mills	✓		✓

*George W. Off	1997	68	Private Investor	✓	C	✓

*Mitchell H. Saranow	2004	69	Chairman of The Saranow Group LLC	✓	FE		✓

*Gary L. Sugarman	2009	62	Managing member-Richfield Capital Partners	✓		✓

Herbert S. Wander	1968	80	Of Counsel, Katten Muchin Rosenman LLP	✓	✓	C

David A. Wittwer	2014	54	President and CEO, TDS Telecom

*To be elected by Common Shares

AC=Audit Committee
CC=Compensation Committee
CGNC=Corporate Governance and Nominating Committee
C=Chair
FE=Financial Expert

● iv

2015 Proxy Statement Summary (continued)

Existing Directors Skills and Qualifications

•
Active or Retired CEO/COO expertise

•
Financial expertise

•
Industry expertise

•
International expertise

•
Sales/Marketing expertise

•
Public company board expertise

•
Investor/Capital markets expertise

Director Nomination Process

In 2013, the Corporate Governance and Nominating Committee established and since then follows a process relating to board refreshment and committee composition.

Board Self-Assessment

Under the leadership of the Chairman of the Board, the board of directors performed a self-assessment and evaluated its performance and effectiveness as a board in 2014. This self-assessment covered matters relating to board meetings, board composition, committees, board oversight, and other matters. Similarly, each committee of the board of directors evaluated its performance and effectiveness in 2014.

Proposal 2 – Independent Public Accountant

As a matter of good corporate governance, we are requesting shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending
December 31, 2015.

Proposal 3 – Approve, on an advisory basis, the compensation of named executive officers ("Say on Pay")

Executive Compensation Programs

Our executive compensation programs are designed to attract and retain high-quality executives. We believe that our compensation practices are transparent and reflect our commitment to align compensation with our business strategy and our short- and long-term performance.

Compensation Highlights

•
Compensation Committee comprised solely of independent directors (Wander [Chairman], O'Leary, Sugarman and Off)

•
Compensation programs designed to motivate executive officers to act in the long-term interests of TDS

•
Compensation Committee utilizes services of both an independent compensation consultant (Compensation Strategies) and TDS' compensation consultant (Towers Watson)

Compensation Beliefs

•
Compensation should be attractive and fiscally responsible

•
Compensation is a mix of salary, cash bonuses and equity-based long-term incentive awards

•
Link individual compensation with attainment of individual performance goals and with attainment of business unit and TDS objectives

•
Few perquisites

In 2014 TDS received strong support for its executive compensation with approximately 85% of votes cast approving the advisory resolution.

Communicating with Board of Directors

Any interested party can communicate with an individual director or even the full Board of Directors by sending a letter to TDS Board of Directors, c/o Corporate Secretary, TDS, 30 N. LaSalle Street, Suite 4000, Chicago, IL 60602.

Governance Documents

Governance documents, such as the Corporate Governance Guidelines, the Board Committee Charters, the Officer & Director Code of Conduct can be found in the Corporate Governance section of investors.tdsinc.com.

These documents are also available at no cost by writing the Corporate Secretary, TDS, 30 N. LaSalle Street, Suite 4000, Chicago, IL 60602.

● v

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS AND 2015 PROXY STATEMENT

TO THE SHAREHOLDERS OF

TELEPHONE AND DATA SYSTEMS, INC.

        The 2015 annual meeting of shareholders ("2015 Annual Meeting") of Telephone and Data Systems, Inc., a Delaware corporation, will be held at City Center West Conference Center, 525 Junction Road, Madison, Wisconsin, on Thursday, May 21, 2015, at 8:00 a.m., central time, for the following purposes:

  1.
  To elect members of the board of directors. Your board of directors unanimously recommends that you vote FOR the directors nominated by the TDS board of directors.

  2.
  To consider and ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2015. Your board of directors unanimously recommends that you vote FOR this proposal.

  3.
  To approve, on an advisory basis, the compensation of our named executive officers as disclosed herein (commonly known as "Say-on-Pay"). Your board of directors unanimously recommends that you vote FOR the Say-on-Pay proposal.

  4.
  To transact such other business as may properly be brought before the meeting or any postponement, adjournment or recess thereof by or at the direction of the TDS board of directors.

        We have fixed the close of business on March 30, 2015, as the record date for the determination of shareholders entitled to notice of, and to vote at, the 2015 Annual Meeting or any adjournments thereof.

        We are first sending this Notice of 2015 Annual Meeting of Shareholders and 2015 Proxy Statement ("2015 Proxy Statement"), together with our 2014 Annual Report to shareholders ("2014 Annual Report"), on or about April 17, 2015.

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 21, 2015

        The following information about the Internet availability of proxy materials is being provided under Rule 14a-16 of the Securities and Exchange Commission ("SEC"):

        Effective as of April 17, 2015, the following documents are available at www.tdsinc.com under Investor Relations—Proxy Vote, or at investors.tdsinc.com/proxyvote:

    1.
    2015 Proxy Statement

    2.
    2014 Annual Report

    3.
    Forms of WHITE Proxy Cards

        In addition, all additional soliciting materials sent to shareholders or made public after this Notice has been sent will be made publicly accessible at the above website address no later than the day on which such materials are first sent to shareholders or made public.

        Any control/identification numbers that you need to vote are set forth on your WHITE proxy card(s) if you are a record holder, or on your voting instruction card if you hold shares through a broker, dealer or bank.

        The location where the 2015 Annual Meeting will be held is City Center West Conference Center, 525 Junction Road, Madison, Wisconsin 53717. Junction Road is approximately three blocks west of the Old Sauk Road exit of the West Beltline Highway (U.S. Route 12/14) going through Madison, and 525 Junction Road is approximately two blocks south of Old Sauk Road. The West Beltline Highway has exits for Old Sauk Road going in either direction. For information about this location and a map see the following website: investors.tdsinc.com/proxyvote.

TELEPHONE AND DATA SYSTEMS, INC.
2015 PROXY STATEMENT

QUESTIONS AND ANSWERS

        The following are questions and answers related to the actions being taken at the 2015 Annual Meeting and do not include all of the information that may be important to you. You should carefully read this entire 2015 Proxy Statement and not rely solely on the following questions and answers.

Proposal 1—Election of Directors

        Under TDS' Restated Certificate of Incorporation, as amended, the terms of all incumbent directors will expire at the 2015 Annual Meeting.

        Holders of Series A Common Shares and Preferred Shares, voting as a group, will be entitled to elect eight directors. Your board of directors has nominated the following incumbent directors for election by the holders of Series A Common Shares and Preferred Shares: LeRoy T. Carlson, Jr., Letitia G. Carlson, M.D., Prudence E. Carlson, Walter C.D. Carlson, Kenneth R. Meyers, Christopher D. O'Leary, Herbert S. Wander and David A. Wittwer.

        Holders of Common Shares will be entitled to elect four directors. Your board of directors has nominated the following incumbent directors for election by the holders of Common Shares: Clarence A. Davis, George W. Off, Mitchell H. Saranow and Gary L. Sugarman.

        None of the nominees have been nominated pursuant to any agreement or other arrangement. Clarence A. Davis and Gary L. Sugarman were initially nominated for election as directors in 2009 pursuant to a Settlement Agreement, which we refer to as the "Settlement Agreement," between TDS and GAMCO Asset Management, Inc. which we refer to, together with its affiliates, as "GAMCO," but the obligations thereunder expired in 2010. Nevertheless, the TDS board of directors has continued to nominate Clarence A. Davis and Gary L. Sugarman as directors of TDS at subsequent annual meetings, including at the 2015 Annual Meeting, as discussed below.

        Your board of directors unanimously recommends that you vote "FOR" its nominees for election as directors on the enclosed WHITE proxy card(s), including its nominees for election by the holders of Common Shares, and urges you NOT to sign or return any proxy card(s) that you may receive from GAMCO.

        See "Background of Recent Events" below.

Proposal 2—Ratification of Independent Registered Public Accounting Firm for 2015

        As in prior years, shareholders are being asked to ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2015.

        Your board of directors unanimously recommends that you vote "FOR" this proposal.

Proposal 3—Advisory Vote on Executive Compensation or "Say-on-Pay"

        As required by the Dodd Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), at the 2015 Annual Meeting shareholders are being asked to approve, on an advisory basis, the compensation of our named executive officers for 2014 as disclosed in this 2015 Proxy Statement.

        Your board of directors unanimously recommends that you vote "FOR" this proposal.

What is the record date for the meeting?

        The close of business on March 30, 2015 is the record date for the determination of shareholders entitled to notice of, and to vote at, the 2015 Annual Meeting or any postponement, adjournment or recess thereof.

        A complete list of shareholders entitled to vote at the 2015 Annual Meeting, arranged in alphabetical order and by voting group, showing the address of and number of shares held by each shareholder, will be made available at the offices of TDS, 30 North LaSalle Street, 40th Floor, Chicago, Illinois 60602, for

examination by any shareholder, for any purpose germane to the 2015 Annual Meeting, during normal business hours, for a period of at least ten days prior to the 2015 Annual Meeting.

What shares of stock entitle holders to vote at the meeting?

        We have the following classes of stock outstanding, each of which entitles holders to vote at the meeting:

  •
  Common Shares;

  •
  Series A Common Shares; and

  •
  Preferred Shares.

        The Common Shares are listed on the New York Stock Exchange ("NYSE") under the symbol "TDS."

        There is generally no public trading of the Series A Common Shares on the over-the-counter market, but the Series A Common Shares are convertible on a share-for-share basis into Common Shares, which are publicly-traded on the NYSE.

        No public market exists for the Preferred Shares. The Preferred Shares are divided into series, none of which is currently convertible into any class of common stock. All holders of Preferred Shares vote together with the holders of Common Shares and Series A Common Shares, except in the election of directors. In the election of directors, all holders of Preferred Shares vote together with the holders of Series A Common Shares.

What is the voting power of the outstanding shares in the election of directors?

        The following shows information relating to the outstanding shares and voting power of such shares in the election of directors as of February 28, 2015:

Class of Stock	Outstanding Shares	Votes per Share	Voting Power	Total Number of Directors Elected by Voting Group and Standing for Election
Series A Common Shares	7,178,943	10	71,789,430
Preferred Shares	8,240	1	8,240

Subtotal			71,797,670	8

Common Shares	100,734,394	1	100,734,394	4

Total Directors				12

        Accordingly, holders of Series A Common Shares and Preferred Shares, voting as a group, will be entitled to elect eight directors and holders of Common Shares will be entitled to elect four directors.

        Director Voting Sunset Provision.    As noted above, holders of Series A Common Shares and Preferred Shares, on the one hand, and holders of Common Shares, on the other hand, currently vote separately in the election of directors. However, pursuant to the Restated Charter (as defined below), if the number of Series A Common Shares issued and outstanding at any time falls below 500,000, because of the conversion of Series A Common Shares into Common Shares or otherwise, the holders of Series A Common Shares would lose the right to vote as a separate class (together with the holders of any outstanding Preferred Shares which have voting rights), and thereafter the holders of Series A Common Shares, with ten votes per share, and the holders of Common Shares, with one vote per share, (together with the holders of any outstanding Preferred Shares which have voting rights), would vote as a single class in the election of all directors.

What is the voting power of the outstanding shares in matters other than the election of directors?

        The following shows information relating to the outstanding shares and voting power of such shares in matters other than the election of directors as of February 28, 2015:

Class of Stock	Outstanding Shares	Votes per Share	Total Voting Power	Percent
Series A Common Shares	7,178,943	10	71,789,430	56.7%
Common Shares	100,734,394	0.543888	54,788,193	43.3%
Preferred Shares	8,240	1	8,240	*

			126,585,863	100.0%

*
Less than .1%

        Pursuant to the Restated Certificate of Incorporation for TDS (the "Restated Charter"), which effected a reclassification of TDS shares during 2012 (the "Reclassification"), the aggregate voting power of Series A Common Shares and Common Shares in matters other than the election of directors was set at approximately 56.7% and 43.3%, respectively. The initial percentages will be adjusted under certain circumstances, except that the aggregate voting percentage of the Series A Common Shares cannot increase above the initial fixed percentage voting power of approximately 56.7%.

        Based on shares outstanding on February 28, 2015, the per share voting power of the Common Shares for the 2015 Annual Meeting is 0.543888 votes per share, calculated pursuant to Section B.9 of Article IV of the Restated Charter. See the Restated Charter which explains how the relative voting percentages are calculated.

        Voting Power Sunset Provision.    As noted above, the aggregate voting power of Series A Common Shares in matters other than the election of directors can be adjusted, but cannot increase above approximately 56.7%. However, this percentage could decrease. For instance, this could occur if holders of Series A Common Shares convert such shares into Common Shares in order to be able to sell such shares on the NYSE. Accordingly, the Restated Charter effectively has a sunset provision for voting in matters other than the election of directors because, if a sufficient number of Series A Common Shares are converted into Common Shares, the voting power of Series A Common Shares could decline below 50%.

How may shareholders vote with respect to the election of directors in Proposal 1?

        Shareholders may, with respect to directors to be elected by such shareholders:

  •
  vote FOR the election of such director nominees, or

  •
  WITHHOLD authority to vote for such director nominees.

        Your board of directors unanimously recommends a vote FOR its nominees for election as directors.

How may shareholders vote with respect to the ratification of our independent registered public accounting firm for 2014 in Proposal 2?

        Shareholders may, with respect to Proposal 2:

  •
  vote FOR,

  •
  vote AGAINST, or

  •
  ABSTAIN from voting on this proposal.

        Your board of directors unanimously recommends a vote FOR this proposal.

How may shareholders vote with respect to Say-on-Pay in Proposal 3?

        Shareholders may, with respect to Proposal 3:

  •
  vote FOR,

  •
  vote AGAINST, or

  •
  ABSTAIN from voting on this proposal.

        Your board of directors unanimously recommends a vote FOR this proposal.

How does the TDS Voting Trust intend to vote?

        The Voting Trust under Agreement dated June 30, 1989, as amended (the "TDS Voting Trust"), held 6,801,013 Series A Common Shares on February 28, 2015, representing approximately 94.7% of the Series A Common Shares. By reason of such holding, the TDS Voting Trust has the voting power to elect all of the directors to be elected by the holders of Series A Common Shares and Preferred Shares and has approximately 53.7% of the voting power with respect to matters other than the election of directors. The TDS Voting Trust also held 6,134,003 Common Shares on February 28, 2015, representing approximately 6.1% of the Common Shares. By reason of such holding, the TDS Voting Trust has approximately 6.1% of the voting power with respect to the election of directors elected by the holders of Common Shares and an additional 2.6% of the voting power in matters other than the election of directors. Accordingly, the TDS Voting Trust has an aggregate of 56.3% of the voting power in matters other than the election of directors. The TDS Voting Trust does not currently own Preferred Shares.

        The TDS Voting Trust has advised us that it intends to vote:

  •
  FOR the board of directors' nominees for election by the holders of Series A Common Shares and Preferred Shares, and FOR the board of directors' nominees for election by the holders of Common Shares,

  •
  FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015, and

  •
  FOR the Say-on-Pay proposal.

How do I vote?

        Proxies are being requested from the holders of Common Shares in connection with the election of four directors in Proposal 1 and in connection with Proposals 2 and 3.

        Proxies are being requested from the holders of Series A Common Shares and Preferred Shares in connection with the election of eight directors in Proposal 1 and in connection with Proposals 2 and 3.

Whether or not you intend to be present at the meeting, please sign, date and mail your WHITE proxy card(s) in the enclosed business reply envelope to Corporate Election Services, Inc., PO Box 3230, Pittsburgh, PA 15230-0125, or vote by phone or the Internet.

How will proxies be voted?

        All properly voted and unrevoked proxies received in the enclosed form in time for our 2015 Annual Meeting will be voted in the manner directed.

        If no direction is made, a WHITE proxy given by any shareholder will be voted FOR the election of the board of directors' nominees to serve as directors in Proposal 1, FOR Proposal 2 and FOR Proposal 3.

        If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted or abstained with respect to a particular matter, and the shareholder giving such proxy does not attend the 2015 Annual Meeting, such "non-votes" will not be considered present and entitled to vote on such matter. However, the shares represented by such a proxy may be considered present and entitled to vote on other matters and will count for the purpose of determining the presence of a quorum.

        Proxies given pursuant to this solicitation may be revoked at any time prior to the voting of the shares at the 2015 Annual Meeting by written notice to the Secretary of TDS, by submitting a later dated proxy or by attendance and voting in person at the 2015 Annual Meeting.

        The board of directors has no knowledge of any other proposals that may be properly presented at the 2015 Annual Meeting and no other proposals were received by TDS by the date specified by the advance notice provision in TDS' Bylaws. The proxy solicited by the board of directors for the 2015 Annual Meeting confers discretionary authority to the proxies named therein to vote on matters that may properly come before such meeting or any postponement, adjournment or recess thereof, in addition to the foregoing proposals, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

How will my shares be voted if I own shares through a broker?

        If you are the beneficial owner of shares held in "street name" by a broker, bank, or other nominee ("broker"), such broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions.

        If GAMCO solicits proxies for the election of directors, under Rule 452 of the NYSE, your broker will not have "discretionary" authority to vote your shares with respect to any of the proposals. In such event, your broker will only be able to vote your shares if you provide your broker with instructions on how to vote such shares. It is expected that GAMCO will solicit proxies for the election of two candidates for election as directors. See Background of Recent Events below.

        In the event that there are no contested matters at the meeting, the broker may be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case such shares will be treated as non-votes). In addition, whether the broker can or will vote your shares with respect to discretionary items if you have not given instructions to the broker and how such shares may be voted by the broker (i.e., proportionately with voting instructions received by the broker from other shareholders or pursuant to the recommendation of management, etc.) depend on the particular broker's policies. As a result, we cannot advise you whether your broker will or will not vote your shares or how it may vote the shares if it does not receive or have voting instructions from you and, accordingly, recommend that you contact your broker. In general, the ratification of auditors is a discretionary item. On the other hand, matters such as the election of directors, votes on Say-on-Pay, the approval of an equity compensation plan, and shareholder proposals are non-discretionary items. In such cases, if your broker does not have specific or standing instructions, your shares will be treated as non-votes and may not be voted on such matters.

        Accordingly, we urge you to provide instructions to your broker so that your votes may be counted on all matters. If your shares are held in street name, your broker will include a voting instruction card with this 2015 Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction card. Please return your voting instruction card to your broker and/or contact your broker to ensure that a proxy card is voted on your behalf.

What constitutes a quorum for the meeting?

        A majority of the voting power of shares of capital stock in matters other than the election of directors and entitled to vote, represented in person or by proxy, will constitute a quorum to permit the 2015 Annual Meeting to proceed. Withheld votes and abstentions of shares entitled to vote and any non-votes will be treated as present in person or represented by proxy for purposes of establishing a quorum for the meeting. If such a quorum is present or represented by proxy, the meeting can proceed. If the shares beneficially owned by the TDS Voting Trust are present in person or represented by proxy at the 2015 Annual Meeting, such shares will constitute a quorum at the 2015 Annual Meeting to permit the meeting to proceed. In addition, where a separate vote by a class or group is required with respect to a proposal, a quorum is also required with respect to such proposal for the vote to proceed with respect to such proposal.

        In the election of directors, where a separate vote by a class or voting group is required, the holders of a majority of the votes of the stock of such class or group issued and outstanding and entitled to vote with respect to such director election, present in person or represented by proxy, will constitute a quorum with respect to such election. Withheld votes by shares entitled to vote with respect to a director election and non-votes with respect to such director election will be treated as present in person or represented by proxy for purposes of establishing a quorum for such director election. If Series A Common Shares beneficially owned by the TDS Voting Trust are present in person or represented by proxy at the 2015 Annual Meeting, such shares will constitute a quorum at the 2015 Annual Meeting in connection with the election of directors by the holders of Series A Common Shares and Preferred Shares. If a quorum of the holders of Common Shares is not present at the time the 2015 Annual Meeting is convened, the chairman of the meeting or holders of a majority of the voting power in matters other than the election of directors represented in person or by proxy may adjourn the 2015 Annual Meeting with respect to all proposals or only with respect to the election of directors by the holders of Common Shares.

        With respect to Proposals 2 and 3, the holders of a majority of the votes of the stock issued and outstanding and entitled to vote with respect to such proposals, present in person or represented by proxy, will constitute a quorum at the 2015 Annual Meeting in connection with such proposals. Abstentions from voting on such proposals by shares entitled to vote on such proposals and any non-votes with respect to such proposals will be treated as present in person or represented by proxy for purposes of establishing a quorum for such proposals. If TDS shares beneficially owned by the TDS Voting Trust are present in person or represented by proxy at the 2015 Annual Meeting, such shares will constitute a quorum at the 2015 Annual Meeting in connection with such proposals.

        Even if a quorum is present, holders of a majority of the voting stock present in person may adjourn the 2015 Annual Meeting. Because it holds a majority of the voting power of all classes of stock, the TDS Voting Trust has the voting power to approve an adjournment. TDS does not currently have any expectation that the 2015 Annual Meeting would be adjourned for any reason.

What vote is required to elect directors in Proposal 1?

        The holders of Common Shares will vote separately with respect to the election of four directors. The holders of Series A Common Shares and Preferred Shares will vote separately with respect to the election of eight directors.

        Directors will be elected by a plurality of the votes cast in the election of directors by the class or group of shareholders entitled to vote in the election of such directors which are present in person or represented by proxy at the meeting.

        Accordingly, if a quorum exists, the persons receiving a plurality of the votes cast by shareholders entitled to vote with respect to the election of such directors will be elected to serve as directors. Withheld votes and any non-votes with respect to the election of such directors will not be counted as votes cast for the purpose of determining if a director has received a plurality of the votes.

        In the election of directors by holders of Common Shares, each holder of outstanding Common Shares is entitled to one vote for each Common Share held in such holder's name. In the election of directors by holders of Series A Common Shares and Preferred Shares, each holder of outstanding Series A Common Shares is entitled to ten votes for each Series A Common Share held in such holder's name and each holder of outstanding Preferred Shares is entitled to one vote for each Preferred Share held in such holder's name.

What vote is required with respect to Proposals 2 and 3?

        The holders of Common Shares, Preferred Shares and Series A Common Shares will vote together as a single group with respect to Proposals 2 and 3. Based on shares outstanding on February 28, 2015, each holder of outstanding Common Shares was entitled to 0.543888 vote for each Common Share held in such holder's name. Each holder of outstanding Series A Common Shares is entitled to ten votes for each Series A Common Share held in such holder's name. Each holder of outstanding Preferred Shares is entitled to one vote for each Preferred Share held in such holder's name.

        If a quorum is present at the 2015 Annual Meeting, the approval of Proposals 2 and 3 will require the affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on such question which are present in person or represented by proxy at the meeting. Abstentions by shares entitled to vote on such proposals will be treated as votes which could be cast that are present for such purposes and, accordingly, will effectively count as a vote cast against such proposal. Any non-votes with respect to such proposals will not be included in the total of votes which could be cast which are present for purposes of determining whether such proposals are approved, even though they may be included for purposes of determining a quorum.

What does it mean if I receive more than one WHITE proxy card?

        If you hold multiple series of shares, or hold shares in multiple registrations, you will receive a WHITE proxy card for each such account. Please sign, date, and return all WHITE proxy cards you receive as described above. If you choose to vote by phone or Internet, please vote each WHITE proxy card you receive. Only your latest dated proxy for each account will be voted at the 2015 Annual Meeting.

        As noted above, TDS has received a notice from GAMCO that GAMCO intends to nominate two candidates for election by the holders of Common Shares, and you may receive proxy cards from both TDS and GAMCO. Because only the latest dated proxy card for each holding is counted for the election, we may conduct multiple mailings prior to the date of the 2015 Annual Meeting. Therefore, whether or not your initial proxy cards are voted, you may receive more than one WHITE proxy card from TDS for each account or registration. This will also ensure that you receive management's latest proxy information and materials prior to the 2015 Annual Meeting.

        Your board unanimously recommends that you NOT sign any proxy card(s) sent to you by GAMCO. If you have previously signed any proxy card(s) sent to you by GAMCO, you can revoke it by voting the enclosed WHITE proxy card or any subsequent WHITE proxy card provided by TDS.

Can I change my vote or revoke my proxy?

        Yes. You can change your vote or revoke your proxy at any time before it is voted at the 2015 Annual Meeting by voting a later-dated proxy or by voting by ballot at the meeting.

        Voting against or withholding votes with respect to the GAMCO Candidates on a proxy card provided by GAMCO will not be counted as a vote for the TDS nominee(s) and could result in the revocation of any previous vote you may have cast for such TDS nominee(s) on a WHITE proxy card. If you vote a proxy card provided by GAMCO, you have the right to change such vote by voting a WHITE proxy card provided by TDS.

        Only the latest dated proxy card you vote will be counted for election purposes.

Who pays the solicitation expenses for this 2015 Proxy Statement and related TDS materials?

        TDS does. Your proxy is being solicited by the TDS board of directors and its agents, and the cost of solicitation will be paid by TDS. Officers, directors and regular employees of TDS, acting on the behalf of the TDS board of directors, may also solicit proxies by mail, email, advertisement, telephone, telecopy, press release, employee communication, postings on TDS' Internet website and Intranet website or in person. We will not pay such persons additional compensation for their proxy solicitation efforts. TDS has also retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. TDS will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

        TDS expects to pay MacKenzie Partners, Inc. a fee of approximately $350,000 relating to the solicitation of proxies for the contested election of directors in 2015. It is anticipated that MacKenzie Partners, Inc. will employ approximately 60 persons to solicit proxies for the 2015 Annual Meeting. Our expenses related to the solicitation, including expenditures for printing, legal, accounting, public relations, soliciting, advertising and related expenses, including the above fees of MacKenzie Partners, Inc. in excess of those normally spent for an annual meeting with an uncontested director election and excluding salaries and wages of our regular employees and officers, are currently expected to be approximately $725,000, of which approximately $185,000 has been spent to date.

        Due to the notice from GAMCO, Schedules are attached to this 2015 Proxy Statement with certain information required by the SEC's proxy rules, which Schedules are incorporated by reference herein. Schedule I includes certain information about the directors and certain officers and employees of TDS who may solicit proxies and Schedule II sets forth certain additional information with respect to such persons.

Who should I call if I have any questions?

        If you have any questions, or need assistance voting, please contact our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 (Call Toll Free) or (212) 929-5500 (Call Collect) or by email to TDS@mackenziepartners.com.

BACKGROUND OF RECENT EVENTS

        GAMCO has been a shareholder of TDS for many years and currently owns more than 5% of the TDS Common Shares (see "Security Ownership of Certain Beneficial Owners and Management" below). GAMCO manages private advisory accounts, mutual funds and closed-end funds.

        In February 2009, GAMCO notified TDS that it intended to nominate four persons for election as directors by the holders of publicly-traded common stock of TDS at the 2009 annual meeting. Following discussions between TDS and GAMCO, TDS and GAMCO entered into the Settlement Agreement in April 2009. Pursuant to the Settlement Agreement, the TDS board of directors nominated two persons recommended by GAMCO, Clarence A. Davis and Gary L. Sugarman, for election as directors by the holders of publicly-traded common stock at the 2009 annual meeting. As a result, two persons who had been directors of TDS ceased to be directors of TDS at the 2009 annual meeting, and Messrs. Davis and Sugarman were elected as directors of TDS to fill the seats vacated by such persons. Pursuant to the Settlement Agreement, GAMCO withdrew the notice of its intention to nominate four persons as directors and agreed not to nominate persons for election at the 2009 or 2010 annual meeting. The obligations under the Settlement Agreement expired in 2010 and neither TDS nor GAMCO has any further obligations under the Settlement Agreement.

        Notwithstanding the expiration of the obligations under the Settlement Agreement, the TDS board of directors has continued to nominate Clarence A. Davis and Gary L. Sugarman as directors of TDS at subsequent annual meetings. As a result, two of the four incumbent directors who were elected by holders of Common Shares were initially recommended by GAMCO.

        GAMCO nominated a candidate for election as a director by the holders of Common Shares at the 2013 annual meeting, but this candidate did not receive sufficient votes to be elected as a director.

        GAMCO nominated Philip T. Blazek and Walter M. Schenker for election as a director by the holders of Common Shares at the 2014 annual meeting. In 2014, the TDS Corporate Governance and Nominating Committee and the TDS board of directors considered the background, experience and qualifications of Mr. Blazek and Mr. Schenker based upon the information provided and available to them. This included information provided by GAMCO in its notice to TDS, information provided by Mr. Blazek and Mr. Schenker in questionnaires, and information provided by a background check of Mr. Blazek and Mr. Schenker. In 2014, the TDS Corporate Governance and Nominating Committee requested Mr. Blazek and Mr. Schenker to participate in an interview with certain members of the TDS board of directors, but GAMCO objected to Mr. Blazek or Mr. Schenker being interviewed in 2014. As a result, the TDS Corporate Governance and Nominating Committee and the TDS board of directors considered the background, experience and qualifications of Mr. Blazek and Mr. Schenker based on the information that was available to them compared to the background, experience and qualifications of the TDS directors who were then serving as directors elected by the holders of Common Shares (the "2014 TDS Candidates"). Based on this evaluation, the TDS Corporate Governance and Nominating Committee and the TDS board of directors believed that the GAMCO candidates had substantially less experience and qualifications compared to each of the four TDS Board nominees in connection with the 2014 nominations. In addition, the TDS Corporate Governance and Nominating Committee and the board of directors noted a settlement between Mr. Schenker and the SEC in connection with unregistered securities offerings, as described below. Accordingly, in 2014, the TDS Corporate Governance and Nominating Committee recommended that the TDS board of directors nominate the 2014 TDS Candidates for election as directors by the holders of Common Shares and, based on this recommendation the TDS board of directors nominated the 2014 TDS Candidates for election as directors by the holders of Common Shares at the 2014 annual meeting. At the 2014 annual meeting of shareholders, the 2014 TDS Candidates were elected as directors and neither Mr. Blazek nor Mr. Schenker received sufficient votes to be elected as a director.

        On November 26, 2014, GAMCO filed an amendment to its Schedule 13D with respect to TDS Common Shares in which it stated: "In light of the upcoming deadlines to submit shareholder proposals and director nominations for consideration at the Issuer's 2015 Annual Meeting of Shareholders, GAMCO, on behalf of its investment advisory clients, is currently evaluating all options available to it."

        On February 5, 2015, representatives of TDS, LeRoy T. Carlson, Jr., President and CEO, Jane W. McCahon, Vice President—Corporate Relations and Corporate Secretary, and Peter L. Sereda, Senior Vice President—Finance and Treasurer, attended a previously scheduled meeting with Mario Gabelli, Chairman and CEO of GAMCO, to discuss matters relating to the business of TDS and its subsidiaries.

        On February 19, 2015, GAMCO sent a notice to TDS and filed an amendment to its Schedule 13D with respect to TDS Common Shares disclosing its intention to nominate each of Philip T. Blazek and Walter M. Schenker, who we refer to as the "GAMCO Candidates," for election as a director at the 2015 Annual Meeting by the holders of Common Shares.

        On February 20, 2015, Jane W. McCahon requested the GAMCO Candidates to provide a consent to a background check and to complete a Director Candidate Questionnaire and both such candidates complied with this request.

        In addition, on February 20, 2015, Ms. McCahon requested each of the candidates to participate in an interview requested by the TDS Corporate Governance and Nominating Committee (the members of which are Walter C.D. Carlson (chairman), LeRoy T. Carlson, Jr. and Mitchell H. Saranow). Because Mr. Saranow is elected by the holders of Common Shares and may be running for election against the GAMCO Candidates, the Committee determined that the interviews would be conducted by Walter C.D. Carlson, LeRoy T. Carlson, Jr., and Herbert S. Wander, an independent director. Each of such directors is elected by the holders of Series A Common Shares and, accordingly, would not be running for election against the GAMCO Candidates.

        Accordingly, on March 6, 2015, Walter C.D. Carlson, LeRoy T. Carlson, Jr. and Herbert S. Wander held calls with each of Philip T. Blazek and Walter M. Schenker to interview them. On these calls, the GAMCO Candidates were asked questions about their background, experience and qualifications for serving as directors of TDS and other matters.

        The TDS Corporate Governance and Nominating Committee and the board of directors do not believe that any additional or updated information that they received on the background, experience and qualifications of the GAMCO Candidates since the 2014 annual meeting of shareholders provided any reason for them to change their views of the relative strengths of the background, experience and qualifications of the GAMCO Candidates.

        On March 9, 2015, the TDS Corporate Governance and Nominating Committee met and discussed the background, experience and qualifications of the GAMCO Candidates as well as of the persons currently serving as directors. Based on this, the TDS Corporate Governance and Nominating Committee determined to recommend that Clarence A. Davis, George W. Off, Mitchell H. Saranow and Gary L. Sugarman (currently incumbent directors who were elected by the holders of Common Shares at the 2014 annual meeting), be nominated for election as directors by the holders of Common Shares at the 2015 Annual Meeting (except that Mr. Saranow abstained with respect to his nomination).

        Based on the foregoing considerations, on March 11, 2015, the TDS Corporate Governance and Nominating Committee unanimously recommended that the TDS board of directors nominate Messrs. Davis, Off, Saranow and Sugarman for election as directors by the holders of Common Shares (except that Mr. Saranow abstained with respect to his recommendation). Based on the recommendation of the TDS Corporate Governance and Nominating Committee and the foregoing considerations, on March 11, 2015, the TDS board of directors nominated Messrs. Davis, Off, Saranow and Sugarman for election as directors by the holders of Common Shares at the 2015 Annual Meeting.

        The following describes what the TDS Corporate Governance and Nominating Committee and the board of directors believe are the relative strengths of the four TDS Board nominees compared to the GAMCO Candidates.

        The background and experience of the TDS Board nominees are believed to be more significant and more relevant to TDS, and broader, than the background and experience of the GAMCO Candidates. The following summarizes certain of the background and experience of the TDS Board nominees, which are more fully described below under "Election of Directors."

          Clarence A. Davis.    Mr. Davis has significant business and accounting experience. In addition to being a director of TDS since 2009, he is a director of two GAMCO investment funds, one of which is listed on the NYSE, was a director and CEO of Nestor, Inc. (formerly NASDAQ: NEST), and was a director of Sonesta International Hotels (formerly NASDAQ: SNSTA) and Pennichuck Corp. (formerly NASDAQ: PNNW). He was the former CFO and COO of the American Institute of Certified Public Accountants. He has substantial audit committee experience, including on the TDS Audit Committee as a designated audit committee financial expert.

          George W. Off.    Mr. Off has significant business and executive management experience as the former CEO of retail marketing and technology companies. In addition to being a director of TDS since 1997, he has been a director and CEO of Checkpoint Systems, Inc. (NYSE: CKP) and Catalina Marketing Corporation, which at the time was a NYSE listed company (formerly NYSE: POS). He has substantial board experience, and has been the chairperson of the TDS Audit Committee and served as a member of the TDS Compensation Committee for many years.

          Mitchell H. Saranow.    Mr. Saranow is a certified public accountant and has been a lawyer, investment banker and a CFO, CEO and/or Chairman at several companies. In addition to being a director of TDS since 2004, Mr. Saranow has been an officer and/or director of Navigant Consulting, Inc. (NYSE: NCI), Lawson Products, Inc. (NASDAQ: LAWS), North American Scientific, Inc. (formerly NASDAQ: NASM) and Telular Corp. (formerly NASDAQ: WRLS). Mr. Saranow also has founded, co-founded or acquired, developed and sold several ventures. He worked as an investment banker specializing in financing cable television companies. As a result, he has significant experience with public companies and their boards of directors, as well as a background in accounting, finance, law and business development. He has been a member of the audit committees of several public companies and was designated an audit committee financial expert by two of such companies, including TDS.

          Gary L. Sugarman.    Mr. Sugarman has significant management experience in communications companies and is experienced in telecom mergers and acquisitions. In addition to being a director of TDS since 2009, Mr. Sugarman is a director of Otelco, Inc. (NASDAQ: OTEL) and LICT Corporation (OTC: LICT). He has held various operating positions, including Director of Business Development, at Rochester Telephone Company (now known as Frontier Corporation (NYSE: FTR)). He has financial expertise as the founder and managing member of Richfield Capital Partners. He is also a member of the TDS Compensation Committee.

        In comparison, the following are excerpts about the background and experience of the GAMCO Candidates from GAMCO's notice to TDS dated February 19, 2015:

          Philip T. Blazek.    "Since 2013, he serves as President of Special Diversified Opportunities Inc. (OTC Markets: SDOI), leading the company through the sale of its operating assets and strategic alternatives to deploy the proceeds. In 2012, he was Managing Director at Korenvaes Management, a debt and equity investment fund. From 2008 through 2011, Mr. Blazek was President and Chief Investment Officer of Blazek Crow Holdings Capital, an equity small cap value investment fund he founded with the Crow Holdings Family Office. From 2005 to 2008, he was a Partner at Greenway Capital, investing and providing growth capital to small cap companies. His investment banking advisory tenure included Dresdner Kleinwort Wasserstein (formerly Wasserstein Perella) from 1996 to 2004 and the Investment Banking Division (Telecom/Media/Technology Group) of Goldman Sachs from 1991 to 1994."

          Walter M. Schenker.    "Mr. Schenker has worked in the investment business for over 40 years. He worked for a number of leading brokerage/investment banks as well as money management firms. In 1999, he was one of the founders of Titan Capital Management, a registered investment advisor and hedge fund. In June 2010, after the retirement of Mr. Schenker's partner, he founded MAZ Capital Advisors where he is self-employed. Since the mid-1970's Mr. Schenker has followed the automotive parts industry and in the 1970's and 1980's published significant research on the industry and was quoted in major publications. Mr. Schenker has worked with public and private companies to advise and assist with raising capital. Mr. Schenker has been the lead plaintiff in securities class actions, and is knowledgeable on corporate governance issues. Mr. Schenker has served as a director of Sevcon, Inc. (NasdaqCM: SEV) since December 2013, where he also serves as Chairman of its board's compensation committee."

        Each of the four TDS Board nominees has experience as a director of TDS ranging from about 6 to 18 years. TDS is identified as number 504 in the list of Fortune 1000 companies and is considerably larger than any company of which Mr. Blazek or Mr. Schenker has served as a director and/or officer. In addition, the TDS Board nominees have various other public company board experience as noted above. In comparison, it is believed that the GAMCO Candidates have much more limited public company experience.

        Each of the four TDS Board nominees has experience with the businesses in which TDS is engaged (wireline, wireless, cable and hosted & managed services) as a result of having served as a TDS director from a range of about 6 to 18 years. In addition, Gary L. Sugarman has substantial other experience with other communications companies, as noted above. It is believed that neither of the GAMCO Candidates has any experience as a director or officer of a company that has businesses similar in nature to any of the TDS businesses or any other comparable experience with such businesses. Philip T. Blazek has some recent experience—since 2013—as the president of a small public company (less than $50 million in market cap), but he is not believed to be a director. Walter M. Schenker has some recent experience—since December 2013—as a director of a small public company (less than $50 million in market cap) as a result of a nomination by GAMCO, but he is not believed to be an officer.

        Accordingly, the TDS Corporate Governance and Nominating Committee and the board of directors believe that the GAMCO Candidates have substantially less experience and qualifications compared to each of the four TDS Board nominees.

        In addition, the TDS Corporate Governance and Nominating Committee and the board of directors noted the following background information with respect to Mr. Schenker. The GAMCO notice delivered to TDS on February 19, 2015 stated that "In 2007, TCMP3 Partners, L.P., its general partner TCMP3 Capital LLC, its investment manager Titan Capital Management, LLC, and portfolio managers Steven E. Slawson and Walter M. Schenker, agreed to a settlement with the SEC in connection with unregistered securities offerings, which are commonly referred to as "PIPEs" (Private Investment in Public Entity). The settlement was reached without admitting or denying the allegations of the complaint."

        Each of the participants in the solicitation of proxies on behalf of the TDS board of director has a substantial interest in the election of directors at the 2015 Annual Meeting as an incumbent director, director nominee, officer and/or employee of TDS engaged in the solicitation of proxies. See the Schedules attached hereto for more information with respect to the interests of such participants.

        Your board unanimously recommends that the holders of Common Shares vote FOR the election of Clarence A. Davis, George W. Off, Mitchell H. Saranow and Gary L. Sugarman as directors.

        Please cast your vote for the nominees of our board of directors by voting the enclosed WHITE proxy card(s). The TDS board of directors urges shareholders NOT to vote any proxy cards distributed by GAMCO.

        YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN. PLEASE SIGN AND DATE THE ENCLOSED WHITE PROXY CARD(S) AND MAIL SUCH CARD(S) IN THE ENCLOSED BUSINESS REPLY ENVELOPE PROMPTLY, OR VOTE BY PHONE OR ON THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE WHITE PROXY CARD(S). PROPERLY VOTING THE ENCLOSED WHITE PROXY CARD(S) AUTOMATICALLY REVOKES ANY PROXY PREVIOUSLY VOTED BY YOU.

        WE URGE YOU TO ONLY VOTE WHITE PROXY CARD(S) DISTRIBUTED BY TDS AND DISREGARD ANY OTHER PROXY CARDS THAT YOU MAY RECEIVE. If you vote a proxy card provided by GAMCO, you have the right to change such vote by voting a WHITE proxy card provided by TDS.

        REMEMBER, ONLY YOUR LATEST DATED PROXY CARD WILL COUNT AT THE MEETING.

PROPOSAL 1
ELECTION OF DIRECTORS

        The terms of all incumbent directors will expire at the 2015 Annual Meeting. The board of directors' nominees for election of directors are identified in the tables below. Each of the nominees has consented to be named in the 2015 Proxy Statement and consented to serve if elected. The age of the following persons is as of the date of this 2015 Proxy Statement.

To be Elected by Holders of Common Shares

Name	Age	Position with TDS and Principal Occupation	Served as Director since
Clarence A. Davis	73	Director of TDS and Business Consultant	2009
George W. Off	68	Director of TDS, Private Investor and retired Director and Chairman of Checkpoint Systems, Inc.	1997
Mitchell H. Saranow	69	Director of TDS and Chairman of The Saranow Group, L.L.C.	2004
Gary L. Sugarman	62	Director of TDS, Managing Member—Richfield Capital Partners and Principal of Richfield Associates, Inc.	2009

        Your board of directors unanimously recommends a vote "FOR" the election of each of the above nominees for election by the holders of Common Shares on the enclosed WHITE proxy card(s) and urges you not to sign or return any proxy card that you may receive from GAMCO.

To be Elected by Holders of Series A Common Shares and Preferred Shares

Name	Age	Position with TDS and Principal Occupation	Served as Director since
LeRoy T. Carlson, Jr.	68	Director and President and Chief Executive Officer of TDS	1968
Letitia G. Carlson, M.D.	54	Director of TDS and Physician and Associate Clinical Professor at George Washington University Medical Center	1996
Prudence E. Carlson	63	Director of TDS and Private Investor	2008
Walter C.D. Carlson	61	Director and non-executive Chairman of the Board of TDS and Partner, Sidley Austin LLP, Chicago, Illinois	1981
Kenneth R. Meyers	61	Director of TDS and President and Chief Executive Officer of U.S. Cellular (a deemed executive officer of TDS)	2007
Christopher D. O'Leary	55	Director of TDS and Executive Vice President, Chief Operating Officer—International of General Mills, Inc.	2006
Herbert S. Wander	80	Director of TDS and Of Counsel, Katten Muchin Rosenman LLP, Chicago, Illinois	1968
David A. Wittwer	54	Director of TDS and President and Chief Executive Officer of TDS Telecommunications Corporation (a deemed executive officer of TDS)	August 2014

        Your board of directors unanimously recommends a vote "FOR" the election of each of the above nominees for election by the holders of Series A Common Shares on the enclosed WHITE proxy card(s).

Background of Board of Directors' Nominees

        The following briefly describes the business experience during at least the past five years of each of the nominees, including each person's principal occupation(s) and employment during at least the past five years; the name and principal business of any corporation or other organization in which such occupation(s) and employment were carried on; and whether such corporation or organization is a parent, subsidiary or other affiliate of TDS. The following also indicates any other directorships held, including any other directorships held during at least the past five years, by each nominee in any SEC registered company or any investment company, and the identity of such company.

        In addition, the following also briefly discusses the specific experience, qualifications, attributes or skills that led to the conclusion that each such person should serve as a director of TDS, in light of TDS' business and structure, including information about the person's particular areas of expertise or other relevant qualifications. Except as discussed below under "Director Nomination Process", TDS does not have any specific, minimum qualifications that the board believes must be met by a nominee for a position on the TDS board of directors, or any specific qualities or skills that the board believes are necessary for one or more of the TDS directors to possess. The TDS board believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors. The TDS board has consistently sought to nominate to the board of directors eminently qualified individuals whom the board believes would provide substantial benefit and guidance to TDS. Also, as discussed below under "Director Nomination Process", TDS believes that it is desirable for directors to have diverse backgrounds, experience, skills and other characteristics. In addition, the conclusion of which persons should serve as directors of TDS is based in part on the fact that TDS is a controlled company with a capital structure in which different classes of stock vote for different directorships. In particular, as discussed under "Director Nomination Process", because the TDS Voting Trust has over 90% of the voting power in the election of directors elected by holders of Series A Common Shares and Preferred Shares, nominations of directors for election by the holders of Series A Common Shares and Preferred Shares are based on the recommendation of the trustees of the TDS Voting Trust.

Nominees for Election by Holders of Common Shares

        Clarence A. Davis.    Clarence A. Davis is currently a director who was last elected by the holders of Common Shares at the 2014 annual meeting. He initially was nominated to the TDS board of directors pursuant to a Settlement Agreement with GAMCO relating to a proxy contest in 2009 as indicated above. Although TDS initially nominated Mr. Davis to the TDS board of directors in 2009 as part of such settlement, after observing the performance and contributions of Mr. Davis on the TDS board of directors since that time, the TDS board of directors has re-nominated Mr. Davis to the TDS board of directors each year since 2010. The following provides information on the background of Mr. Davis, including the specific factors that led to the conclusion that he should serve as a director of TDS:

        Mr. Davis has experience with TDS and its subsidiaries and the industries in which they operate as a director of TDS since 2009. He has also been a member of the TDS Audit Committee since 2010 and has been designated an "audit committee financial expert" on that committee since 2012.

        Mr. Davis is currently a business consultant.

        Mr. Davis was previously a director of Nestor, Inc., a software solutions company (formerly NASDAQ: NEST), and was a member and the chairman of Nestor's audit committee. He was the chief executive officer and an employee of Nestor from 2007 until 2009. Within the last ten years, Nestor successfully petitioned the Rhode Island Superior Court for a court-appointed receiver who assumed all aspects of the company's operations in 2009. The receiver sold the assets of Nestor to American Traffic Solutions in 2009. Mr. Davis ceased to be a director of Nestor at that time.

        From 2006 to 2007, Mr. Davis was an independent consultant, and from 2005 through 2006, he served as a consultant to the National Headquarters, American Red Cross, which provides disaster relief, health and safety courses, humanitarian services and other services around the world.

        Prior thereto, Mr. Davis was employed by the American Institute of Certified Public Accountants ("AICPA"), serving as chief financial officer from 1998 through 2000 and chief operating officer from 2000 through 2005.

        Prior thereto, Mr. Davis operated Clarence A. Davis Enterprises, Inc., a financial and organizational consulting firm, between 1990 and 1998.

        Mr. Davis was an accountant at the public accounting firm of Spicer & Oppenheim and a predecessor public accounting firm between 1967 and 1990, and was a partner at such firm between 1979 and 1990.

        Mr. Davis is a Certified Public Accountant (inactive). Mr. Davis has a Bachelor of Science degree in Accounting from Long Island University.

        Mr. Davis is, and has been since 2007, a member of the board of directors of The Gabelli SRI Green Fund, and a member of the board of trustees of The GDL Fund (NYSE: GDL), which are registered investment companies that are managed by GAMCO. Mr. Davis is a member of the audit committee of each of such funds. (As noted above, TDS was previously a party to a Settlement Agreement with GAMCO that resulted in the initial nomination of Mr. Davis as a director of TDS in 2009.)

        In addition, between 2009 and 2012, Mr. Davis was a director of Sonesta International Hotels (formerly NASDAQ: SNSTA), a company that operates hotels, and was a member of its audit committee. Sonesta International Hotels was acquired in 2012 and Mr. Davis is no longer a director thereof or member of its audit committee.

        Between 2009 and 2012, Mr. Davis was a director of Pennichuck Corp. (formerly NASDAQ: PNNW), a water utility company, and was a member of its audit committee. Pennichuck Corp. was acquired in 2012 and Mr. Davis is no longer a director thereof or member of its audit committee.

        Since 2011, Mr. Davis has been a director and Chairman of Bizequity.com, a private company and website that provides capital, knowledge and talent for emerging growth companies.

        Between 2005 and 2006, Mr. Davis was a director of Oneida Ltd., a privately-held company which designs and distributes stainless steel and silverplated flatware.

        Mr. Davis is a member of the board of directors of West Broad Street YMCA in Savannah, Georgia, and is named in Who's Who Among African Americans.

        Mr. Davis brings to the TDS board of directors substantial experience, expertise and qualifications as a director of TDS for several years, as a director and former chief executive officer of a public technology company, as a chief financial officer and chief operating officer of the AICPA and as a director or trustee of investment funds. In addition, he has substantial experience, expertise and qualifications in accounting as a result of having been a chief financial officer of the AICPA and a Certified Public Accountant in a public accounting firm for many years, and as a result of being or having been a member of six audit committees, including the TDS Audit Committee since 2010. Further, his background and attributes bring diversity to the board.

        George W. Off.    George W. Off is currently a director who was last elected by the holders of Common Shares at the 2014 annual meeting. Mr. Off was initially nominated as a director based on a search conducted by TDS' executive search firm. The following provides information on the background of Mr. Off, including the specific factors that led to the conclusion that he should serve as a director of TDS:

        Mr. Off has significant experience with TDS and its subsidiaries and the industries in which they operate as a director of TDS since 1997. He has also been a member of the TDS Compensation Committee (including its predecessor committee) since 1997 and a member and chairperson of the TDS Audit Committee since 1997.

        After many years of high-level business experience, Mr. Off is now a private investor.

        In 2012, Mr. Off was appointed as a director of The Retail Equation, a privately-held company that provides solutions to retailers to optimize revenues and margins.

        In 2011, Mr. Off was appointed as a director and interim chief executive officer of Catalina Marketing Corporation, a privately-held provider of in-store electronic marketing services, of which Mr. Off was previously an officer and director, as discussed below. Mr. Off served as a director and interim chief executive officer until the appointment of a permanent replacement in 2011.

        Before he retired in 2009, Mr. Off was a director of Checkpoint Systems, Inc. (NYSE: CKP) from 2002 to 2009, and was its chairman between 2002 and 2008. He was also the chief executive officer of Checkpoint Systems, Inc. between 2002 and 2007. Checkpoint Systems is a multinational manufacturer and marketer of integrated system solutions for retail security, labeling and merchandising.

        Prior to that, Mr. Off was chairman of the board of directors of Catalina Marketing Corporation, which at the time was a NYSE listed company (formerly NYSE: POS), from 1998 until 2000. Mr. Off served as president and chief executive officer of Catalina from 1994 to 1998. Catalina was acquired and became privately-held in 2007.

        Between 2011 and 2012, Mr. Off was a director of Infinian Mobile Commerce & Analytic Solutions Inc., a private start-up company that provides promotions and coupons for mobile phones.

        Mr. Off has a Bachelor of Science degree from the Colorado School of Mines.

        Mr. Off brings to the TDS board of directors substantial experience, expertise and qualifications as a director of TDS for many years. He also has significant experience in marketing and management as a result of his prior positions as a director and as chief executive officer and chairman of Checkpoint Systems, Inc. and of Catalina Marketing Corporation. Because of the retail nature of the TDS businesses, the TDS board of directors believes that it is highly desirable to have a director with significant knowledge and experience in retail and marketing, as well as significant, high-level experience in managing retail businesses. In addition, Mr. Off has significant experience as a member of the TDS Audit Committee and the TDS Compensation Committee for many years.

        Mitchell H. Saranow.    Mitchell H. Saranow is currently a director who was last elected by the holders of Common Shares at the 2014 annual meeting. The following provides information on the background of Mr. Saranow, including the specific factors that led to the conclusion that he should serve as a director of TDS:

        Mr. Saranow has significant experience with TDS and its subsidiaries and the industries in which they operate as a director of TDS since 2004. He has also been a member of the TDS Audit Committee and designated an "audit committee financial expert" on that committee since 2004. He has also been a member of the TDS Corporate Governance and Nominating Committee since 2007.

        Mr. Saranow is chairman of The Saranow Group, L.L.C., a family-owned investment company he founded in 1984, through which Mr. Saranow founded or co-founded, developed and sold several successful ventures.

        Mr. Saranow was chairman of SureTint Technologies, LLC, a privately-held company which he founded that is involved in commercializing a series of Mr. Saranow's inventions in the field of hair color preparation, from 2008 to 2013.

        In addition, he served as chairman and managing general partner of Fluid Management, L.P. for more than five years until it was acquired in 1996. Fluid Management was a privately-held specialized equipment manufacturer which was the world leader in designing, manufacturing and distributing custom color dispensing and mixing equipment for the paint, coatings, ink and personal care industries.

        Mr. Saranow was chairman of the board and co-chief executive officer of Navigant Consulting, Inc. (NYSE: NCI), which provides consulting services to various industries on an international level, from 1999 to 2000. During this period, Mr. Saranow was also a director of Navigant Consulting, Inc. and a member of its audit committee.

        Earlier in his career, Mr. Saranow was vice president and chief financial officer of CFS Continental, Inc. (formerly OTC: CFS), the nation's second largest food service distribution company, vice president of finance and law of Sunmark Companies, a privately-held snack food manufacturer, a venture capital officer at Warburg, Paribus, Becker, Inc., specializing in financing cable television companies, and an attorney with Mayer, Brown and Platt in Chicago, Illinois.

        Mr. Saranow is also a Certified Public Accountant (inactive) and was a senior lecturer in financial reporting and controls at Harvard Business School.

        Within the last ten years, Mr. Saranow served as chief executive officer of two related Dutch companies which were sold under Dutch insolvency laws in 2008.

        Mr. Saranow also was formerly a director of Lawson Products, Inc. (NASDAQ: LAWS), which distributes industrial maintenance and repair supplies, North American Scientific, Inc. (formerly NASDAQ: NASM), which designs, develops, manufactures, and sells radioisotopic products for the treatment of cancer, and Telular Corp. (formerly NASDAQ: WRLS), which designs, develops, manufactures and markets fixed cellular products. At Lawson Products, Mr. Saranow was a member and chairman of the nominating and corporate governance committee and the financial strategies committee and was a member of the audit committee and the compensation committee. Mr. Saranow also was a member and an "audit committee financial expert" of the audit committee of North American Scientific and a member and chairman of the audit committee of Telular Corp.

        Mr. Saranow has a JD/MBA degree from Harvard University.

        Mr. Saranow brings to the TDS board of directors substantial experience, expertise and qualifications as a director of TDS for many years, and a result of his extensive background. Mr. Saranow is a Certified Public Accountant (inactive) and formerly was a senior lecturer in financial reporting and controls at Harvard Business School. He has been an accountant, lawyer and investment banker and a chief financial officer, chief executive officer and/or chairman at multiple companies. Mr. Saranow has founded or co-founded, developed and sold several ventures. He has significant experience as an officer of two public companies, and a director of five public companies, including TDS. He has been a member of the audit committees of all five of the companies on which he served as a director, and was designated an audit committee financial expert by two of such companies, including TDS. In addition, Mr. Saranow brings to the board of directors experience and qualifications with respect to TDS and the telecommunications industry as a result of his earlier experience in the cable television industry and his service as a director of TDS and as an audit committee financial expert on the TDS Audit Committee for over five years. In addition, he has significant experience as a member of the TDS Corporate Governance and Nominating Committee for many years.

        Gary L. Sugarman.    Gary L. Sugarman is currently a director who was last elected by the holders of Common Shares at the 2014 annual meeting. He initially was nominated to the TDS board of directors pursuant to a Settlement Agreement with GAMCO relating to a proxy contest in 2009 as indicated above. Although TDS initially nominated Mr. Sugarman to the TDS board of directors in 2009 as part of such settlement, after observing the performance and contributions of Mr. Sugarman on the TDS board of directors since that time, the TDS board of directors has re-nominated Mr. Sugarman to the TDS board of directors each year since 2010. The following provides information on the background of Mr. Sugarman, including the specific factors that led to the conclusion that he should serve as a director of TDS:

        Mr. Sugarman has experience with TDS and its subsidiaries and the industries in which they operate as a director of TDS since 2009. In addition, Mr. Sugarman has been a member of the TDS Compensation Committee since 2010.

        Mr. Sugarman was appointed as a director of Otelco Inc. (NASDAQ: OTEL), a telecommunications company, and a member and the chairman of its nominating and corporate governance committee, in 2013.

        Mr. Sugarman founded and has been the managing member of Richfield Capital Partners, a private venture capital firm, since 2010. Mr. Sugarman is also principal of Richfield Associates, Inc., a privately-held telecom investment/merchant banking firm he founded in 1994.

        In 2010, Richfield Capital Partners invested in FXecosystem, Inc., a private infrastructure provider to foreign exchange markets. In connection with this investment, Mr. Sugarman became a director and executive chairman of FXecosystem, Inc. He served in this capacity between 2010 and 2013.

        Previously, Mr. Sugarman was the executive chairman of Veroxity Technology Partners, a privately-held facilities-based fiber network provider, between 2007 and 2010.

        Mr. Sugarman was on the board of directors of PrairieWave Communications, Inc., a privately-held over-builder providing telecommunications and cable television service in South Dakota, Iowa and Minnesota, from 2003 until it was sold in 2007.

        Prior to that, he served as chairman and chief executive officer of Mid-Maine Communications, a privately-held facilities-based telecom company, from the time he co-founded the company in 1994 until it was sold in 2006.

        Prior thereto, Mr. Sugarman held various operating positions at Rochester Telephone Company (now known as Frontier Corporation (NYSE: FTR)), a public telecommunications company, from 1984 to 1991, including as Director of Business Development, in which capacity he was involved in many acquisitions and other development activities in the telecommunications industry.

        Mr. Sugarman is currently a director of LICT Corporation (OTC: LICT), a telecommunications company that provides broadband and voice services. (Mario J. Gabelli, who is the chairman of and may be deemed to control LICT Corporation, controls GAMCO. As noted above, TDS was previously a party to a Settlement Agreement that resulted in the initial nomination of Mr. Sugarman as a director of TDS in 2009.)

        Mr. Sugarman has an MBA from the University at Buffalo—State University of New York.

        Mr. Sugarman brings to the TDS board of directors substantial experience, expertise and qualifications as a director of TDS for several years, and in the telecommunications industry as a result of his current positions at Otelco Inc. and LICT Corporation and his many years of prior experience with other companies in the telecommunications industry. Mr. Sugarman also has management experience as past executive chairman of FXecosystem, Inc. and Veroxity Technology Partners and as chairman and chief executive officer of Mid-Maine Communications, a company that he co-founded, has been a director of business development of a public telecommunications company and has substantial experience in acquisitions and development activities in the telecommunications industry. In addition, he has experience as a member of the TDS Compensation Committee since 2010.

        Your board of directors unanimously recommends a vote "FOR" each of the above nominees for election by the holders of Common Shares.

Nominees for Election by Holders of Series A Common Shares and Preferred Shares

        LeRoy T. Carlson, Jr.    LeRoy T. Carlson, Jr. is currently a director who was last elected by the holders of Series A Common Shares and Preferred Shares at the 2014 annual meeting. The following provides information on the background of Mr. Carlson, including the specific factors that led to the conclusion that he should serve as a director of TDS:

        Mr. Carlson has extensive experience with TDS and its subsidiaries and the industries in which they operate as an investor in TDS for many years, a trustee of the TDS Voting Trust for many years, and an officer and/or director of TDS since TDS was founded in 1968. He has also been a member of the TDS Corporate Governance and Nominating Committee since 2004.

        LeRoy T. Carlson, Jr. is TDS' President and Chief Executive Officer (an executive officer of TDS). He has been TDS' President since 1981 and its Chief Executive Officer since 1986.

        LeRoy T. Carlson, Jr. has been a director of United States Cellular Corporation (NYSE: USM), a subsidiary of TDS which operates and invests in wireless telephone companies and properties ("U.S. Cellular"), since 1984, and has been its Chairman (an executive officer) since 1989. He has also been a director of TDS Telecommunications Corporation, a wholly owned subsidiary of TDS which operates TDS' Wireline, HMS and Cable segments ("TDS Telecom"), and its Chairman (an executive officer) since 1990.

        Mr. Carlson was previously a director of former TDS subsidiaries Aerial Communications, Inc. (formerly NASDAQ: AERL), which developed and operated wireless personal communications services, and American Paging, Inc. (formerly AMEX: APP), which operated wireless paging services.

        Mr. Carlson has an MBA from Harvard University.

        Mr. Carlson is one of the four largest beneficial owners of TDS Series A Common Shares and also beneficially owns a significant number of TDS Common Shares.

        Mr. Carlson brings to the TDS board of directors substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of his many years as an investor in TDS, a trustee of the TDS Voting Trust, a director and President and Chief Executive Officer of TDS, and a director and Chairman of its two principal business units. As the senior executive officer of TDS and each of its business units, the board of directors considers it essential that Mr. Carlson serve on the TDS board to provide the board with his views on strategy and operations of TDS and its business units. In addition, as a shareholder with a significant economic stake in TDS, Mr. Carlson provides to the TDS board of directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders. He also has experience as a member of the TDS Corporate Governance and Nominating Committee since 2004.

        LeRoy T. Carlson, Jr. is the son of LeRoy T. Carlson and the brother of Walter C.D. Carlson, Letitia G. Carlson, M.D. and Prudence E. Carlson.

        Letitia G. Carlson, M.D.    Letitia G. Carlson, M.D. is currently a director who was last elected by the holders of Series A Common Shares and Preferred Shares at the 2014 annual meeting. The following provides information on the background of Dr. Carlson, including the specific factors that led to the conclusion that she should serve as a director of TDS:

        Dr. Carlson has significant experience with TDS and its subsidiaries and the industries in which they operate as an investor in TDS for many years, as a trustee of the TDS Voting Trust for many years, and as a director of TDS since 1996.

        Dr. Carlson has been a physician at George Washington University Medical Center since 1990.

        At such medical center, she was a primary care fellow between 1990 and 1992, an assistant professor between 1992 and 2001 and an assistant clinical professor between 2001 and 2003, and has been an associate clinical professor since 2003.

        Dr. Carlson has an M.D. from Harvard Medical School.

        Dr. Carlson is one of the four largest beneficial owners of TDS Series A Common Shares and also beneficially owns a significant number of TDS Common Shares.

        Dr. Carlson brings to the TDS board of directors substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of her many years as an investor in TDS, as a trustee of the TDS Voting Trust, and as a director of TDS. Further, her background and attributes bring diversity to the board. In addition, as a shareholder with a significant economic stake in TDS, Dr. Carlson provides to the TDS board of directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders.

        Dr. Carlson is the daughter of LeRoy T. Carlson and the sister of LeRoy T. Carlson, Jr., Walter C.D. Carlson and Prudence E. Carlson.

        Prudence E. Carlson.    Prudence E. Carlson is currently a director who was last elected by the holders of Series A Common Shares and Preferred Shares at the 2014 annual meeting. She was initially elected as a director based on the recommendation of the trustees of the TDS Voting Trust, which holds over 90% of the Series A Common Shares. The following provides information on the background of Ms. Carlson, including the specific factors that led to the conclusion that she should serve as a director of TDS:

        Ms. Carlson has significant experience with TDS and its subsidiaries and the industries in which they operate as an investor in TDS for many years, as a trustee of the TDS Voting Trust for many years, and as a director of TDS since 2008.

        Ms. Carlson has a Bachelor of Arts degree from Harvard University.

        Ms. Carlson has been a private investor for more than five years. Ms. Carlson is one of the four largest beneficial owners of TDS Series A Common Shares and also beneficially owns a significant number of TDS Common Shares.

        Ms. Carlson is the daughter of LeRoy T. Carlson and the sister of LeRoy T. Carlson, Jr., Walter C.D. Carlson and Letitia G. Carlson, M.D. Ms. Carlson was elected to the TDS board of directors in 2008 to fill the vacancy created on the board of directors by the decision of LeRoy T. Carlson not to stand for election in 2008. As a director elected by the holders of Series A Common Shares and Preferred Shares, the decision to nominate Ms. Carlson was based primarily on the recommendation of the trustees of the TDS Voting Trust.

        Ms. Carlson brings to the TDS board of directors experience with respect to TDS and its subsidiaries and the industries in which they operate as a result of her many years as an investor in TDS, as a trustee of the TDS Voting Trust, and as a director of TDS. Further, her background and attributes bring diversity to the board. In addition, as a shareholder with a significant economic stake in TDS, Ms. Carlson provides to the TDS board of directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders.

        Walter C.D. Carlson.    Walter C.D. Carlson is currently a director who was last elected by the holders of Series A Common Shares and Preferred Shares at the 2014 annual meeting. The following provides information on the background of Mr. Carlson, including the specific factors that led to the conclusion that he should serve as a director of TDS:

        Mr. Carlson has significant experience with TDS and its subsidiaries and the industries in which they operate as an investor in TDS for many years, as a trustee of the TDS Voting Trust for many years, and as a director of TDS since 1981. In addition, he has been the non-executive Chairman of the Board of TDS since 2002. He has also been a member and the chairperson of the TDS Corporate Governance and Nominating Committee since 2004.

        Mr. Carlson has been a partner of the law firm of Sidley Austin LLP since 1986 and is a member of its executive committee. Mr. Carlson is an experienced litigator, and has represented public and private corporate clients in a variety of types of specialized and general commercial litigation. The law firm of Sidley Austin LLP provides legal services to TDS, U.S. Cellular and their subsidiaries on a regular basis. See "Certain Relationships and Related Transactions" below. Walter C.D. Carlson does not provide legal services to TDS, U.S. Cellular or their subsidiaries.

        Mr. Carlson has been a director of U.S. Cellular (NYSE: USM) since 1989.

        Mr. Carlson was a director of former TDS subsidiary Aerial Communications, Inc. (formerly NASDAQ: AERL).

        Mr. Carlson has a J.D. from Harvard University.

        Mr. Carlson is one of the four largest beneficial owners of TDS Series A Common Shares and also beneficially owns a significant number of TDS Common Shares.

        Mr. Carlson brings to the TDS board of directors substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of his many years as an investor in TDS, as a trustee of the TDS Voting Trust, as a director of TDS and U.S. Cellular, as Chairman of the Board of TDS, and as a result of having represented many public and private corporate clients. In addition, as a shareholder with a significant economic stake in TDS, Mr. Carlson provides to the TDS board of directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders. He also has experience as a member and the chairperson of the TDS Corporate Governance and Nominating Committee since 2004.

        Walter C.D. Carlson is the son of LeRoy T. Carlson and the brother of LeRoy T. Carlson, Jr., Letitia G. Carlson, M.D. and Prudence E. Carlson.

        Kenneth R. Meyers.    Kenneth R. Meyers is currently a director who was last elected by the holders of Series A Common Shares and Preferred Shares at the 2014 annual meeting. The following provides information on the background of Mr. Meyers, including the specific factors that led to the conclusion that he should serve as a director of TDS:

        Mr. Meyers has extensive experience with TDS and U.S. Cellular and the industries in which they operate as an employee, officer and/or director of TDS and/or U.S. Cellular for many years, as detailed below.

        In 2013, Kenneth R. Meyers was appointed President and Chief Executive Officer (an executive officer) of U.S. Cellular.

        Mr. Meyers has been a director of TDS since 2007. Mr. Meyers was Executive Vice President and Chief Financial Officer (an executive officer) of TDS between 2007 and 2013, and also had been Vice President and Assistant Treasurer (an executive officer) of U.S. Cellular between 2011 and 2013. He was Chief Accounting Officer (an executive officer) of U.S. Cellular and Chief Accounting Officer (an executive officer) of TDS Telecom between 2007 and 2011.

        Prior to 2007, he was the Executive Vice President—Finance, Chief Financial Officer and Treasurer of U.S. Cellular since 1999. Prior to that, Mr. Meyers was Senior Vice President-Finance (Chief Financial Officer) and Treasurer of U.S. Cellular from 1997 to 1999 and was the Vice President-Finance (Chief Financial Officer) and Treasurer of U.S. Cellular for more than five years prior to 1997. Mr. Meyers had been employed by U.S. Cellular in accounting and financial capacities since 1987.

        Mr. Meyers has also been a director of U.S. Cellular since 1999 and a director of TDS Telecom between 2007 and 2014.

        Mr. Meyers is a Certified Public Accountant (inactive) and has an MBA from Northwestern University's J. L. Kellogg Graduate School of Management.

        Mr. Meyers brings to the TDS board of directors substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of his background as a director of TDS and U.S. Cellular for many years, as President and Chief Executive Officer of U.S. Cellular since 2013, as Executive Vice President and Chief Financial Officer of TDS between 2007 and 2013, and as a result of his many years in other offices and positions at U.S. Cellular. He also brings substantial experience, expertise and qualifications in TDS' businesses and in management, finance and accounting as a result of such background. As the President and Chief Executive Officer of U.S. Cellular, TDS' largest business unit, the board of directors considers it appropriate and beneficial for Mr. Meyers to serve on the TDS board to provide the board with his views on strategy and operations of U.S. Cellular.

        Christopher D. O'Leary.    Christopher D. O'Leary is currently a director who was last elected by the holders of Series A Common Shares and Preferred Shares at the 2014 annual meeting. He was initially nominated as a director based on a search conducted by TDS' executive search firm. The following provides information on the background of Mr. O'Leary, including the specific factors that led to the conclusion that he should serve as a director of TDS:

        Mr. O'Leary has significant experience with TDS and its subsidiaries and the industries in which they operate as a director of TDS since 2006. He has also been a member of the TDS Compensation Committee since 2007.

        In 2006, Christopher D. O'Leary was appointed executive vice president, chief operating officer—international of General Mills, Inc. (NYSE: GIS), which manufactures and markets branded consumer foods on a worldwide basis. In this capacity, he oversees over 14,000 employees in over 100 countries.

Before that, he was a senior vice president of General Mills since 1999. In addition, he was the president of the General Mills Meals division between 2001 and 2006 and was the president of the Betty Crocker division between 1999 and 2001. Mr. O'Leary joined General Mills in 1997.

        Prior to his employment with General Mills, Mr. O'Leary was employed with PepsiCo (NYSE: PEP), which manufactures, markets, and sells various snacks, beverages and foods on a worldwide basis, between 1980 and 1997. His assignments included leadership roles for the Walkers-Smiths business in the United Kingdom and the Hostess Frito-Lay business in Canada.

        In November 2014, Mr. O'Leary was appointed to the board of directors of Newell Rubbermaid Inc. (NYSE: NWL), a worldwide marketer of consumer and commercial products, and was also appointed as a member of its Nominating/Governance and its Organizational Development & Compensation Committees.

        Mr. O'Leary has an MBA from New York University.

        Mr. O'Leary brings to the TDS board of directors substantial experience, expertise and qualifications as a result of his many years as a director of TDS and as a result of his over 30 years experience in retail and marketing. In addition, Mr. O'Leary has over 15 years of significant and high-level experience in management of large retail businesses with a large number of employees, including dealing with businesses outside the U.S. Because of the retail nature of the TDS businesses, the TDS board of directors believes that it is highly desirable to have a director with significant knowledge and experience in retail and marketing, as well as significant, high-level experience in managing retail businesses. In addition, Mr. O'Leary has experience as a member of the TDS Compensation Committee for many years.

        Herbert S. Wander.    Herbert S. Wander is currently a director who was last elected by the holders of Series A Common Shares and Preferred Shares at the 2014 annual meeting. The following provides information on the background of Mr. Wander, including the specific factors that led to the conclusion that he should serve as a director of TDS:

        Mr. Wander has extensive experience with TDS and its subsidiaries and the industries in which they operate as a director of TDS since its founding in 1968. He has also been a member of the TDS Audit Committee since 1986 and a member and chairperson of the TDS Compensation Committee since 2006.

        Herbert S. Wander has been of counsel to the law firm of Katten Muchin Rosenman LLP since April 2015, and prior to that was partner of such law firm since 1979. He has been a lawyer since 1960, concentrating on all aspects of business law, including corporate governance and business acquisitions. Katten Muchin Rosenman LLP does not provide legal services to TDS or its subsidiaries.

        In 2004, Mr. Wander was appointed by the chairman of the SEC, William Donaldson, to co-chair the SEC Advisory Committee on smaller public companies, which committee delivered its final report to the SEC in 2006.

        Mr. Wander is former chair of the Corporate Laws Committee of the American Bar Association's Business Law Section and of the Business Law Section. Mr. Wander is a frequent lecturer on topics of corporate governance.

        Mr. Wander served two terms as a member of the Legal Advisory Committee to the NYSE Board of Governors and was a member of the Legal Advisory Committee to the National Association of Securities Dealers, Inc.

        Mr. Wander previously served as a director of Advance Ross Corporation (formerly NASDAQ: AROS), the primary business of which was operating a value-added tax (VAT) refund service in Europe.

        Mr. Wander has a law degree from Yale Law School.

        Mr. Wander brings to the TDS board of directors substantial experience, expertise and qualifications as a result of his many years as a director of TDS, and as a corporate and acquisitions lawyer and corporate governance expert with a national reputation. In addition, he has significant experience as a member of the TDS Audit Committee and the TDS Compensation Committee for many years.

        David A. Wittwer.    David A. Wittwer was appointed as a director to fill the vacancy created by the retirement of Donald C. Nebergall in August 2014, as disclosed below. This directorship is elected by the holders of Series A Common Shares and Preferred Shares. Mr. Wittwer was appointed as a director based on the recommendation of the Corporate Governance and Nominating Committee. The following provides information on the background of Mr. Wittwer, including the specific factors that led to the conclusion that he should serve as a director of TDS:

        Mr. Wittwer has primary responsibility for TDS Telecom's Wireline, Cable and HMS operations as the President and Chief Executive Officer of TDS Telecom. He has held such position since 2007.

        Prior to that, Mr. Wittwer was Executive Vice President and Chief Operating Officer of TDS Telecom between 2006 and 2007. Prior to that, Mr. Wittwer was President of TDS Telecom's incumbent local exchange carrier operations between 2005 and 2006. Prior to that, he was Executive Vice President—Staff Operations, Chief Financial Officer, Treasurer and Assistant Secretary of TDS Telecom for more than five years. Prior to that, Mr. Wittwer had been the controller and an accounting manager of TDS Telecom. He joined TDS Telecom in 1988. Prior to that, Mr. Wittwer had been employed by TDS' corporate division as an internal auditor since 1983.

        Mr. Wittwer has been a member of the board of the Greater Madison Chamber of Commerce since 2007 and was previously board chair.

        Mr. Wittwer is a Certified Public Accountant (inactive) and holds a BBA in accounting from the University of Wisconsin-Whitewater, and an MS in management and human resources from the University of Wisconsin-Madison.

        Mr. Wittwer brings to the TDS board of directors substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of his background as President and Chief Executive Officer of TDS Telecom since 2007, and as a result of his many years in other offices and positions at TDS Telecom. He brings substantial experience, expertise and qualifications in a wide range of critical areas in TDS' businesses, including management, accounting, finance, sales and marketing, regulatory affairs, engineering and network operations. As the President and Chief Executive Officer of TDS Telecom, one of TDS' two primary business units, the board of directors considers it appropriate and beneficial for Mr. Wittwer to serve on the TDS board to provide the board with his views on strategy and operations of TDS Telecom and its businesses.

        Your board of directors unanimously recommends a vote "FOR" each of the above nominees for election by the holders of Series A Common Shares and Preferred Shares.

Former Director:

        Donald C. Nebergall.    Donald C. Nebergall was elected as a director by the holders of Series A Common Shares and Preferred Shares at the 2014 annual meeting. Mr. Nebergall retired as a director in August 2014. In light of Mr. Nebergall's extensive experience with TDS and its subsidiaries and the industries in which they operate as a director of TDS since 1977, and as a member of the TDS Audit Committee for more than two decades, the TDS Board appointed Mr. Nebergall as director emeritus following his retirement in August 2014. As disclosed above, David A. Wittwer was appointed as a director to fill the vacancy created by Mr. Nebergall's retirement.

 CORPORATE GOVERNANCE

Board of Directors

        The business and affairs of TDS are managed by or under the direction of the board of directors. The board of directors consists of twelve members. Holders of Common Shares elect 25% of the directors rounded up plus one director, or a total of four directors based on a board size of twelve directors. Holders of Series A Common Shares and Preferred Shares elect the remaining eight directors. As of February 28, 2015, the TDS Voting Trust had approximately 94.7% of the voting power in the election of the eight directors elected by the holders of Series A Common Shares and Preferred Shares, approximately 6.1% of the voting power in the election of the four directors elected by the holders of Common Shares and approximately 56.3% of the voting power in all other matters.

Board Leadership Structure

        Under the leadership structure selected for TDS, the same person does not serve as both the Chief Executive Officer and Chairman of the Board. Walter C.D. Carlson, who is not an employee or officer of TDS, serves as the non-executive Chairman of the Board and presides over meetings of the full board of directors. LeRoy T. Carlson, Jr., who is an officer and employee of TDS, serves as President and Chief Executive Officer and is responsible for day-to-day leadership and performance of TDS. This leadership structure is set forth in TDS' Bylaws. TDS has determined that this leadership structure is appropriate given the specific characteristics and circumstances of TDS. In particular, TDS considers it appropriate that the person who is the President and Chief Executive Officer of TDS also not serve as the Chairman of the Board in order to separate the executive who is primarily responsible for the performance of the company from the person who presides over board meetings at which performance of TDS is evaluated.

Board Role in Risk Oversight

        The following discloses the extent of the board of directors' role in the risk oversight of TDS, including how the board administers its oversight function, and the effect of the board's leadership structure discussed above on risk oversight.

        The TDS board of directors is primarily responsible for oversight of the risk assessment and risk management process of TDS. Although the TDS board of directors can delegate this responsibility to board committees, the TDS board has not done so, and continues to have full responsibility relating to risk oversight. Although the TDS board of directors has oversight responsibilities, the actual risk assessment and risk management is carried out by the President and Chief Executive Officer and other officers of TDS and reported to the board.

        TDS has established an Enterprise Risk Management (ERM) program, which applies to TDS and all of its business units. This program was designed with the assistance of an outside consultant and was integrated into TDS' existing management and strategic planning processes. The ERM program provides a common enterprise-wide language and discipline around risk identification, quantification and mitigation. The TDS board of directors receives periodic updates about the status and progress of this ERM program and takes action to the extent appropriate based on such updates.

        Although the TDS board of directors has ultimate oversight authority over risk and has not delegated such responsibility to any committees, certain TDS committees also have certain responsibilities relating to risk.

        Under NYSE listing standards, and as set forth in its charter, the Audit Committee is required to "discuss policies with respect to risk assessment and risk management." NYSE listing standards further provide that, "while it is the job of the CEO and senior management to assess and manage the listed company's exposure to risk, the audit committee must discuss guidelines and policies to govern the process by which this is handled. The audit committee should discuss the listed company's major financial risk exposures and the steps management has taken to monitor and control such exposures. The audit committee is not required to be the sole body responsible for risk assessment and management, but, as stated above, the committee must discuss guidelines and policies to govern the process by which risk assessment and management is undertaken."

        Accordingly, pursuant to the foregoing requirements, the Audit Committee discusses TDS' major financial risk exposures and the steps management has taken to monitor and control such exposures in connection with its review of financial statements and related matters on a quarterly basis.

        In addition, as part of the ERM program, the Audit Committee discusses guidelines and policies to govern the process by which risk assessment and risk management are handled. The Audit Committee receives updates and discusses policies with respect to risk assessment and risk management on a regular basis. The Audit Committee is not solely responsible for ERM, but the committee discusses guidelines and policies to govern the process by which ERM is undertaken.

        In addition, in connection with the functions of the Compensation Committee relating to the compensation of the executive officers of TDS (other than executive officers of U.S. Cellular), the Compensation Committee considers risks relating to the compensation of executive officers of TDS, as discussed below in the Compensation Discussion and Analysis. In addition, the Compensation Committee has responsibilities under its charter and evaluates risk with respect to long-term compensation for all employees, which is discussed below under "Risks from Compensation Policies and Practices."

        Also, the TDS Corporate Governance and Nominating Committee may consider certain risks in connection with its responsibilities relating to corporate governance and director nominations, as described below.

        Furthermore, as discussed below, in March 2015, TDS established a Technology Advisory Group. The functions of the Technology Advisory Group include, inter alia, reviewing matters relating to technology security, threats, risks and internal controls, including safeguards, vulnerabilities, preparedness, disaster recovery plans, cybersecurity-insurance and similar matters. Related to this, the board of directors also established a Technology Advisory Group Committee of the board of directors, that will consist of directors who will participate in the Technology Advisory Group. See below for further information on the Technology Advisory Group Committee and the Technology Advisory Group.

        TDS believes that the leadership structure described above facilitates risk oversight because the role of the President and Chief Executive Officer, who has primary operating responsibility to assess and manage TDS' exposure to risk, is separated from the role of the Chairman of the Board, who sets the agenda for and presides over board of directors' meetings at which the TDS board exercises its oversight responsibility with respect to risk.

Director Independence and New York Stock Exchange Listing Standards

        TDS Common Shares are listed on the NYSE. Accordingly, TDS is subject to the listing standards applicable to companies that have equity securities listed on the NYSE.

        Under listing standards of the NYSE, TDS is a "controlled company" as such term is defined by the NYSE. TDS is a controlled company because over 50% of the voting power for the election of directors of TDS is held by the trustees of the TDS Voting Trust (i.e., the TDS Voting Trust has over 90% of the voting power in the election of directors elected by the holders of Series A Common Shares and Preferred Shares and thus has the voting power to elect eight of the twelve directors, or 66.7% of the directors). Accordingly, it is exempt from certain listing standards that require listed companies that are not controlled companies to (i) have a board composed of a majority of directors who qualify as independent under the rules of the NYSE, (ii) have a compensation committee composed entirely of directors who qualify as independent under the rules of the NYSE, and (iii) have a nominating/corporate governance committee composed entirely of directors who qualify as independent under the rules of the NYSE.

        As a controlled company, TDS is required to have at least three directors who qualify as independent to serve on the Audit Committee. The TDS Audit Committee has four members: George W. Off (chairperson), Clarence A. Davis, Mitchell H. Saranow and Herbert S. Wander. Such directors must qualify as independent under the NYSE Listed Company Manual, including Section 303A.02(a) and Section 303A.02(b). Such directors must also qualify as independent under Section 303A.06, which incorporates the independence requirements of Rule 10A-3 under Section 10A-3 of the Securities

Exchange Act of 1934, as amended (collectively, "Section 10A-3"). Except as required by listing standards or SEC rule, TDS does not have any categorical standards of independence that must be satisfied.

        Pursuant to the requirements of the NYSE Listed Company Manual, the TDS board of directors affirmatively determined that each member of the TDS Audit Committee has no material relationship with TDS or any other member of the TDS consolidated group ("TDS Consolidated Group"), either directly or as a partner, shareholder or officer of an organization that has a relationship with any member of the TDS Consolidated Group, and that each of such persons is independent (pursuant to Section 303A.02(a), Section 303A.02(b) and Section 10A-3) considering all relevant facts and circumstances, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, if any.

        Such relevant facts and circumstances included the following: None of such persons is an employee or officer of TDS or any other member of the TDS Consolidated Group. None of such persons has any direct or indirect business relationships and/or fee arrangements with the TDS Consolidated Group and none of such persons receives any compensation from the TDS Consolidated Group except compensation for his services as a director and member of board committees of TDS. None of such persons has any relationship or arrangement with the TDS Consolidated Group other than in his capacity as a director of TDS. Each of such persons qualifies as independent under each of the categorical standards in Section 303A.02(b) of the NYSE Listed Company Manual. Each of such persons qualifies as independent under Section 10A-3 because (i) none of such persons receives any compensatory fee from any member of the TDS Consolidated Group (excluding permitted compensation for his services as a director and member of board committees of TDS); and (ii) none of such persons is an "affiliated person" (as defined by the SEC) with respect to any member of the TDS Consolidated Group (because none of such persons is an executive officer, or the beneficial owner of more than 10% of any class of voting equity security, of TDS or any other member of the TDS Consolidated Group). None of such persons is an "immediate family member" (as defined by Section 303A.02(b)) of any person who is not independent under Section 303A.02 of the NYSE Listed Company Manual. The only relationship and/or fee arrangement which such persons have with the TDS Consolidated Group are as directors and members of board committees of TDS.

        In addition, incumbent directors Christopher D. O'Leary and Gary L. Sugarman would qualify as independent directors under the listing standards of the NYSE. As a result, six of the twelve incumbent directors, or 50% of the directors, have been determined to qualify or would qualify as independent under the listing standards of the NYSE.

Meetings of Board of Directors

        The board of directors held twelve meetings during 2014. Each director attended at least 75% of the total number of meetings of the board of directors held during 2014 (at which time such person was a director) and at least 75% of the total number of meetings held during 2014 by each committee of the board on which such person served (during the period that such person served).

Corporate Governance Guidelines

        Under NYSE listing standards, TDS is required to adopt and disclose corporate governance guidelines that address certain specified matters. TDS has adopted Corporate Governance Guidelines that address (i) board of directors structure, (ii) director qualification standards, (iii) director responsibilities, orientation and continuing education, (iv) director compensation and stock ownership, (v) board resources and access to management and independent advisors, (vi) annual performance evaluation of the board and committees, (vii) board committees, (viii) management succession and (ix) periodic review of the guidelines. A copy of such guidelines is available on TDS' website, www.tdsinc.com, under Corporate Governance—Governance Guidelines.

        Board Self-Assessment.    Pursuant to these Guidelines, under the leadership of the Chairman of the Board, the board of directors performed a self-assessment and evaluated its performance and effectiveness as a board in 2014. This self-assessment covered matters relating to board meetings, board composition, committees, board oversight, and other matters. Similarly, each committee of the board of directors evaluated its performance and effectiveness in 2014.

Corporate Governance and Nominating Committee

        Under NYSE listing standards, a controlled company is not required to have a corporate governance/nominating committee. In addition, if a controlled company voluntarily establishes a corporate governance/nominating committee, it is not required to be composed entirely of independent directors. Although not required to do so under NYSE listing standards, TDS voluntarily has established a Corporate Governance and Nominating Committee. The members of the Corporate Governance and Nominating Committee are Walter C.D. Carlson (chairperson), LeRoy T. Carlson, Jr. and Mitchell H. Saranow. Mr. Saranow qualifies as an independent director under NYSE listing standards. The primary function of the Corporate Governance and Nominating Committee is to advise the board on corporate governance matters, including developing and recommending to the board the corporate governance guidelines for TDS. In addition, the charter of the committee provides that the committee will develop selection objectives and oversee the search for qualified individuals to serve on the board of directors and recommend to the board prospective nominees and the re-nomination of incumbent directors as it deems appropriate. A copy of the committee charter is available on TDS' website, www.tdsinc.com, under Corporate Governance—Board of Directors—Board Committees & Charters.

        The Corporate Governance and Nominating Committee held six meetings during 2014.

Audit Committee

        The purpose and primary functions of the Audit Committee are to (a) assist the board of directors of TDS in its oversight of (1) the integrity of TDS' financial statements, (2) TDS' compliance with legal and regulatory requirements, (3) the qualifications and independence of TDS' registered public accounting firm, and (4) the performance of TDS' internal audit function and registered public accounting firm; (b) prepare an audit committee report as required by the rules of the SEC to be included in TDS' annual proxy statement and (c) perform such other functions as set forth in the Audit Committee charter, which shall be deemed to include the duties and responsibilities set forth in Section 10A-3. A copy of the Audit Committee charter is available on TDS' website, www.tdsinc.com, under Corporate Governance—Board of Directors—Board Committees & Charters.

        In addition, the Audit Committee has certain responsibilities relating to risk management as discussed above under "Board Role in Risk Oversight."

        The Audit Committee is currently composed of four members all of whom qualify as independent under NYSE listing standards, including Section 10A-3, as discussed above. The current members of the Audit Committee are George W. Off (chairperson), Clarence A. Davis, Mitchell H. Saranow and Herbert S. Wander. The board of directors has determined that each of the members of the Audit Committee is financially literate and has "accounting or related financial management expertise" pursuant to listing standards of the NYSE.

        The board has made a determination that each of Clarence A. Davis and Mitchell H. Saranow is an "audit committee financial expert" as such term is defined by the SEC.

        In accordance with the SEC's safe harbor rule for "audit committee financial experts," no member designated as an audit committee financial expert shall (i) be deemed an "expert" for any other purpose or (ii) have any duty, obligation or liability that is greater than the duties, obligations and liabilities imposed on a member of the board or the audit committee not so designated. Additionally, the designation of a member or members as an "audit committee financial expert" shall in no way affect the duties, obligations or liabilities of any member of the audit committee, or the board, not so designated.

        The Audit Committee held eight meetings during 2014. Certain of these meetings were joint meetings with the U.S. Cellular audit committee, which regularly meets with the TDS Audit Committee.

Pre-Approval Procedures

        The Audit Committee has adopted a policy pursuant to which all audit and non-audit services by TDS' principal independent registered public accounting firm must be pre-approved by the Audit Committee. The following describes the policy as amended. Under no circumstances may TDS' principal independent registered public accounting firm provide services that are prohibited by the Sarbanes Oxley Act of 2002 or rules issued thereunder. Non-prohibited audit related services and certain tax and other services may be provided to TDS, subject to such pre-approval process and prohibitions. The Audit Committee has delegated to the chairperson together with one other member of the Audit Committee the authority to pre-approve services by the principal independent registered public accounting firm. In the event the chairperson is unavailable, pre-approval may be given by any two members of the Audit Committee. Specified services have been pre-approved in detail up to specified dollar limits pursuant to the policy. All services are required to be reported to the full Audit Committee at each of its regularly scheduled meetings.

Review, Approval or Ratification of Transactions with Related Persons

        The Audit Committee charter provides that the Audit Committee has responsibilities with respect to related party transactions, as such term is defined by the rules of the NYSE. Related party transactions are addressed in Section 314.00 of the NYSE Listed Company Manual.

        Section 314.00 of the NYSE Listed Company Manual states that "Related party transactions normally include transactions between officers, directors, and principal shareholders and the company." In general, "related party transactions" would include transactions required to be disclosed in TDS' 2015 Proxy Statement pursuant to Item 404 of Regulation S-K of the SEC. Pursuant to Item 404, TDS is required to disclose any transaction, which includes any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or a series of transactions, that has taken place since the beginning of TDS' last fiscal year or any currently proposed transaction in which: (1) TDS was or is to be a participant, (2) the amount involved exceeds $120,000 and (3) any "related person" had or will have a direct or indirect material interest in the transaction during any part of the fiscal year. For this purpose, in general, the term "related person" includes any director or executive officer of TDS, any nominee for director, any beneficial owner of more than five percent of any class of TDS' voting securities and any "immediate family member" of such persons, within the meaning of Item 404.

        Section 314.00 of the NYSE Listed Company Manual provides that "Each related party transaction is to be reviewed and evaluated by an appropriate group within the listed company involved. While the NYSE does not specify who should review related party transactions, the NYSE believes that the Audit Committee or another comparable body might be considered as an appropriate forum for this task. Following the review, the company should determine whether or not a particular relationship serves the best interest of the company and its shareholders and whether the relationship should be continued or eliminated."

        Accordingly, pursuant to such provisions, the TDS Audit Committee has responsibilities over transactions that are deemed to be related-party transactions under Section 314.00 of the NYSE Listed Company Manual. Other than the foregoing, TDS has no related party policies or procedures relating to (i) the types of transactions that are covered by such policies and procedures; (ii) the standards to be applied pursuant to such policies and procedures; or (iii) the persons or groups of persons on the board of directors or otherwise who are responsible for applying such policies and procedures, and TDS does not maintain any written document evidencing such policies and procedures.

        See Executive and Director Compensation—Compensation Committee Interlocks and Insider Participation—Certain Relationships and Related Transactions for discussion of any related party transactions since the beginning of the last fiscal year.

Compensation Committee

        Although not required to do so under NYSE listing standards because it is a controlled company, TDS voluntarily has established a Compensation Committee comprised solely of directors who qualify as independent under the rules of the NYSE.

        Under the Dodd-Frank Act, the SEC directed the NYSE to adopt listing standards prohibiting the listing of any equity security of an issuer that does not comply with specified listing requirements, including with respect to the independence of members of the compensation committee of the board of directors of such issuer, except that this provision of the Dodd-Frank Act expressly provides that it does not apply to an issuer that is a controlled company. In 2013, the NYSE adopted listing standards as required pursuant to such SEC direction. Although such listing standards are not applicable to TDS because it is a controlled company, the members of the Compensation Committee would qualify as independent under these listing standards of the NYSE. In particular, each member of the Compensation Committee is independent under the general NYSE listing standards as noted under "Director Independence and New York Stock Exchange Listing Standards" above, none of such members receives any compensation from the TDS Consolidated Group except permitted compensation for services as a TDS director and committee member, and none of such members is affiliated with the TDS Consolidated Group by reason of being an executive officer, or the beneficial owner of more than 10% of any class of voting equity security, of any member of the TDS Consolidated Group.

        The primary functions of the Compensation Committee are to discharge the board of directors' responsibilities relating to the compensation of the executive officers of TDS, other than executive officers of U.S. Cellular or any of its subsidiaries. The responsibilities of the Compensation Committee include the review of salary, bonus, long-term compensation and all other elements of compensation of such executive officers.

        For these purposes, "executive officers" means all officers that are employees who are or will be identified in TDS' annual proxy statement as "executive officers," including the President and Chief Executive Officer of TDS Telecom and the President and Chief Executive Officer of U.S. Cellular, except that the compensation of the President and Chief Executive Officer of U.S. Cellular is established and administered by U.S. Cellular's chairman and long-term incentive compensation committee, as described in U.S. Cellular's 2015 proxy statement.

        The Compensation Committee is comprised of at least two non-employee members of TDS' board of directors, each of whom is an "outside director" within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended, and a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. As noted above, such members also qualify as independent under the rules of the NYSE. The members of the Compensation Committee are Herbert S. Wander (chairperson), George W. Off, Christopher D. O'Leary and Gary L. Sugarman. These persons do not have any compensation committee interlocks and are not related to any other directors.

        The Compensation Committee charter permits it to delegate some or all of the administration of the long-term incentive plans or programs of TDS to the President and Chief Executive Officer or other executive officers of TDS as the committee deems appropriate, to the extent permitted by law and the applicable long-term incentive plan or program, but not regarding any award to the President and Chief Executive Officer. However, the Compensation Committee has not delegated any of its authority with respect to any of the officers identified in the below Summary Compensation Table.

        The Compensation Committee's charter provides that the Compensation Committee will obtain advice and assistance from the Chief Executive Officer and the Vice President—Human Resources and from any other officer or employee of TDS, as it determines is appropriate. TDS' Human Resources Department also supports the Compensation Committee in its work. As discussed below, the Compensation Committee also utilizes the services of an independent compensation consultant. See the Compensation Discussion and Analysis below for information about compensation consultants, which information is incorporated by reference herein.

        The Compensation Committee does not approve director compensation. It is the view of the TDS board of directors that this should be the responsibility of the full board of directors. Only non-employee directors receive compensation in their capacity as directors and, as a result, the view of the TDS board of directors is that all directors should participate in such compensation decisions, rather than only some or all of the non-employee directors.

        A copy of the charter of the Compensation Committee is available on TDS' website, www.tdsinc.com, under Corporate Governance—Board of Directors—Board Committees & Charters.

        The Compensation Committee held five meetings during 2014.

Pricing Committee

        TDS has a Pricing Committee, consisting of LeRoy T. Carlson, Jr., as chairperson, and Kenneth R. Meyers, as a regular member. Walter C.D. Carlson is an alternate member of this committee. The Pricing Committee does not have a charter. Pursuant to resolutions of the TDS board of directors from time to time, the Pricing Committee is authorized to take certain actions with respect to financing and capital transactions of TDS, such as the issuance, redemption or repurchase of debt or the repurchase of shares of capital stock of TDS.

Technology Advisory Group Committee

        In March 2015, the board of directors established the Technology Advisory Group Committee of the board of directors, to consist of directors who will participate in the Technology Advisory Group. The members of the Technology Advisory Group Committee will consist of TDS' President and Chief Executive Officer, together with two non-management members of the board of directors. The purpose of the Technology Advisory Group is to review, monitor and inform the board of directors on technology matters, including spectrum, radio transmission, end user equipment, network technology, information technology, security, data storage, retrieval, and handling, and other matters relating to technology used or proposed to be used by TDS' business units and by their customers and by competitors of TDS' business units and by their customers, as well as developments and trends in the communications industry relating to technology. The Technology Advisory Group does not have authority to take action with respect to any technology matter, but serves solely in an informational and advisory role. The Technology Advisory Group Committee and the Technology Advisory Group will report to the board of directors.

Director Nomination Process

        As discussed above, because TDS is a controlled company, it is not required under NYSE listing standards to have a corporate governance/nominating committee or, if it has one, that it be composed entirely of independent directors. Although not required to do so under NYSE listing standards, TDS voluntarily has established a Corporate Governance and Nominating Committee. The charter of the committee provides that the committee will develop selection objectives and oversee the search for qualified individuals to serve on the board of directors and recommend to the board of directors prospective nominees and the re-nomination of incumbent directors as it deems appropriate. The committee does not nominate directors. It only recommends to the board of directors prospective nominees and the re-nomination of incumbent directors as it deems appropriate. The entire board of directors determines whether to nominate prospective nominees and re-nominate incumbent directors.

        The charter of the Corporate Governance and Nominating Committee provides that the functions of such committee include the following: "Develop selection objectives and oversee the search for qualified individuals to serve on the Board, and recommend to the Board prospective nominees and the re-nomination of incumbent directors as it deems appropriate. As part of developing selection objectives, the Committee will consider, among other things, whether the Board has the right mix of experience, skills, backgrounds, diversity and other characteristics, and whether the Committee should recommend that candidates with additional desired experience, skills, backgrounds and characteristics be recruited and nominated for the Board."

        In 2013, the Corporate Governance and Nominating Committee established and since then follows a process relating to board refreshment and committee composition. Related to this:

  •
  The Corporate Governance and Nominating Committee identifies and reviews the desired experience, skills, backgrounds, and characteristics of potential new board members.

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  In its annual board assessment, the full board of directors also considers its composition and discusses expertise that may be needed in the future.

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  In connection with the nominations of directors for election, the Corporate Governance and Nominating Committee and the full board of directors consider the tenure, qualifications and expertise of all of the incumbent directors.

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  The Corporate Governance and Nominating Committee and the full board of directors also considers the appropriate composition of each of the committees of the board of directors on an annual basis.

        Taking into account the above matters, as well as TDS' business and structure, the Corporate Governance and Nominating Committee recommended the appointment of, and the full board of directors appointed, David A. Wittwer to the TDS board of directors in August 2014, to fill the vacancy created by the retirement of Donald C. Nebergall, considering Mr. Wittwer's experience, qualifications, attributes and skills as described above under "Election of Directors." Also, taking into account the above matters, as well as TDS' business and structure, the Corporate Governance and Nominating Committee recommended the re-nomination of, and the full board of directors re-nominated, the directors identified above under "Election of Directors" for the reasons described above.

        TDS does not have a formal policy with regard to the consideration of any director candidates recommended by shareholders. However, because the TDS Voting Trust has over 90% of the voting power in the election of directors elected by the holders of Series A Common Shares and Preferred Shares, nominations of directors for election by the holders of Series A Common Shares and Preferred Shares are based on the recommendation of the trustees of the TDS Voting Trust. With respect to candidates for director to be elected by the holders of Common Shares, the Corporate Governance and Nominating Committee and/or the TDS board may from time to time informally consider candidates submitted by shareholders that hold a significant number of Common Shares. Although TDS has no formal procedures to be followed by shareholders to "recommend" candidates for director, shareholders that desire to "nominate" directors must follow the procedures set forth in TDS' Bylaws.

        Except to the extent provided in the next two paragraphs, TDS does not have any specific, minimum qualifications that the board believes must be met by a nominee for a position on the TDS board of directors, or any specific qualities or skills that the board believes are necessary for one or more of the TDS directors to possess. The TDS board believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors and does not believe that it would be appropriate to place limitations on its own discretion, except to the extent provided in the next paragraph. The TDS board has consistently sought to nominate to the board of directors eminently qualified individuals whom the board believes would provide substantial benefit and guidance to TDS.

        Considering the importance of Federal Communications Commission ("FCC") licenses to TDS, the TDS Bylaws provide that a candidate will not be eligible for election or continued service as a director unless he or she is eligible to serve as a director of a company that controls licenses granted by the FCC, as determined by the TDS Corporate Governance and Nominating Committee or the board of directors with the advice of counsel. Another qualification requirement provides that a candidate will not be eligible for election or continued service as a director if he or she is or becomes affiliated with, employed by or a representative of, or has or acquires a material personal involvement with, or material financial interest in, a Business Competitor (as defined in the TDS Bylaws), as determined by the TDS Corporate Governance and Nominating Committee or the board of directors. Another qualification requirement provides that a candidate will not be eligible for election or continued service as a director if, as determined by the TDS Corporate Governance and Nominating Committee or the board of directors with the advice of counsel, (i) such candidate's election as a director would violate federal, state or foreign law or applicable stock exchange requirements (other than those related to independence) or

(ii) such candidate has been convicted, including a plea of guilty or nolo contendere, of any felony, or of any misdemeanor involving moral turpitude.

        Section 1.15 of the TDS Bylaws provides that a person properly nominated by a shareholder for election as a TDS director shall not be eligible for election as a director unless he or she signs and returns to the Secretary of TDS, within fifteen days of a request therefor, written responses to any questions posed by the Secretary, that are intended to (i) determine whether such person may qualify as independent and would qualify to serve as a director of TDS under rules of the FCC, and (ii) obtain information that would be disclosed in a proxy statement with respect to such person as a nominee for election as a director and other material information about such person.

        The TDS Corporate Governance and Nominating Committee does not have a policy with regard to the consideration of diversity in identifying director nominees. However, as reflected in its Code of Business Conduct, TDS values diversity and does not discriminate on the basis of gender, age, race, color, sexual orientation, religion, ancestry, national origin, marital status, disability, military or veteran status or citizenship status. In considering whether to recommend that individuals be nominated as director candidates, the Corporate Governance and Nominating Committee takes into account all facts and circumstances, including diversity. For this purpose, diversity broadly means a variety of backgrounds, experience, skills, education, attributes, perspectives and other differentiating characteristics. TDS believes that it is desirable for a board to have directors who can bring the benefit of diverse backgrounds, experience, skills and other characteristics to permit the board to have a variety of views and insights. Accordingly, the Corporate Governance and Nominating Committee considers how director candidates can contribute to board diversity as one of the many factors it considers in identifying nominees for director.

        Whether or not the Corporate Governance and Nominating Committee will recommend that the TDS board re-nominate, and the TDS board will re-nominate, existing directors for re-election depend on all facts and circumstances, including views on how the director has performed and is performing his or her duties. In the event of a vacancy on the board of a director elected by the holders of Series A Common Shares and Preferred Shares, nominations are based on the recommendation of the trustees of the TDS Voting Trust. In the event of a vacancy on the board of a director elected by the holders of Common Shares, TDS may use various sources to identify potential candidates, including an executive search firm. In addition, the Corporate Governance and Nominating Committee may consider recommendations by shareholders that hold a significant number of Common Shares. Potential candidates are initially screened by the Corporate Governance and Nominating Committee and by other persons as the Corporate Governance and Nominating Committee designates. Following this process, the Corporate Governance and Nominating Committee will consider whether one or more candidates should be considered by the full board of directors. When appropriate, information about the candidate is presented to and discussed by the full board of directors.

        All of the nominees approved by the TDS board for inclusion on TDS' proxy card for election at the 2015 Annual Meeting are incumbent directors and were recommended for re-nomination by the Corporate Governance and Nominating Committee.

        From time to time, TDS may pay a fee to an executive search firm to identify potential candidates for election as directors. TDS did not pay a fee in 2014 or 2015 to any third party or parties to identify or evaluate or assist in identifying or evaluating potential new nominees for election as directors at the 2015 Annual Meeting.

Shareholder Engagement

        The TDS board of directors and management value the views of our shareholders and are committed to doing what is in the best interests of all shareholders now and over the long term.

        TDS has a long record of shareholder engagement. Quarterly, we conduct earnings conference calls both telephonically and by webcast to discuss financial results with shareholders. Also, senior management attends and all directors are encouraged to attend each Annual Meeting of Shareholders, and shareholders have the opportunity to make comments and ask questions at such meeting. We also regularly attend investor conferences and hold one-on-one meetings with shareholders and potential investors throughout the United States as well as overseas. In addition, we have telephonic calls from shareholders and analysts on a regular basis, review correspondence submitted by shareholders to management and/or the board of directors, and have discussions with proxy advisory services.

        TDS also has an open door policy. If shareholders are in the Chicago area and would like to meet members of management, the Investor Relations team will try to accommodate them, calendars permitting.

        We spend significant time meeting with our shareholders, listening to their concerns and responding to their feedback on company performance, corporate governance, executive compensation and other matters. TDS will continue to review and consider ideas that may create additional value. Members of our management team have also reached out to shareholders to get their suggestions.

        In 2014, TDS intensified its efforts to engage our largest shareholders and implemented a more formal shareholder engagement program to proactively reach out to its largest shareholders. On December 17, 2014, TDS filed a presentation with the SEC to be provided to larger shareholders, as part of TDS' shareholder engagement program. TDS invited such shareholders to engage in a dialogue with TDS regarding corporate governance practices and other topics. These topics included TDS' capital allocation strategy, TDS' history of delivering value to shareholders through dividends and share repurchases, actions being taken by the TDS board of directors to improve performance, other actions taken by the board of directors, including engaging with shareholders and refreshing the board, TDS' compensation philosophy, TDS' board structure, the TDS Corporate Governance and Nominating Committee and its functions, shareholders' rights, TDS' capital structure, TDS' audit practices, information on board refreshment and tenure, and information on TDS' independent directors. Reference is made to the TDS presentation that was filed with the SEC under cover of Schedule 14A on December 17, 2014 for further information.

        Our shareholder outreach efforts are not intended to occur only during the proxy season and our outreach continues outside of the proxy season. Our engagement team is led by our Vice President of Corporate Relations and Corporate Secretary and, depending on the particular engagement, may include independent directors of TDS, or executive officers of TDS, U.S. Cellular and/or TDS Telecom, including the Chairman, President/CEO and/or CFO of such entities. In addition, such engagement often includes LeRoy T. Carlson, Jr., who is President and CEO of TDS and Chairman of U.S. Cellular and TDS Telecom, as well as a director, a trustee of the Voting Trust that controls TDS and a beneficial owner of a significant equity interest in TDS.

        Our shareholder engagement program will at all times be conducted in accordance with applicable law, including Regulation FD, and we do not share material non-public information with any shareholder, investor or analyst. Further, our shareholder engagement program in no way replaces or diminishes other ways in which shareholders can communicate with management or the board of directors.

        Shareholders have multiple avenues to provide input. We provide our shareholders with the ability to voice their perspectives to management or the board of directors by mail or email, with an option to direct such communications to any individual director, a specific committee, all independent directors, all non-employee directors or all directors.

        We encourage you to share your opinions, interests and concerns and invite you to write to us with your views and suggestions. Our company's Investor Relations department is the key point of contact for shareholder interaction with TDS, and shareholders are encouraged to call, write or email us with comments or questions. Shareholders may access information about TDS and obtain contact information through the Investor Relations section of our website, www.tdsinc.com. If you would like to communicate directly to our board of directors, please refer to the next section entitled "Shareholder Communication with Directors."

Shareholder Communication with Directors

        Shareholders or other interested parties may send communications to the TDS board of directors, to the Chairman of the Board, to the non-management or independent directors or to specified individual directors of TDS at any time. Shareholders or other interested parties should direct their communication to such persons or group in care of the Secretary of TDS at its corporate headquarters, 30 N. LaSalle St., Suite 4000, Chicago IL 60602. Any shareholder communications that are addressed to the board of directors, the Chairman of the Board, the non-management or independent directors or specified individual directors will be delivered by the Secretary of TDS to such persons or group.

        For more information, see the instructions on TDS' website, www.tdsinc.com, under Corporate Governance—Board of Directors—Contact the Board.

Meetings of Non-Management and Independent Directors

        As required by NYSE listing standards, the non-management directors of TDS meet at regularly scheduled executive sessions without management. The TDS Chairman of the Board, Walter C.D. Carlson, a non-management director, presides at all meetings of the non-management directors. In addition, as required by NYSE listing standards, the independent directors of TDS meet at least once per year in an executive session without management or directors who are not independent.

TDS Policy on Attendance of Directors at Annual Meeting of Shareholders

        All directors are invited and encouraged to attend each Annual Meeting of shareholders, which is normally followed by a meeting of the board of directors. In general, all directors attend each Annual Meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events. All of the persons serving as directors at the time attended the 2014 annual meeting.

Stock Ownership Guidelines

        The TDS Corporate Governance Guidelines provide that, within three years after the date on which a director first became a director and thereafter for so long as each director remains a director of TDS, each director shall own Series A Common Shares and/or Common Shares having a combined value of at least $165,000. The board of directors reviews this minimum ownership requirement periodically. The stock ownership guidelines are included in TDS' Corporate Governance Guidelines, which have been posted to TDS' website, www.tdsinc.com, under Corporate Governance—Governance Guidelines.

        Although TDS does not have stock ownership guidelines for executive officers, certain executive officers are directors and, therefore, are subject to the foregoing director stock ownership guidelines. In particular, the following executive officers are directors and therefore subject to such stock ownership guidelines: LeRoy T. Carlson, Jr., President and Chief Executive Officer of TDS; Kenneth R. Meyers, President and Chief Executive Officer of U.S. Cellular; and David A. Wittwer, President and Chief Executive Officer of TDS Telecommunications Corporation.

Code of Business Conduct and Ethics Applicable to Directors

        As required by Section 303A.10 of the NYSE Listed Company Manual, TDS has adopted a Code of Business Conduct and Ethics for Officers and Directors. This code has been posted to TDS' website, www.tdsinc.com, under Corporate Governance—Officer & Director Code of Conduct.

EXECUTIVE OFFICERS

        The following executive officers of TDS were identified in the above tables regarding the election of directors: LeRoy T. Carlson, Jr., President and Chief Executive Officer of TDS; Kenneth R. Meyers, President and Chief Executive Officer of U.S. Cellular; and David A. Wittwer, President and Chief Executive Officer of TDS Telecommunications Corporation. In addition to the executive officers identified in the tables regarding the election of directors, set forth below is a table identifying current officers of TDS and its subsidiaries who are executive officers of TDS under SEC rules. Unless otherwise indicated, the position held is an office of TDS. The age of the following persons is as of the date of this 2015 Proxy Statement.

Name	Age	Position
Joseph R. Hanley	48	Senior Vice President—Technology, Services and Strategy
Peter L. Sereda	56	Senior Vice President—Finance and Treasurer
Douglas D. Shuma	54	Senior Vice President—Finance and Chief Accounting Officer
Kurt B. Thaus	56	Senior Vice President and Chief Information Officer
Scott H. Williamson	64	Senior Vice President—Acquisitions and Corporate Development
C. Theodore Herbert	79	Vice President—Human Resources

        Joseph R. Hanley.    Joseph R. Hanley was appointed Senior Vice President—Technology, Services and Strategy of TDS in 2012. Prior to that, he was Vice President—Technology Planning and Services of TDS for more than five years.

        Peter L. Sereda.    Peter L. Sereda was appointed Senior Vice President—Finance and Treasurer of TDS in 2011. Prior to that, Mr. Sereda was Vice President and Treasurer of TDS for more than five years. In September 2014, Mr. Sereda was appointed to the board of directors of U.S. Cellular.

        Douglas D. Shuma.    Douglas D. Shuma was appointed Senior Vice President—Finance and Chief Accounting Officer in March 2015. Prior to that, he was the Senior Vice President and Controller since 2007. Pursuant to the TDS Bylaws, Mr. Shuma has been chief accounting officer of TDS since 2007 and has been the chief financial officer of TDS since 2013. Mr. Shuma was appointed Chief Accounting Officer of U.S. Cellular and TDS Telecom in 2011. Mr. Shuma is a Certified Public Accountant (inactive). In September 2014, Mr. Shuma was appointed to the board of directors of U.S. Cellular.

        Kurt B. Thaus.    Kurt B. Thaus has been the Senior Vice President and Chief Information Officer of TDS for more than five years. In September 2014, Mr. Thaus was appointed to the board of directors of U.S. Cellular.

        Scott H. Williamson.    Scott H. Williamson has been the Senior Vice President—Acquisitions and Corporate Development of TDS for more than five years.

        C. Theodore Herbert.    C. Theodore Herbert has been the Vice President—Human Resources of TDS for more than five years.

        All of our executive officers devote all of their employment time to the affairs of TDS and/or its subsidiaries.

Codes of Business Conduct and Ethics Applicable to Officers

        As required by Section 303A.10 of the NYSE Listed Company Manual, TDS has adopted a Code of Business Conduct and Ethics for Officers and Directors, that also complies with the definition of a "code of ethics" as set forth in Item 406 of Regulation S-K of the SEC. The foregoing code has been posted to TDS' Internet website, www.tdsinc.com, under Corporate Governance—Officer & Director Code of Conduct.

        In addition, TDS has adopted a broad Code of Business Conduct that is applicable to all officers and employees of TDS and its subsidiaries. The foregoing code has been posted to TDS' Internet website, www.tdsinc.com, under Corporate Governance—Code of Conduct.

        TDS intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to any of the foregoing codes, by posting such information to TDS' Internet website. Any waivers of any of the foregoing codes for directors or executive officers will be approved by TDS' board of directors or an authorized committee thereof, as applicable, and disclosed in a Form 8-K that is filed with the SEC within four business days of such waiver. There were no such waivers during 2014.

 PROPOSAL 2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I being asked to vote on in Proposal 2?

        In Proposal 2, we are requesting shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. This proposal gives our shareholders the opportunity to express their views on TDS' independent registered public accounting firm for the current fiscal year.

How does the board of directors recommend that I vote on this proposal?

        The board of directors unanimously recommends a vote FOR approval of the ratification of the selection of PricewaterhouseCoopers LLP as TDS' independent registered public accounting firm for the fiscal year ending December 31, 2015.

        We anticipate continuing the services of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current year. Representatives of PricewaterhouseCoopers LLP, who served as our independent registered public accounting firm for the last fiscal year, are expected to be present at the 2015 Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions raised by shareholders at the 2015 Annual Meeting or submitted in writing prior thereto.

Is this vote binding on the board of directors?

        This vote is an advisory vote only, and therefore it will not bind TDS, our board of directors or the Audit Committee. We are not required to obtain shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm by our Bylaws or otherwise. However, we have elected to seek such ratification by the affirmative vote of the holders of a majority of the votes which could be cast by shares present or represented by proxy at the 2015 Annual Meeting and entitled to vote with respect to such matter. Should the shareholders fail to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the Audit Committee will review whether to retain such firm for the fiscal year ending December 31, 2015.

        Your board of directors unanimously recommends a vote "FOR" the approval of Proposal 2.

 FEES PAID TO PRINCIPAL ACCOUNTANTS

        The following sets forth the aggregate fees (including expenses) billed by TDS' principal accountants PricewaterhouseCoopers LLP for 2014 and 2013:

	2014	2013
Audit Fees(1)	$5,249,029	$5,963,042
Audit Related Fees(2)	582,461	336,316
Tax Fees(3)	22,500	16,650
All Other Fees(4)	85,737	1,281,513

Total Fees	$5,939,727	$7,597,521

(1)
Represents the aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the annual financial statements for the years 2014 and 2013 included in TDS' and U.S. Cellular's Forms 10-K for those years and the reviews of the financial statements included in TDS' and U.S. Cellular's Forms 10-Q for those years, including the attestation and report relating to internal control over financial reporting. Also includes fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, attest services, consents, and review of documents filed with the SEC.

(2)
Represents the aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit or review of TDS' and U.S. Cellular's financial statements that are not reported under Audit Fees. In 2014 and 2013, this amount represents fees billed for audits of subsidiaries, and also in 2014, for work related to TDS' and U.S. Cellular's preparation for the new revenue recognition pronouncement.

(3)
Represents the aggregate fees billed by PricewaterhouseCoopers LLP for 2014 and 2013 for tax compliance, tax advice, and tax planning, if any.

(4)
Represents the aggregate fees billed by PricewaterhouseCoopers LLP for services, other than services described in Notes (1), (2) and (3). In 2014 and 2013, the substantial majority of this amount represents Systems Implementation Assessment advisory work relating to U.S. Cellular's billing and operational support system (B/OSS) project. In both 2014 and 2013, this amount includes the fee for access to a virtual accounting research service.

        See "Corporate Governance—Audit Committee—Pre-Approval Procedures" above for a description of the Audit Committee's pre-approval policies and procedures with respect to TDS' independent registered public accounting firm.

AUDIT COMMITTEE REPORT

        This report is submitted by the current members of the Audit Committee of the board of directors of TDS. The Audit Committee operates under a written charter adopted by the TDS board of directors, a copy of which is available on TDS' website, www.tdsinc.com, under Corporate Governance—Board of Directors—Board Committees & Charters.

        Management is responsible for TDS' internal controls and the financial reporting process. TDS has an internal audit staff, which performs testing of internal controls and the financial reporting process. TDS' independent registered public accounting firm is responsible for performing an independent audit of TDS' consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB") and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee held meetings with management, the internal audit staff and representatives of PricewaterhouseCoopers LLP, TDS' independent registered public accounting firm for 2014. In these meetings, the Audit Committee reviewed and discussed the audited financial statements as of and for the year ended December 31, 2014. Management represented to the Audit Committee that TDS' consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee reviewed and discussed the consolidated financial statements with management and representatives of PricewaterhouseCoopers LLP.

        The discussions with PricewaterhouseCoopers LLP also included the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees, relating to information regarding the scope and results of the audit. The Audit Committee also received from PricewaterhouseCoopers LLP written disclosures and a letter regarding its independence as required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and this information was discussed with PricewaterhouseCoopers LLP.

        Based on and in reliance upon these reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements as of and for the year ended December 31, 2014 be included in TDS' Annual Report on Form 10-K for the year ended December 31, 2014.

        In addition to the foregoing report required by SEC rules, the following represents supplemental information voluntarily disclosed by the Audit Committee:

        The Audit Committee holds regularly scheduled meetings in person on a quarterly basis, and also holds quarterly meetings by teleconference to review and approve the financial results for the immediately preceding period. The Audit Committee reviews TDS' Quarterly and Annual Reports on Form 10-Q and Form 10-K, respectively, prior to filing with the SEC. The Audit Committee's agenda for meetings is established by the Audit Committee's chairperson and the TDS Vice President of Internal Audit.

        During 2014, at each of its regularly scheduled meetings, the Audit Committee met with the senior members of TDS' financial management team. Additionally, the Audit Committee had separate private sessions, during its regularly scheduled meetings, with TDS management, TDS' Vice President of Internal Audit, TDS' General Counsel, and representatives of PricewaterhouseCoopers LLP, at which candid discussions regarding financial management, legal, accounting, auditing and internal control issues took place.

        The Audit Committee is updated periodically on management's process to assess the adequacy of TDS' system of internal control over financial reporting, the framework used to make the assessment and management's conclusions on the effectiveness of TDS' internal control over financial reporting. The Audit Committee also discussed with PricewaterhouseCoopers LLP TDS' internal control assessment process, management's assessment with respect thereto and its evaluation of TDS' system of internal control over financial reporting.

        The Audit Committee reviewed with senior members of management, including the Vice President of Internal Audit and General Counsel, TDS' policies and procedures with respect to risk assessment and risk management. The overall adequacy and effectiveness of TDS' legal, regulatory and ethical compliance programs, including TDS' Code of Business Conduct, were also reviewed.

        The Audit Committee evaluates the performance of PricewaterhouseCoopers LLP, including the senior audit engagement team, each year and determines whether to reengage PricewaterhouseCoopers LLP or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors' capabilities and the auditors' technical expertise and knowledge of TDS' operations and industry. Based on this evaluation, the Audit Committee decided to engage PricewaterhouseCoopers LLP as TDS' independent registered public accountants for the year ending December 31, 2015, and reviewed with senior members of TDS' financial management team, PricewaterhouseCoopers LLP and the Vice President of Internal Audit, the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and PricewaterhouseCoopers LLP of TDS' internal controls over financial reporting and the quality of TDS' financial reporting. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, TDS anticipates that it will continue to request shareholders to ratify the selection of the independent registered public accounting firm at annual meetings of shareholders. Proposal 2 in this 2015 Proxy Statement includes a proposal for consideration at the 2015 Annual Meeting requesting that shareholders ratify the selection of

PricewaterhouseCoopers LLP as TDS' independent registered public accountants for the year ending December 31, 2015.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP the audited financial statements of TDS, including the quality, not just the acceptability, of the financial reporting, the reasonableness of significant accounting judgments and estimates, the clarity of disclosures in the financial statements, and the assessment of TDS' internal controls over financial reporting.

        The Audit Committee considered and concluded that the provision of non-audit services by PricewaterhouseCoopers LLP to TDS during 2014 was compatible with their independence.

        In performing all of these functions, the Audit Committee acts in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of TDS management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements and other reports, and of PricewaterhouseCoopers LLP, who are engaged to audit and report on the consolidated financial statements of TDS and its subsidiaries and the effectiveness of TDS' internal control over financial reporting.

        By the members of the Audit Committee of the board of directors of TDS:

George W. Off Chairperson	Clarence A. Davis	Mitchell H. Saranow	Herbert S. Wander

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

What am I being asked to vote on in Proposal 3?

        In Proposal 3, we are providing shareholders with a vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this 2015 Proxy Statement pursuant to compensation disclosure rules set forth in Item 402 of Regulation S-K of the SEC (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure). This vote is required to be submitted to shareholders pursuant to SEC rules adopted under provisions in the Dodd-Frank Act codified in Section 14A of the Securities Exchange Act of 1934, as amended. The advisory vote on executive compensation described in this proposal is commonly referred to as a "Say-on-Pay" vote.

        TDS is required to request shareholders to vote, on an advisory basis, on the frequency of holding Say-on-Pay votes, commonly referred to as a "Say-on-Frequency" vote, at least once every six years. TDS held a Say-on-Frequency vote at the 2011 Annual Meeting. At that meeting, shareholders voted by a substantial majority to hold a Say-on-Pay vote every year. Based on the results of the Say-on-Frequency vote in 2011, the TDS board of directors adopted a policy to hold the Say-on-Pay vote every year, as was previously disclosed in TDS' Current Report on Form 8-K dated May 19, 2011. Accordingly, TDS is holding a Say-on-Pay vote every year unless and until this policy is changed. After the Say-on-Pay vote in 2015, the next Say-on-Pay vote will be held in 2016. TDS intends to next submit the Say-on-Frequency proposal to shareholders at the 2017 Annual Meeting.

        This proposal gives our shareholders the opportunity to express their views on the overall compensation of our named executive officers and the philosophy, policies and practices described in this 2015 Proxy Statement.

How does the board of directors recommend that I vote on this proposal?

        The board of directors unanimously recommends a vote FOR approval of the Say-on-Pay proposal.

        TDS believes that its executive compensation program is reasonable, competitive and strongly focused on pay for performance. TDS' compensation objectives for executive officers are to support the overall business strategy and objectives, attract and retain high-quality management, link compensation to both individual and company performance, and provide compensation that is both competitive and consistent with our financial performance.

        Consistent with these goals and as disclosed in the Compensation Discussion and Analysis, the Compensation Committee has developed and approved an executive compensation philosophy to provide a framework for TDS' executive compensation program featuring the policies and practices described in the Executive Summary of the Compensation Discussion and Analysis below.

Is this vote binding on the board of directors?

        The Say-on-Pay vote is an advisory vote only, and therefore will not bind TDS, our board of directors or the Compensation Committee. However, the board of directors and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

        The results of the Say-on-Pay vote will be disclosed on a Form 8-K.

        Your board of directors unanimously recommends a vote "FOR" the approval of Proposal 3.

 EXECUTIVE AND DIRECTOR COMPENSATION

        The following discussion and analysis of our compensation practices and related compensation information should be read in conjunction with the Summary Compensation Table and other tables included below, as well as our financial statements and management's discussion and analysis of financial condition and results of operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis discusses the compensation awarded to, earned by, or paid to the executive officers identified in the Summary Compensation Table.

Executive Summary

        TDS is a holding company, the primary business units of which are U.S. Cellular, which operates TDS' Wireless segment, and TDS Telecom, which operates TDS' Wireline, Hosted and Managed Services (HMS) and Cable segments. At December 31, 2014, U.S. Cellular served 4.8 million wireless customers and TDS Telecom served 1.2 million wireline and cable connections. U.S. Cellular accounted for approximately 80% of TDS' revenues in 2014, TDS Telecom accounted for approximately 19%, and other non-reportable segments accounted for less than 1%.

Compensation Philosophy and Objectives

        TDS and its business units are committed to providing the very best in customer satisfaction, achieving long-term profitable growth, and building the high-quality teams required to make this possible. As such, we focus on operating in a fiscally responsible manner, and on recruiting and retaining talented employees who believe in the company's values and long-term perspective.

        TDS' compensation objectives for executive officers are to support the overall business strategy and objectives, attract and retain high-quality management, link compensation to both individual and company performance, and provide compensation that is both competitive and consistent with our financial performance.

Highlights of the TDS Compensation Programs

  •
  We have a Compensation Committee, comprised solely of independent directors, that reviews and approves the salaries, bonuses and long-term compensation of executive officers (other than the President and Chief Executive Officer of U.S. Cellular, which compensation is approved by the U.S. Cellular's chairman and long-term incentive compensation committee).

  •
  We designed our compensation programs to motivate executive officers to act in the long-term interest of TDS.

  •
  Our executive officer compensation levels are based in part on competitive market compensation data supplied by our Compensation Committee's independent compensation consultant, Compensation Strategies, Inc., and by our compensation consultant, Towers Watson.

  •
  A major compensation goal is to provide compensation and benefit programs that are both attractive and fiscally responsible.

  •
  We provide few perquisites ("perks") to our officers.

  •
  We believe our executive bonus program is appropriately balanced between company and individual performance.

  •
  The maximum amount of the bonus paid to officers related to company performance is 200% of the target opportunity allocated to company performance.

  •
  We endeavor to conform with generally accepted compensation practices as defined by leading proxy advisory firms. For example, incentive and long-term compensation depends in large part on company performance; options may not be repriced without shareholder approval; hedging by officers is prohibited; except in limited circumstances, our plans, awards and agreements do not include tax gross-ups; a change in control does not automatically trigger adjustments to awards under the 2011 Long-Term Incentive Plan; and TDS may seek to adjust or recover awards or payments if performance measures are restated or otherwise adjusted as described under "Clawback" below.

2014 Compensation

        Our executive officers' 2014 compensation was comprised of a mix of base salary, annual cash bonuses and equity-based, long-term incentive awards.

  •
  When setting 2014 base salaries, our Compensation Committee considered the competitive market compensation data supplied by compensation consultants, the executives' personal accomplishments and their overall contribution to the success of the organization. Please refer to a description of each named executive officer's base salary under "Compensation Discussion and Analysis—Annual Cash Compensation—Base Salary".

  •
  For bonuses for 2014 performance paid in 2015, the performance weighting was based 40% on individual performance and 60% on consolidated company performance (subject to possible adjustment for specified officers by the Compensation Committee). We determined that the company performance portion of the bonus for 2014 performance would be paid at 94.5% of the target. Please refer to a description of TDS' performance under "Compensation Discussion and Analysis—Company Performance" and a description of each named executive officer's bonus under "Compensation Discussion and Analysis—Annual Cash Compensation—Bonus".

  •
  Long-term equity compensation awards to executive officers in 2014 were based, in part, on company and individual performance, with the intended goal of increasing long-term company performance and shareholder value. Stock options, restricted stock units and bonus match units generally vest over several years, to reflect the goal of relating long-term executive compensation to increases in shareholder value over the same period. Please refer to the description of each named executive officer's 2014 long-term equity compensation awards under "Compensation Discussion and Analysis—Long-Term Equity Compensation".

Corporate Governance

        TDS endeavors to follow good corporate governance practices and other best practices. For instance, TDS has established a fully independent Compensation Committee, even though it is not required to do so under law, SEC regulations or NYSE listing requirements because it is a controlled company. Good corporate governance is an important consideration to the Compensation Committee. TDS' commitment to good corporate governance has been recognized by Forbes, which has published a list of the Most Trustworthy companies since 2007. TDS was one of only 100 companies to be named Most Trustworthy in each of 2009, 2010 and 2012, and TDS' controlled subsidiary, U.S. Cellular, was one of only 100 companies named Most Trustworthy in 2014. Forbes used Governance Metrics International (or its predecessor Audit Integrity) to analyze more than 8,000 companies before selecting the top 100. Additional information relating to TDS' good corporate governance practices and other best practices is set forth below under "Corporate Governance and Best Practices."

Unrealized Components of Compensation

        The compensation reported under "Stock Awards" and "Option Awards" in the Summary Compensation Table represents grant date values as required by SEC rules, and does not represent currently realized or realizable compensation. The named executive officers will not realize cash from such awards unless and until any stock awards are vested and the shares received upon vesting are sold for cash, or unless and until any stock options become exercisable, are exercised and the shares received upon exercise are sold for cash There is no assurance that this will occur. In general, awards are subject to a risk of forfeiture and the options will expire if not exercised during their term, which may occur if the stock price does not appreciate and/or remain above the exercise price during the option's term. The compensation actually realized by a named executive officer may be more or less than the amount reported in the Summary Compensation Table below depending on the performance of the TDS stock price. With respect to 2014, the amount of compensation realized by each named executive officer can be approximated by (i) deducting from the "Total" in the 2014 Summary Compensation Table the amounts reported in the "Stock Awards" and "Option Awards" columns for such officer, and (ii) adding the values realized in 2014 by such officer from the 2014 Option Exercises and Stock Vested table below. However, other unrealized components of compensation also may be included in the Summary Compensation Table, such as retirement plan contributions that are subject to a vesting schedule.

Say-on-Pay Vote

        SEC rules require TDS to disclose whether and, if so, how it considered the results of the most recent Say-on-Pay vote in determining compensation policies and decisions and, if so, how that consideration has affected its executive compensation decisions and policies.

        Responsive to the foregoing requirement, the Compensation Committee considered the fact that over 85% of the votes represented at the 2014 annual meeting that could be cast were cast FOR the Say-on-Pay proposal with respect to 2013 named executive officer compensation, as disclosed in TDS' 2014 proxy statement. Because of the substantial support from shareholders in 2014, the Compensation Committee did not make any changes to TDS' executive compensation policies and decisions with respect to 2014 executive compensation as a result of the Say-on-Pay vote in 2014. (However, as described in "Changes to Compensation Policies" hereafter, certain changes were made to the 2014 executive compensation programs unrelated to the Say-on-Pay vote.) The Compensation Committee will continue to consider the results of the annual Say-on-Pay votes in their future compensation policies and decisions.

Changes to Compensation Policies

        Our Compensation Committee, with the advice of its independent compensation consultant, worked with management to make changes to the executive compensation program for 2014 to seek to better align cash bonuses with the consolidated performance of TDS. For bonuses for 2014 performance paid in 2015, the performance measures and weightings used to determine 60% of the bonus included the following: consolidated operating revenue growth (40%), consolidated adjusted income before income taxes (30%), and consolidated simple free cash flow (30%). In comparison, the company performance component of bonuses for 2013 performance paid in 2014 was based on the following performance measures and weightings: consolidated operating revenues (40%), consolidated adjusted income before income taxes (35%), and consolidated capital spending (25%).

Overview

        TDS' compensation policies for executive officers are intended to provide incentives for the achievement of corporate and individual performance goals and to provide compensation consistent with the performance of TDS, utilizing good governance practices and other best practices, as discussed below.

        TDS' policies establish incentive compensation performance goals for executive officers based on factors over which such officers have control and which are viewed as important to TDS' long-term success. TDS believes compensation should be related to the performance of TDS and should be sufficient to enable TDS to attract and retain individuals possessing the talents required for long-term successful performance. Nevertheless, although performance influences compensation and awards, all elements of compensation are discretionary and officers do not become entitled to any compensation or awards solely as a result of the achievement of performance levels. References to "CEO" below refer to the Chief Executive Officer and may refer to the President and CEO of TDS, U.S. Cellular or TDS Telecom, as indicated.

        The responsibilities of the TDS Compensation Committee include the review of salary, bonus, long-term compensation and all other elements of compensation of executive officers of TDS, other than officers of U.S. Cellular or any of its subsidiaries. For these purposes, "executive officers" means all officers that are employees who are or will be identified in TDS' annual proxy statement as "executive officers," including the President and CEO of TDS Telecom and U.S. Cellular. The compensation of the President and CEO of U.S. Cellular is established and administered by U.S. Cellular's chairman and long-term incentive compensation committee, as described in the proxy statement of U.S. Cellular relating to its 2015 annual meeting.

        The TDS Compensation Committee's charter provides that it will obtain advice and assistance from TDS' President and CEO and Vice President—Human Resources and from any other officer or employee of TDS, as it determines is appropriate. As discussed below, the Compensation Committee also utilizes the services of both an independent compensation consultant and TDS' compensation consultant.

        The Compensation Committee has not delegated any of its authority with respect to any of the officers identified in the Summary Compensation Table. The Compensation Committee's charter, however, permits it to delegate some or all of the administration of the long-term incentive plans or programs to the TDS President and CEO or other executive officer of TDS as the Compensation Committee deems appropriate, to the extent permitted by law and the applicable long-term incentive plan or program, but not regarding any award to the TDS President and CEO.

Corporate Governance and Best Practices

        As noted above, TDS' commitment to good corporate governance has been recognized by Forbes, which has published a list of the Most Trustworthy companies since 2007. TDS was one of only 100 companies to be named Most Trustworthy in each of 2009, 2010 and 2012, and TDS' controlled subsidiary, U.S. Cellular, was one of only 100 companies named Most Trustworthy in 2014. Forbes used Governance Metrics International or its predecessor Audit Integrity ("GMI"), to analyze more than 8,000 companies before selecting the top 100. For 2012, TDS had an accounting and governance risk score of 98 out of 100. GMI states that its quantitative and qualitative analysis looks beyond the raw data on companies' income statements and balance sheets to assess the true quality of corporate accounting and management practices. GMI finds that its 100 Most Trustworthy Companies have consistently demonstrated transparent and conservative accounting practices and solid corporate governance and management. GMI indicates that its evaluation identifies companies with good housekeeping practices that do not have unusual or excessive executive compensation, high levels of management turnover, substantial insider trading relative to their corporate peers, or high levels of short-term executive compensation, which it believes encourages management to focus on short-term results.

        Following good corporate governance and other best practices is also an important consideration of the Compensation Committee. The following identifies a number of the good governance practices and other best practices adopted and followed by TDS, even though in many cases it is not required to do so under law, SEC rules or NYSE listing requirements as a controlled company:

          (a)   Six, or 50%, of the TDS directors are independent, even though, as a controlled company, TDS is not required to have more than three independent directors.

          (b)   All directors are elected annually.

          (c)   TDS has adopted Corporate Governance Guidelines that are intended to reflect good corporate governance and other best practices.

          (d)   TDS has established a Corporate Governance and Nominating Committee even though, as a controlled company, TDS is not required to do so.

          (e)   The Corporate Governance and Nominating Committee operates under a formal charter and in a manner that is intended to reflect good corporate governance and other best practices.

          (f)    The positions of (i) Chairman of the Board and (ii) President and Chief Executive Officer are separated.

          (g)   The TDS Audit Committee, which is comprised entirely of independent directors, operates under a formal charter and in a manner that is intended to reflect good corporate governance and other best practices.

          (h)   TDS has established a Compensation Committee comprised solely of independent directors even though, as a controlled company, TDS is not required to do so.

          (i)    The Compensation Committee operates under a formal charter and in a manner that is intended to reflect good corporate governance and other best practices.

          (j)    The charter of each of the Corporate Governance and Nominating Committee, Audit Committee and Compensation Committee provides that each such committee has the authority to engage advisors, the fees of which are paid by TDS.

          (k)   Pursuant to the foregoing authority, the Compensation Committee has retained and obtained the advice of Compensation Strategies, Inc., a provider of executive compensation consulting services, since 2008. Compensation Strategies is independent and does not have any other relationships with or provide any other services to TDS or its affiliates.

          (l)    The Compensation Committee uses market compensation information supplied by Compensation Strategies as a market check of Towers Watson data in making executive officer compensation decisions.

          (m)  In 2013, the Corporate Governance and Nominating Committee established and since then follows a process relating to board refreshment and committee composition, as described above under "Director Nomination Process."

          (n)   In 2014, TDS enhanced and implemented a more formal shareholder engagement program, as described above under "Shareholder Engagement."

          (o)   TDS holds an annual "Say-on-Pay" vote.

          (p)   Executive sessions are held with only independent directors present.

          (q)   TDS has a policy prohibiting pledging and hedging of company shares.

          (r)    The TDS Charter and Bylaws can be amended by a simple majority vote.

        In addition to being comprised solely of independent directors, the members of the Compensation Committee are highly experienced and eminently qualified: George W. Off, former chief executive officer and chairman of Checkpoint Systems, Inc. and of Catalina Marketing Corporation, has substantial experience as the principal executive officer of public companies; Christopher D. O'Leary, currently executive vice president and chief operating officer—international of General Mills, Inc., has many years of significant experience in senior management of large businesses with a large number of employees, and is also a member of the Organizational Development & Compensation Committee of Newell Rubbermaid (NYSE: NWL); Gary L. Sugarman, formerly executive chairman of FXecosystem, Inc., managing member of Richfield Capital Partners and principal of Richfield Associates, Inc., has substantial experience in management, acquisitions and business development of telecommunications companies; and Herbert S. Wander (chairperson) is of counsel at Katten Muchin Rosenman LLP (following over 30 years as a partner at that firm) with a national reputation as a corporate and acquisitions lawyer and as a corporate governance expert.

Objectives and Reward Structure of TDS' Compensation Programs

        The above Overview generally describes the objectives and reward structure of TDS' compensation programs. This section further discusses, with respect to the named executive officers identified in the Summary Compensation Table, (1) the objectives of TDS' compensation programs and (2) what the compensation programs are designed to reward.

        The objectives of TDS' compensation programs for executive officers are to:

  •
  support TDS' overall business strategy and objectives;

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  attract and retain high quality management;

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  link individual compensation with attainment of individual performance goals and with attainment of business unit and TDS objectives; and

  •
  provide competitive compensation opportunities consistent with the financial performance of TDS.

        The primary financial focus of TDS as a consolidated enterprise is the increase of long-term shareholder value through growth, measured primarily in such terms as consolidated operating revenue growth, consolidated adjusted income before income taxes, and consolidated simple free cash flow. Operating units of TDS may have somewhat different primary financial measures. TDS' compensation policies for executive officers are designed to reward the achievement of such corporate performance goals. However, there is no strict relationship between elements of compensation or total compensation and such measures of performance. Instead, compensation decisions are made subjectively by the Compensation Committee, considering certain performance measures, as well as all other appropriate facts and circumstances.

        Each element of compensation and the total compensation of the named executive officers are determined on the basis of the Compensation Committee's analysis of multiple factors rather than solely on specific measures of performance. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the named executive officers.

        TDS' compensation programs are designed to reward performance of TDS on both a short-term and long-term basis. With respect to the named executive officers identified in the Summary Compensation Table, the design of compensation programs and performance rewarded is similar but with some differences for each of the named executive officers depending on such officer's position and responsibilities.

        The Compensation Committee evaluates the performance of the President and CEO of TDS in light of the annual and ongoing objectives for TDS and for its primary business units and the degree of attainment of those objectives, and sets the elements of compensation for the President and CEO of TDS based on such performance evaluation and compensation principles, as discussed below.

        With respect to the other executive officers identified in the Summary Compensation Table, the Compensation Committee reviews management's evaluation of the performance of such executive officers and determines and approves the elements of compensation for such executive officers based on such performance evaluations and compensation principles and the Compensation Committee's own assessment on the performance of these officers, as discussed below.

Elements of Compensation

        This section discusses, with respect to the officers identified in the Summary Compensation Table, (i) each element of compensation paid to such officers, (ii) why TDS chooses to pay each element of compensation, (iii) how TDS determines the amount or formula for each element of compensation, and (iv) how each compensation element and TDS' decisions regarding that element fit into TDS' overall compensation objectives and affect decisions regarding other elements.

        Each element of compensation paid to the named executive officers is as follows:

  ·
      Annual Cash Compensation

  o
  Salary

  o
  Bonus

  ·
      Equity Compensation pursuant to Long-Term Incentive Plans

  o
  Stock Awards

  –
  Bonus Match Unit Awards

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  Restricted Stock Unit Awards

  o
  Stock Options

  ·
      Other Benefits and Plans Available to Named Executive Officers

  o
  Deferred Compensation

    o
    Supplemental Executive Retirement Plan ("SERP")

    o
    Perquisites

  ·
      Other Generally Applicable Benefits and Plans

  o
  Tax-Deferred Savings Plan

  o
  Pension Plan

  o
  Post-Retirement Welfare Benefits

  o
  Welfare Benefits during Employment

        TDS has chosen to pay or provide these elements of compensation after considering common compensation practices of peers and other companies with similar characteristics, in order to support TDS' overall business strategy and objectives. TDS recognizes that it must compensate its executive officers in a competitive manner. Executive compensation is intended to provide, in the judgment of the Compensation Committee, an appropriate balance between the long-term and short-term performance of TDS, and also a balance between TDS' financial performance and shareholder return.

        TDS does not have defined guidelines that determine the amount or formula for each element of pay. TDS also does not have defined guidelines that determine how each compensation element and decisions regarding that element fit into TDS' overall compensation objectives and affect decisions regarding other elements. TDS has no target levels for cash versus equity compensation. Instead, TDS establishes elements of compensation and determines how they fit together overall in the manner described in the following discussion.

        As noted above, the elements of executive compensation include both annual cash and long-term equity compensation. Annual cash compensation consists of base salary and an annual bonus. Annual compensation decisions are based partly on individual and corporate short-term performance and partly on individual and corporate cumulative long-term performance during the executive's tenure in his or her position, particularly with regard to the President and CEO. Long-term equity compensation is intended to compensate executives primarily for their contributions to long-term increases in shareholder value and is primarily provided through the grant of stock options and restricted stock units.

        The Compensation Committee determines annually each executive officer's base salary, taking into consideration: (1) the salary range for the executive officer's position and responsibilities, (2) his or her performance during the preceding year, (3) his or her performance during the executive's tenure in the position, (4) TDS' and its business units' performance during the year compared to plan and compared with that of similar companies, (5) the recommendation of the President and CEO (with respect to executive officers other than the President and CEO) and (6) such other facts and circumstances as the Compensation Committee may deem relevant. The Compensation Committee makes such determination considering the matters described below, including advice and information from its independent compensation consultant, Compensation Strategies, Inc. See "Compensation Consultant" below for information about Compensation Strategies.

        In addition, the Compensation Committee determines annually each executive officer's bonus, taking into consideration: (1) the executive officer's performance during the preceding year, including contributions to TDS and its business units, and achievement of individual objectives, (2) TDS' and its business units' performance during the year compared to plan and compared with that of similar companies, (3) the achievement of important corporate and business unit objectives for the year, (4) the recommendation of the President and CEO (with respect to executive officers other than the President and CEO) and (5) such other facts and circumstances as the Compensation Committee may deem relevant.

        In general, other facts and circumstances that the Compensation Committee considers in determining the annual cash compensation of the named executive officers and/or that the President and CEO considers in his evaluation and recommendation to the Compensation Committee with respect to the other named executive officers include the following: TDS' status as a public company and a controlled company; the publicly-available market cash compensation information of TDS' publicly-held peers and other publicly-held companies, as discussed below; the fact that TDS is primarily a regional competitor and that some of its competitors are national or global telecommunications companies that are much larger than TDS and possess greater resources than TDS; and TDS' primary financial focus of increasing long-term shareholder value through growth. Additional facts and circumstances considered with respect to the named executive officers are discussed below in the discussion relating to each such officer.

        The Compensation Committee also determines long-term equity compensation awards to the named executive officers (other than the President and CEO of U.S. Cellular) under the TDS long-term incentive plans, which include options, restricted stock units and bonus match units, as discussed below. Grants of options, restricted stock units and bonus match units by TDS to the President and CEO and the other executive officers are generally made to all such officers at the same time in a particular year. In 2014, options and restricted stock units were granted on May 16, 2014. Bonus match units were granted on March 14, 2014 (the date that the related bonus was determined). TDS may also make grants of equity awards during other times of the year as it deems appropriate. All option, restricted stock unit and bonus match unit awards are expensed over the applicable vesting periods.

        TDS does not backdate options or have any program, plan or practice to time the grant of awards in coordination with the release of material non-public information.

        The Compensation Committee does not consider an officer's outstanding equity awards or stock ownership levels when determining the value of the long-term incentive award component of such officer's compensation. The Compensation Committee makes long-term incentive awards based on performance for a particular year and other considerations as described herein and does not consider outstanding equity awards and stock ownership to be relevant in connection therewith.

Risks Relating to Compensation to Executive Officers

        TDS does not believe that the incentives in compensation arrangements maintained by TDS encourage executive officers to take unnecessary, excessive or inappropriate risks that could threaten the value of TDS, or that risks arising from TDS' compensation policies and practices for executive officers are reasonably likely to have a material adverse effect on TDS. Also, TDS does not believe that risks arising from TDS' compensation policies and practices for its employees, including non-executive officers, are reasonably likely to have a material adverse effect on TDS. See discussion under "Risks from Compensation Policies and Practices" below.

Compensation Consultant

        Towers Watson is TDS management's primary compensation consultant. Towers Watson is engaged by TDS management who provides from time to time to the Compensation Committee various materials provided to TDS by Towers Watson as described below. Towers Watson also provides compensation consulting and other services to TDS' subsidiary, U.S. Cellular, which are described in the U.S. Cellular 2015 proxy statement. The TDS Compensation Committee has no involvement in such consulting or other services provided to U.S. Cellular.

        As required by SEC rules, the following discloses the role of Towers Watson in determining or recommending the amount or form of executive officer compensation, the nature and scope of the assignment, and the material elements of the instructions or directions given to Towers Watson with respect to the performance of its duties under its engagement: Towers Watson provides external market compensation data to TDS from its executive compensation survey database. See "Benchmarking/Market Compensation Data" below. Towers Watson also performs other services for TDS, which may include consulting on TDS compensation plans.

        The Compensation Committee's charter provides that the Compensation Committee shall have the authority to engage advisors as it deems necessary to carry out its duties and that TDS shall provide appropriate funding, as determined by the Compensation Committee, for payment of any advisor retained by the Compensation Committee, as well as ordinary administrative expenses of the Compensation Committee that are necessary or appropriate in carrying out its duties. Pursuant to such authority, since 2008, the Compensation Committee has retained and obtained the advice of Compensation Strategies, Inc., a provider of executive compensation consulting services. TDS management has no role in the engagement of Compensation Strategies and Compensation Strategies does not provide any services to TDS or its affiliates other than its services to the Compensation Committee.

        As required by SEC rules, the following discloses the role of Compensation Strategies in determining or recommending the amount or form of executive officer compensation, the nature and scope of the assignment, and the material elements of the instructions or directions given to Compensation Strategies with respect to the performance of its duties under its engagement: Compensation Strategies reviews TDS' various compensation elements and programs and provides independent analysis and advice to the Compensation Committee for the purpose of evaluating such elements and programs. As discussed below under "Benchmarking/Market Compensation Data", Compensation Strategies conducted a competitive review of compensation levels of TDS executive officers in 2014 as a cross-check to the information provided by Towers Watson. In 2014, Compensation Strategies also provided advice to the Compensation Committee relating to changes to the bonus program discussed above and advice on other elements of compensation.

Compensation Consultant Conflicts of Interest

        With regard to each of Towers Watson and Compensation Strategies, the Compensation Committee considered if their work raised any conflict of interest.

        The following identifies considerations by the Compensation Committee in evaluating whether the work of Towers Watson or Compensation Strategies in 2014 raised any conflict of interest, based on factors identified in Rule 10C-1 under the Securities Exchange Act of 1934, as amended. The following was prepared in consultation with and based on representations of Towers Watson and Compensation Strategies.

FACTOR	TOWERS WATSON	COMPENSATION STRATEGIES
1. The provision of other services to the issuer by the person that employs the compensation consultant.	1. The Compensation Committee does not believe the market compensation data provided by Towers Watson to TDS management who furnishes this information to the Compensation Committee, or the other services of Towers Watson to TDS management, raise a potential conflict of interest, but if they did, it has been addressed by the Compensation Committee by retaining and obtaining the advice of an independent compensation consultant, Compensation Strategies.	1. Neither Compensation Strategies nor its affiliates provided any services to TDS or its affiliates or to the Compensation Committee in 2014 other than the services to the Compensation Committee described above under "Compensation Consultant".
2. The amount of fees received from the issuer by the person that employs the compensation consultant as a percentage of the total revenue of the person that employs the compensation consultant.
2. In its most recent 10-K Annual Report filed on August 14, 2014, Towers Watson disclosed that no single client accounted for more than 1% of its consolidated revenues for any of its most recent three fiscal years.
2. Although the amount of fees received from TDS by Compensation Strategies is a more significant component of its revenue than the fees received from TDS by Towers Watson, this is not considered to be a significant concern because Compensation Strategies is not dependent on fees from TDS. Also, Compensation Strategies is engaged by the Compensation Committee for independent advice with respect to compensation to TDS management, and is not engaged by and has no dependence on engagements from TDS management.
3. The policies and procedures of the person that employs the compensation consultant that are designed to prevent conflicts of interest.	3. The policies and procedures of Towers Watson, including the policies and procedures relating to the six factors set forth in this table, are designed to prevent conflicts of interest.	3. The policies and procedures of Compensation Strategies, including the policies and procedures relating to the six factors set forth in this table, are designed to prevent conflicts of interest.

FACTOR	TOWERS WATSON	COMPENSATION STRATEGIES
4. Any business or personal relationships of the compensation consultant with a member of the compensation committee.	4. Towers Watson is not aware of any business or personal relationships of Towers Watson or its representatives providing compensation consulting services to TDS (or their immediate family members) with any member of the Compensation Committee, except the business relationship arising from the compensation consulting and other services provided to TDS by Towers Watson, as disclosed in this 2015 Proxy Statement (and the compensation consulting and other services provided to U.S. Cellular by Towers Watson, as disclosed in the U.S. Cellular 2015 proxy statement).	4. There are no business or personal relationships of Compensation Strategies or its representatives providing compensation consulting services to TDS (or their immediate family members) with any member of the Compensation Committee, except the business relationship arising from the compensation consulting services provided to TDS by Compensation Strategies, as disclosed in this 2015 Proxy Statement.
5. Any stock of the issuer owned by the compensation consultant.
	5. No regular member of the Towers Watson executive compensation team serving TDS (or U.S. Cellular) owns any stock of TDS or U.S. Cellular, other than perhaps investments in mutual funds or other funds that may contain TDS or U.S. Cellular stock as a component investment and which are managed without the member's input.	5. Stock of TDS (or U.S. Cellular) is not owned by Compensation Strategies or its representatives providing compensation consulting services to TDS (or their immediate family members).
6. Any business or personal relationships between the executive officers of the issuer and the compensation adviser or the person employing the adviser.
6. Towers Watson is not aware of any business or personal relationships between any executive officers of TDS, and Towers Watson or its representatives providing compensation consulting services to TDS (or their immediate family members), except the business relationship arising from the compensation consulting and other services provided to TDS by Towers Watson, as disclosed in this 2015 Proxy Statement (and the compensation consulting and other services provided to U.S. Cellular by Towers Watson, as disclosed in the U.S. Cellular 2015 proxy statement).
6. There are no business or personal relationships between any executive officers of TDS, and Compensation Strategies or its representatives providing compensation consulting services to TDS (or their immediate family members), except the business relationship arising from the compensation consulting services provided to TDS by Compensation Strategies, as disclosed in this 2015 Proxy Statement.

        Although the independence rules of Section 303.05 of the NYSE Listed Company Manual are not applicable to TDS because it is a controlled company, the Compensation Committee believes that Compensation Strategies would nonetheless satisfy the independence requirements of such rules if they were applicable, based on the above criteria.

        Neither Towers Watson nor Compensation Strategies provides any advice as to director compensation.

Benchmarking/Market Compensation Data

        TDS does not engage in "benchmarking" as defined by the SEC, which would entail using compensation data about other companies as a reference point—either wholly or in part—to base, justify or provide a framework for a compensation decision. Although TDS does obtain, review and consider a broad-based third-party survey of market compensation data from Towers Watson, this is used more generally as described below.

        In addition, the Compensation Committee obtains peer group information from its independent compensation consultant, Compensation Strategies. In particular, with respect to 2014, Compensation Strategies provided market data for a peer group for purposes of a competitive review of compensation levels of TDS' executive officers. This was done as a cross-check against the information provided by Towers Watson in connection with the approval of 2014 compensation, as described below.

        Market compensation data is obtained from the Towers Watson Executive Compensation Database. For compensation decisions in 2014, data was obtained from the 2013 database, which contained data for over 750 companies that represented a diverse range of companies across all industries, including companies from the telecommunications, retail, financial, electronics, pharmaceutical, manufacturing and consumer products sectors. This database was used to identify the ranges of annual cash compensation considered to be appropriate for the named executive officers, as discussed below. This database also was used in evaluating the equity compensation awards of the named executive officers, as discussed below. TDS believes this approach provides a reasonably accurate reflection of the competitive market for such elements of compensation necessary to retain current executives and attract future executives to positions at TDS. In addition, TDS believes this methodology is more statistically valid than solely benchmarking these elements of compensation to the limited number of companies in the peer group used for the "Stock Performance Graph" that is included in the TDS Annual Report to shareholders, as discussed below.

        The identities of the individual component companies that are included in the Towers Watson database are neither disclosed to nor considered by TDS or the Compensation Committee. TDS and the Compensation Committee rely upon and consider to be material only the aggregated survey data prepared by Towers Watson. They do not obtain or consider information on the identities of the individual companies included in the survey in connection with any compensation decisions because this information is not considered to be material.

        As a cross-check of 2014 compensation, Compensation Strategies created an industry peer group that consisted of the following 19 publicly-traded companies: Cablevision Systems Corporation, CenturyLink, Charter Communications, Cincinnati Bell, Crown Castle International, DISH Network Corporation, Earthlink, Equinix, Fairpoint Communications, Frontier Communications, Harris Corp., IDT Corp., Level 3 Communications, NII Holdings, Rackspace Hosting, SBA Communications, tw telecom, Vonage Holdings and Windstream. These companies were included in this analysis because they are companies somewhat similar in size to TDS in similar industries. Compared to the group used for the cross-check of 2013 compensation, this peer group was revised to remove Leap Wireless International due to its acquisition in early 2014.

        TDS also generally considers compensation arrangements at the companies in the peer group index included in the "Stock Performance Graph" that is included in the TDS Annual Report to shareholders, as discussed below, as well as other companies in the telecommunications industry and other industries, to the extent considered appropriate, based on similar size, function, geography or otherwise. This information is used to generally understand the market for compensation arrangements for executives, but is not used for benchmarking purposes.

        TDS selected the Dow Jones U.S. Telecommunications Index, a published industry index, as its peer group for the Stock Performance Graph in the 2014 Annual Report. As of December 31, 2013, the Dow Jones U.S. Telecommunications Index had been composed of the following companies: AboveNet, American Tower (Class A), AT&T, CenturyLink, Cincinnati Bell, Crown Castle International, Frontier Communications, Leap Wireless International, Leucadia National, Level 3 Communications, MetroPCS Communications, NII Holdings, SBA Communications Corp., Sprint Corp., Telephone and Data Systems, tw telecom (Class A), U.S. Cellular, Verizon Communications, Virgin Media and Windstream. As of December 31, 2014, Dow Jones deleted AboveNet, American Tower (Class A), Cincinnati Bell, Crown Castle International, Leap Wireless International, Leucadia National, MetroPCS Communications, NII Holdings, tw telecom (Class A), U.S. Cellular and Virgin Media from this index and added T-Mobile USA to this index.

Company Performance

        On a weighted basis, U.S. Cellular achieved 94.1% of its targets which produced a payout of 89.4% of target for the company performance portion of its 2014 executive bonus plan, as disclosed in the U.S. Cellular 2015 proxy statement. The TDS Telecom company performance for purposes of its 2014 bonus plan was determined to be 125.3% of target, as disclosed in TDS' Current Report on Form 8-K dated March 13, 2015. As discussed above, for bonuses relating to 2014 performance paid in 2015, TDS company performance was based on consolidated results of TDS. The TDS consolidated company performance for purposes of its 2014 bonus paid in 2015 was determined to be 94.5% of target.

        For 2014, the TDS consolidated company performance was based on the following three metrics with the following weights: consolidated operating revenue growth (40%), consolidated adjusted income before income taxes (30%), and consolidated simple free cash flow (30%).

        The forgoing reflects changes from the prior year as described and for the reasons discussed under "Changes to Compensation Policies" above.

        The following shows TDS' calculation of consolidated company performance with respect to 2014. The below amounts are based on the performance metrics established specifically for bonus purposes and may not agree with TDS' financial statements, which are based on accounting principles generally accepted in the United States of America ("GAAP"), or with other publicly disclosed measures. As compared to GAAP, the below bonus results and targets are adjusted for amounts relating to items such as acquisitions and divestitures and other non-operating or non-core amounts (the "Bonus Metric Amounts"). The below bonus results and targets are intended to reflect the regular operating results over which TDS officers have significant influence.

Performance Measures	Final Bonus Results for 2014	Final Target for 2014	Bonus Results as a % of Target	Minimum Threshold Performance (as a % of Target)	Maximum Performance (as a % of Target)	Interpolated % of Target Bonus Earned (if within Minimum and Maximum Range)	Weight	Weighted Avg % of Target Bonus
Consolidated Operating Revenue Growth(1)	2.1%	6.4%	33.1%	16%	184%	60.3%	40%	24.1%
Consolidated Adjusted Income before Income Taxes(2)	$746 million	$794 million	94.0%	85%	115%	80.1%	30%	24.1%
Consolidated Simple Free Cash Flow(3)	$(10) million	$(64) million	15.1%	256%	(56)%	154.4%	30%	46.3%

Overall Company Performance							100%	94.5%

(1)
Consolidated Operating Revenue Growth is based on consolidated "Operating revenues" excluding U.S. Cellular "Equipment sales revenues," and including only core markets for U.S. Cellular, as adjusted for the Bonus Metric Amounts.

(2)
Consolidated Adjusted Income before Income Taxes represents consolidated "Adjusted income before income taxes" as set forth in Note 19—Business Segment Information, in the notes to the consolidated financial statements included in the accompanying Annual Report to Shareholders for the year ended December 31, 2014, which is also included as Exhibit 13 to the TDS Annual Report on Form 10-K for the year ended December 31, 2014, as adjusted for the Bonus Metric Amounts.

(3)
Consolidated Simple Free Cash Flow represents consolidated "Adjusted Income before Income Taxes," less capital expenditures excluding capitalized interest, as adjusted for the Bonus Metric Amounts.

        If a metric does not meet the minimum threshold performance level, no bonus will be paid with respect to such metric. If maximum performance or greater is achieved, 200% of the bonus opportunity for that metric will be funded. As shown above, the minimum threshold was achieved with respect to all of the three metrics, but performance was less than maximum performance in each case. As a result, the payout level was interpolated as indicated above based on the formula included in the TDS bonus plan.

        In accordance with this methodology, the overall percentage deemed to have been achieved by TDS for company performance with respect to 2014 was 94.5%.

Personal Objectives and Performance

        In addition to TDS and/or business unit performance, the Compensation Committee may consider personal objectives and performance. There was no minimum level of achievement of any personal objectives that was required for any cash compensation decision. The assessment of the achievement of personal objectives is not formulaic, objective or quantifiable. Instead, the individual performance considerations are factors, among others, that are taken into account in the course of making subjective judgments in connection with compensation decisions.

        The following summarizes the TDS corporate objectives and accomplishments applicable to the TDS President and CEO and all other TDS corporate executive officers in 2014. In addition to achieving overall TDS performance for 2014 of 94.5% of target as discussed above, TDS took actions in furtherance of the following objectives: (i) supporting the development of strategies to achieve performance in line with TDS' portfolio strategy or evaluating alternatives; (ii) working with the business units to formulate effective business strategies; (iii) assessing the integrated service/solution provider approach; (iv) finding and evaluating attractive additional growth opportunities; (v) helping the business units identify and realize additional cost savings and cost efficiencies; (vi) developing and, as appropriate, executing financing strategies for growth initiatives of HMS and cable/broadband while minimizing financing and other risk; (vii) working with U.S. Cellular to maximize the value of its non-strategic spectrum and tower assets; (viii) working with U.S. Cellular and the FCC to obtain favorable rules spectrum auctions; (ix) working with TDS Telecom to select and implement an IP video platform; (x) evaluating U.S. Cellular's VoLTE trial results and developing plans to roll out VoLTE; (xi) assisting TDS Telecom in sourcing, evaluating and acquiring attractive cable/broadband companies; and (xii) developing and communicating a strategy related to shareholder friendly transactions, taking into account the funding needs and corporate strategy of the enterprise and the impact on medium and long term share value.

        The following shows certain considerations relating to compensation paid by TDS in or with respect to 2014:

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	Douglas D. Shuma	Scott H. Williamson	David A. Wittwer
Position at TDS	Director and President and CEO	Director and Executive Officer	Senior Vice President—Finance and Chief Accounting Officer (chief financial officer and chief accounting officer)	Senior Vice President—Acquisitions and Corporate Development	Director and Executive Officer
Position at U.S. Cellular	Director and Chairman	Director and President and CEO	Director and Chief Accounting Officer	N/A	N/A
Position at TDS Telecom	Director and Chairman	N/A	Director and Chief Accounting Officer	N/A	Director and President and CEO
Year Appointed to Current Officer Title	1981 (President) and 1986 (CEO)	2013	2015	1998	2006
Year First Involved with TDS or its Subsidiaries as Director or Employee	1968	1987	2007	1995	1983
Primary Responsibilities for 2014	Primary responsibility for operations and performance of TDS and subsidiaries as TDS CEO	Primary responsibility for operations and performance of U.S. Cellular as its CEO	Primary responsibility for accounting policies and for financial affairs of TDS	Primary responsibility for acquisitions and corporate development of TDS and subsidiaries	Primary responsibility for operations and performance of TDS Telecom as its CEO

Meyers Letter Agreement

        U.S. Cellular and Kenneth R. Meyers are parties to a letter agreement dated July 25, 2013 relating to his appointment as President and CEO effective June 22, 2013 (the "Meyers Letter Agreement"). The Meyers Letter Agreement provided for Mr. Meyers' cash compensation and equity awards for 2013, and includes provisions relating to annual equity awards in subsequent years, cash reimbursements or payments with respect to retiree medical/life insurance benefits and a related tax gross-up, and severance (pursuant to which Mr. Meyers would be entitled to his then current annual base salary in the event that U.S. Cellular terminates Mr. Meyers' employment involuntarily without cause prior to June 22, 2019). See Footnote (2) to the Summary Compensation Table below for further details.

Annual Cash Compensation

        Annual cash compensation decisions, consisting of base salary for the current year and bonus based on performance, are generally made concurrently by the Compensation Committee each year for each of the named executive officers (other than the President and CEO of U.S. Cellular, whose compensation is not determined by the Compensation Committee).

        As part of the process of determining the appropriate elements of annual cash compensation for the named executive officers, the Compensation Committee is provided with information about the compensation of similar executive officers at other companies, including chief executive officers of companies, chief executive officers and chief operating officers of principal business units, if available, chief financial officers and other officers with responsibilities comparable to the TDS named executive officers, as reported in the survey data discussed above and the proxy statements of other companies. The Compensation Committee also considers recommendations from the President and CEO of TDS regarding compensation for the named executive officers other than himself, each of which reports directly to him. The TDS Vice President—Human Resources prepares for the Compensation Committee an analysis of compensation paid to similar executive officers of other comparable companies. See "Benchmarking/Market Compensation Data" above.

        Annually, the nature and extent of each executive officer's personal accomplishments and contributions for the year are determined, based on information submitted by the executive and by others familiar with his or her performance, including the President and CEO of TDS in the case of the named executive officers other than himself. The Compensation Committee evaluates the information in terms of the personal objectives established for such executive officer for the performance appraisal period.

        The Compensation Committee also assesses how well TDS did as a whole during the year, as discussed above, and the extent to which the President and CEO of TDS believes the executive officers other than the President and CEO of TDS contributed to the results, as discussed below. With respect to executive officers having primary responsibility over a certain business unit or division of TDS, the Compensation Committee considers the performance of the business unit or division and the contribution of the executive officer thereto.

        The Compensation Committee uses these sources and makes the determination of appropriate elements of compensation and ranges for such elements for such named executive officers based on its informed judgment, using the information provided to it by the Vice President—Human Resources, including information from Towers Watson, and information from its independent compensation consultant, Compensation Strategies. The Compensation Committee also has access to numerous performance measures and financial statistics prepared by TDS. This financial information includes the audited financial statements of TDS, as well as internal financial reports such as budgets and actual results, operating statistics and other analyses. The Compensation Committee may also consider such other factors as it deems appropriate in making its compensation decisions.

        The elements of compensation and ranges for such elements are not based on any formal analysis. No specific measures of performance or factors are considered determinative in the compensation of executive officers. Instead, various facts and circumstances are taken into consideration by the Compensation Committee. Ultimately, it is the informed judgment of the Compensation Committee, after reviewing all the facts and circumstances, that determines the elements of compensation and total compensation for the executive officers.

  Base Salary

        The base salary of each officer is set within the range identified for this element based on an assessment of the responsibilities and the performance of such officer, also taking into account the performance of TDS and/or its business units or divisions, other comparable companies, the industry and the overall economy during the preceding year. Column (c), "Salary," in the Summary Compensation Table includes the dollar value of base salary (cash and non-cash) earned by the named executive officers during 2014, 2013 and 2012, whether or not paid in such year.

        The following shows certain information relating to the rate of base salary in 2014 compared to 2013 for the named executive officers.

	LeRoy T. Carlson, Jr.	Douglas D. Shuma	Scott H. Williamson	David A. Wittwer
2013 Base Salary	$1,352,700	$353,900	$627,500	$568,000
2014 Base Salary effective 1/1/14	$1,352,700	$353,900	$627,500	$587,000
2014 Base Salary as revised effective 7/1/14	N/A	$402,000	N/A	N/A
$ Change in 2014	$—	$48,100	$—	$19,000
% Change in 2014	—%	13.6%	—%	3.3%

        The increase to Mr. Shuma's base salary was to reflect his performance and his increased responsibilities.

        The TDS Compensation Committee reviews the base salary and bonus of the executive officers on an aggregate basis as described below under "Total Cash Compensation."

  Bonus

        TDS established the 2014 Officer Bonus Program for awarding bonuses to certain officers. This bonus program covered all TDS officers other than the President and CEO of TDS and the Chairman Emeritus of TDS. This program was filed by TDS as Exhibit 10.14 to TDS' Form 10-K for the year ended December 31, 2014. For bonuses relating to 2014 performance that were paid in 2015, in general, 40% of an officer's target bonus was based on the officer's individual performance and the remaining 60% was based on company performance (utilizing the weightings and metrics described above under "Company Performance"). The maximum amount of the bonus based on either company or individual performance could not exceed 200% of the target bonus related to such performance.

        The program provided that the TDS Telecom President and CEO would have the same company and individual performance weightings as the other TDS executive officers, provided that in such case the company performance was to be based on TDS Telecom's performance rather than TDS' consolidated performance. However, the amount of the bonus payable to the TDS Telecom President and CEO was not formulaic and was based on TDS Telecom's bonus plan, TDS Telecom metrics and various other performance measures in the discretion of the TDS President and CEO and the TDS Compensation Committee.

        In addition, TDS has established performance guidelines and procedures for awarding bonuses to the President and CEO of TDS. These guidelines and procedures were filed by TDS as Exhibit 10.2 to TDS' Form 8-K dated November 19, 2008, and an amendment to such guidelines and procedures was filed by TDS as Exhibit 10.1 to TDS' Form 8-K dated November 18, 2009. These guidelines and procedures provide that the Compensation Committee in its sole discretion determines whether an annual bonus will be payable to the President and CEO of TDS for a performance year and, if so, the amount of such bonus, and describe factors that may be considered by the Compensation Committee in making such determination, including any factors that the Compensation Committee in the exercise of its judgment and discretion determines relevant. The guidelines and procedures provide that no single factor will be determinative and no factor will be applied mechanically to calculate any portion of the bonus of the President and CEO. The entire amount of the bonus is discretionary. The guidelines and procedures provide that the President and CEO will have no right or expectation with respect to any bonus until the Compensation Committee has determined whether a bonus will be paid for a performance year.

        The TDS 2014 Officer Bonus Program does not cover the President and CEO of U.S. Cellular, who participates in the U.S. Cellular executive bonus program as described in U.S. Cellular's 2015 proxy statement.

  Summary of Bonus Payments

        The following shows information with respect to each named executive officer that received a bonus for 2014 performance (paid in 2015) from TDS, showing the amount of bonus awarded. The bonus for Mr. Meyers for 2014 performance was paid by U.S. Cellular as described in the U.S. Cellular 2015 proxy statement.

        As noted above under "Company Performance," the overall percentage achieved by TDS with respect to company performance for 2014 was determined to be 94.5%. Certain amounts below are rounded.

		Formula	LeRoy T. Carlson, Jr.	Douglas D. Shuma	Scott H. Williamson	David A. Wittwer
a	2014 base salary		$1,352,700	$402,000	$627,500	$587,000
b	Target bonus percentage (informal for Mr. Carlson and Mr. Wittwer)		90%	45%	50%	65%

c	Target bonus for 2014	a × b	$1,217,430	$180,900	$313,750	$381,550
d	Percentage of 2014 target bonus based on company performance (informal for Mr. Carlson and Mr. Wittwer)		60%	60%	60%	60%

e	Target bonus for company performance	c × d	$730,458	$108,540	$188,250	$228,930
f	Calculation of amount reported under "Non-Equity Incentive Plan Compensation" column based on company performance in 2014 (1)	e × 94.5%	N/A	$102,570	$177,896	N/A

	Calculation of amount reported under "Bonus" column:
g	Amount of discretionary bonus based on individual performance		N/A	$92,230	$162,004	N/A
h	Discretionary bonus(1)		$900,000	N/A	N/A	$490,000

i	Subtotal of amount reported under "Bonus" column	g + h	$900,000	$92,230	$162,004	$490,000

	Total bonus for 2014 paid in 2015 (sum of amount reported under "Non-Equity Incentive Plan Compensation" column and amount reported under "Bonus" column)	f + i	$900,000	$194,800	$339,900	$490,000

(1)
Unlike the TDS 2014 Officer Bonus Program, which provides that a specified percentage of an officer's bonus will be determined based on company performance measures (as described above) and that the remaining percentage will be discretionary based on individual performance, the bonus guidelines for the President and CEO of TDS (LeRoy T. Carlson, Jr.), do not provide such specificity and provide that the entire amount of the bonus is discretionary. Accordingly, the entire amount of the bonus for LeRoy T. Carlson, Jr. is reported under the "Bonus" column of the Summary Compensation Table. In addition, although the U.S. Cellular and TDS Telecom bonus plans are used as guidelines for the bonus for the President and CEO of each of such subsidiaries, the actual amount of the bonus paid is not formulaic and is based on the bonus plans and metrics of such subsidiaries and various other facts and circumstances. Accordingly, the entire amount of the bonus for David A. Wittwer is reported under the "Bonus" column of the Summary Compensation Table.

          As indicated above, the TDS Compensation Committee approved the following bonuses for the above named executive officers with respect to 2014:

	LeRoy T. Carlson, Jr.	Douglas D. Shuma	Scott H. Williamson	David A. Wittwer
2014 Bonus Paid in 2015	$900,000	$194,800	$339,900	$490,000
Target Bonus	$1,217,430	$180,900	$313,750	$381,550
Percentage of Target Bonus	74%	108%	108%	128%

          Mr. Carlson's informal target bonus with respect to the 2014 bonus paid in 2015 was 90% of his 2014 base salary of $1,352,700, or $1,217,430. In the Compensation Committee's subjective judgment and based on its analysis and consultation with Compensation Strategies, it believed that Mr. Carlson's cash bonus for 2014 should be $900,000, or approximately 74% of this target. This reflects the Compensation Committee's subjective judgment of the bonus that Mr. Carlson should receive based on company performance, individual performance and other factors, including Mr. Carlson's total cash compensation of base salary and bonus, as discussed below.

          Mr. Shuma's bonus of $194,800 represents a bonus of approximately 94.5% of his target bonus for company performance and approximately 127% of his target bonus for individual performance. The individual performance percentage was based on the recommendation of the TDS President and CEO, based on his subjective judgment of Mr. Shuma's personal achievements and performance in 2014.

          Mr. Williamson's bonus of $339,900 represents a bonus of approximately 94.5% of his target bonus for company performance and approximately 129% of his target bonus for individual performance. The individual performance percentage was based on the recommendation of the TDS President and CEO, based on his subjective judgment of Mr. Williamson's personal achievements and performance in 2014.

          Mr. Wittwer's informal target bonus with respect to the 2014 bonus paid in 2015 was 65% of his 2014 base salary of $587,000, or $381,550. As described above, TDS Telecom's overall company performance for 2014 was 125.3% of target. Mr. Wittwer's bonus of $490,000 was approximately 128% of his target for 2014. This primarily reflects TDS Telecom's overall company performance for 2014 of 125.3% and the TDS Telecom Chairman's and TDS Compensation Committee's subjective judgment of the TDS Telecom team performance and Mr. Wittwer's personal achievements and performance in 2014.

          Kenneth R. Meyers did not receive a bonus from TDS with respect to 2014. His bonus with respect to 2014 was paid by U.S. Cellular as described in U.S. Cellular's 2015 proxy statement.

  Total Cash Compensation

        The following shows information relating to total cash compensation in 2014 for the named executive officers that received a bonus with respect to 2014 from TDS:

	LeRoy T. Carlson, Jr.	Douglas D. Shuma	Scott H. Williamson	David A. Wittwer
Base Salary in 2014	$1,352,700	$377,950	$627,500	$587,000
2014 Bonus Paid in 2015	$900,000	$194,800	$339,900	$490,000

Total Cash Compensation in 2014	$2,252,700	$572,750	$967,400	$1,077,000

Total Cash Compensation per Towers Watson Survey:
25th percentile	$1,730,000	$365,000	$485,000	$845,000
50th percentile	$2,300,000	$450,000	$680,000	$1,120,000
75th percentile	$3,065,000	$550,000	$970,000	$1,485,000

        The amount reported above as Base Salary represents the named executive officer's 2014 base salary. Mr. Shuma's base salary of $377,950 in 2014 reflects a base salary of $353,900 between January and June 2014 and a base salary of $402,000 between July and December 2014. The Compensation Committee, based on its analysis and consultation with Compensation Strategies, believes that total cash compensation paid to TDS executive officers is in line with TDS' peers, but that a greater proportion of the total cash compensation should be paid as bonus and less should be paid as salary compared to peers.

        The basis of the Compensation Committee for the above levels of compensation is as follows:

        Mr. Carlson's total cash compensation represents the Compensation Committee's subjective view of the appropriate total cash compensation considering the importance of Mr. Carlson's responsibilities, the performance of TDS and its subsidiaries and Mr. Carlson's performance as President and CEO.

        Mr. Shuma's total cash compensation represents the Compensation Committee's subjective view of the appropriate total cash compensation considering his performance at TDS since he was employed by TDS in 2007, the fact that he has served as the chief accounting officer of TDS since his employment by TDS commenced and the fact that he also began serving as the chief financial officer of TDS on July 19, 2013.

        Mr. Williamson's total cash compensation represents the Compensation Committee's subjective view of the appropriate total cash compensation considering his many years of service, the importance of Mr. Williamson's responsibilities and his performance over a long period of time.

        Mr. Wittwer's total cash compensation represents the Compensation Committee's subjective view of the appropriate total cash compensation considering the compensation of officers at comparable companies with similar responsibilities and the performance of TDS Telecom and Mr. Wittwer.

Long-Term Equity Compensation

        The Compensation Committee also determines long-term equity compensation awards for the named executive officers under the TDS 2011 Long-Term Incentive Plan.

        Although the Compensation Committee has the discretion to grant various awards, it generally only grants service-based restricted stock units and service-based options. In addition, officers may receive employer stock match awards in connection with deferred bonus as described below under "Information Regarding Nonqualified Deferred Compensation." The restricted stock units granted in 2014 vest in full (cliff vesting) on the third anniversary following the grant date or on May 16, 2017, subject to continued employment. Options granted in 2014 vest in full (cliff vesting) on the third anniversary following the grant date or on May 16, 2017 and are exercisable until the tenth anniversary of the date of grant, in each case subject to continued employment.

        With respect to long-term compensation, the Vice President—Human Resources prepares for the Compensation Committee an analysis of long-term compensation paid to similar officers of comparable companies (see "Benchmarking/Market Compensation Data" above). This information is presented to the Compensation Committee, which approves the long-term compensation of the named executive officers in part based on such information. The Compensation Committee also looks at the mix of salary, bonus and long-term incentive compensation, and obtains additional information from its compensation consultant, Compensation Strategies, as discussed above.

        Long-term compensation awards for executive officers are based, in part, on company and individual performance, with the goal of increasing long-term company performance and shareholder value. Stock options, restricted stock units and bonus match units generally vest over several years, to reflect the goal of relating long-term executive compensation to increases in shareholder value over the same period. The President and CEO of TDS may recommend to the Compensation Committee long-term compensation in the form of stock option and restricted stock unit grants or otherwise for executive officers other than the President and CEO.

        Performance is also a factor in determining the number of shares subject to awards made to the executive officers. A named executive officer receives an award of restricted stock units in the current year based in part on the achievement of certain levels of corporate performance in the immediately preceding year, and an award of options in the current year based in part on the achievement of certain levels of individual performance in the immediately preceding year.

        Executive officers do not become entitled to any options or restricted stock units as a result of the achievement of any corporate or individual performance levels. The award of options and restricted stock units is entirely discretionary and a named executive officer has no right to any options or restricted stock units unless and until they are awarded. Pursuant to SEC rules, awards with respect to 2013 performance granted in 2014 are included in the Summary Compensation Table below as 2014 compensation.

        The named executive officers received an award of restricted stock units in 2014, in part, based on the achievement of certain levels of corporate performance in 2013. Column (e), "Stock Awards," of the Summary Compensation Table includes the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 718, Compensation—Stock Compensation ("FASB ASC 718"). The grant date fair value of restricted stock units is calculated as the product of the number of shares underlying the award and the closing price of the underlying shares on the grant date, reduced by the estimated value of the discounted cash flows of dividends that would normally be received with respect to the underlying shares (because restricted stock units do not receive credit for dividends prior to vesting).

        The named executive officers also received an award of options in 2014 based, in part, on the achievement of certain levels of individual performance in 2013. Column (f), "Option Awards," of the Summary Compensation Table includes the aggregate grant date fair value computed in accordance with FASB ASC 718. The grant date fair value of stock options is calculated using the Black-Scholes valuation model.

        For awards granted in 2014 based on 2013 performance, 50% of the total target long-term incentive value was delivered in stock options and 50% of such value was delivered in restricted stock units.

        The total target long-term incentive value is determined by multiplying the officer's salary for the immediately preceding year by a multiple. The multiple is determined by the officer's job responsibilities and the market compensation data from Towers Watson. See "Benchmarking/Market Compensation Data" above. The target value is also adjusted for performance, as indicated in the below table.

        The following summarizes the TDS option and restricted stock unit grants made by the Compensation Committee on May 16, 2014 to the following named executive officers (the amounts below may be rounded).

		Formula	LeRoy T. Carlson, Jr.	Douglas D. Shuma	Scott H. Williamson	David A. Wittwer
a	2013 Salary		$1,352,700	$353,900	$627,500	$568,000
b	Multiple used		245%	110%	165%	210%
c	Long-Term Incentive Target Value	a × b	$3,314,000	$389,000	$1,035,000	$1,193,000
d	Options Target(1)	(c × 50%) / $8.58	194,000	23,000	60,300	69,500
e	Individual Performance % for 2013		116%	112%	116%	124%
f	Options Granted	d × e	225,000	25,411	69,999	86,204
g	Target RSUs(1)	(c × 50%) / $23.55	70,375	8,267	21,987	25,329
h	Company/Business Unit Performance % for 2013		68.2%	68.2%	68.2%	114%
i	RSUs Granted	g × h	47,996	5,638	14,995	28,876

(1)
The values used for stock options and restricted stock units were determined using methodology based on FASB ASC 718. The values calculated for 2014 were $8.58 per TDS stock option and $23.55 per TDS restricted stock unit.

        The Company/Business Unit Performance percentage in the above table represents the overall performance of TDS (or in the case of Mr. Wittwer, TDS Telecom). The overall company performance for TDS in 2013 was 68.2%. The business unit performance for TDS Telecom in 2013 was 114%.

        The individual performance percentage in the above table is based on each officer's individual performance assessment relating to 2013.

        The individual performance percentage used for the TDS President and CEO was based on the Compensation Committee's subjective judgment of the individual performance of the TDS President and CEO in 2013.

        The individual performance percentage used for each of Douglas D. Shuma, Scott H. Williamson and David A. Wittwer was based on the Compensation Committee's subjective judgment of the individual performance of such officers, considering the TDS President and CEO's evaluation and recommendation to the Compensation Committee for such officers with respect to 2013.

        Mr. Meyers participates in the U.S. Cellular long-term incentive plans.

Analysis of Compensation

        The following table identifies the percentage of each element of total compensation of each of the named executive officers based on the Summary Compensation Table for 2014:

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	Douglas D. Shuma	Scott H. Williamson	David A. Wittwer
Salary	24.7%	16.6%	38.1%	30.8%	22.4%
Bonus	16.4%	14.2%	9.3%	8.0%	18.7%
Stock Awards	22.8%	33.8%	14.4%	18.6%	27.9%
Stock Options	35.6%	33.6%	22.2%	29.7%	28.5%
Non-Equity Incentive Plan Compensation	0%	0%	10.3%	8.7%	0%
Other	0.5%	1.8%	5.7%	4.2%	2.5%

	100.0%	100.0%	100.0%	100.0%	100.0%

        As indicated in the Summary Compensation Table, LeRoy T. Carlson, Jr.'s total compensation for 2014 was $5,474,385 and the total compensation for the other named executive officers for 2014 ranged from a high of $5,221,207 to a low of $992,734. Accordingly, Mr. Carlson's total compensation for 2014 is approximately 1.05 times the total compensation of the next highest compensated named executive officer with respect to 2014.

        The following explains the reasons for the disparity between the compensation of the TDS President and CEO and the other named executive officers, and the disparities in compensation among the other named executive officers. As noted herein, TDS' overall compensation objectives are to (i) support TDS' overall business strategy and objectives; (ii) attract and retain high quality management; (iii) link individual compensation with attainment of individual performance goals and with attainment of business unit and TDS objectives; and (iv) provide competitive compensation opportunities consistent with the financial performance of TDS.

        As noted herein, TDS determines the amount of compensation to pay or provide to each named executive officer considering compensation practices of peers and other companies with similar characteristics, in order to support TDS' overall business strategy and objectives. As noted herein, TDS recognizes that it must compensate its executive officers in a competitive manner comparable to similar companies in order to attract and retain high quality management.

        Considering the foregoing, TDS recognizes that it needs to and believes that it should compensate the TDS President and CEO at a level that considers the compensation of presidents and chief executive officers of similar companies, which compensation is higher than the compensation of other named executive officers of such companies. TDS believes that this is necessary to attract and retain a highly qualified person to serve as the president and chief executive officer of TDS and to compete successfully against other companies. A level of compensation similar to that paid to the TDS President and CEO is not necessary to attract and retain, and therefore is not appropriate for, the other named executive officers. However, TDS recognizes that it needs to and believes that it should compensate the other named executive officers at levels that reflect the compensation of similarly situated positions at similar companies in order to attract and retain high quality persons for such positions at TDS.

        The Compensation Committee believes that the elements of compensation and total compensation of the above named executive officers of TDS were set at an appropriate level considering the foregoing principles.

Other Benefits and Plans Available to Named Executive Officers

        The named executive officers participate in certain other benefits and plans, as described below.

        As noted herein, TDS' overall compensation objectives for its executive officers are to (i) support TDS' overall business strategy and objectives; (ii) attract and retain high quality management; (iii) link individual compensation with attainment of individual performance goals and with attainment of business unit and TDS objectives; and (iv) provide competitive compensation opportunities consistent with the financial performance of TDS.

        To achieve these objectives, the Compensation Committee believes that the named executive officers must be offered a competitive compensation package, including benefits and plans. TDS' compensation packages are designed to compete with other companies for talented employees. TDS' benefits and plans are part of this package and are also designed to enable TDS to attract and retain highly qualified employees, including the named executive officers. Thus, the benefits and plans fit into TDS' overall compensation objectives primarily by helping TDS achieve the second objective of TDS' overall compensation objectives, which is to attract and retain high quality management. Benefits and plans are an important part of the mix of compensation used to attract and retain management, but do not otherwise significantly affect decisions relating to other elements of annual or long-term compensation, which are provided consistent with the above compensation objectives, including to support TDS' overall business strategy and objectives, link individual compensation with TDS goals and objectives and provide competitive compensation opportunities consistent with the financial performance of TDS, as well as attract and retain high quality management.

Deferred Salary and Bonus under Deferred Compensation Arrangements

        Deferred Salary and/or Bonus Arrangements.    The named executive officers are permitted to defer salary and/or bonus into an interest-bearing arrangement pursuant to deferred compensation agreements or plans. The entire amount of the salary earned is reported in the Summary Compensation Table in column (c) under "Salary," whether or not deferred. The entire amount of the bonus earned is reported in the Summary Compensation Table in column (d) under "Bonus," or in column (g) under "Non-Equity Incentive Plan Compensation," whether or not deferred. Pursuant to the agreement or plan, the officer's deferred compensation account is credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate for amounts deferred as an employee of TDS or TDS Telecom, or the twenty-year Treasury Bond rate for amounts deferred as an employee of U.S. Cellular, plus 1.25 percentage points, until the deferred compensation amount is paid to such person. As required by SEC rules, column (h) in the Summary Compensation Table includes any portion of such interest that exceeded that calculated utilizing the rate specified by the Internal Revenue Service that is 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code) (such specified rate, the "AFR"), at the time each monthly interest rate was set. The deferred compensation accounts are paid at the time and in the form provided in the applicable plan or agreement, which permits certain distribution elections by the officer.

        As indicated in the below tables, certain of the named executive officers have deferred a specified portion of their salaries or bonuses pursuant to the above-described arrangements. The executive is always 100% vested in all salary or bonus amounts that have been deferred and any interest credited with respect thereto. Accordingly, the executive is entitled to 100% of the amount deferred and all earnings thereon upon any termination. Such amounts are reported below in the Nonqualified Deferred Compensation table and, because there would not be any increased benefit or accelerated vesting in the event of any termination or change in control, are not included in the below Table of Potential Payments upon Termination or Change in Control.

        Deferred Bonus under Long-Term Incentive Plan.    In addition to being permitted to defer some or all of their bonuses into an interest-bearing arrangement as described immediately above, the named executive officers are also permitted to defer some or all of their bonuses pursuant to a long-term incentive plan. The entire amount of the bonus earned is reported in the Summary Compensation Table in column (d) under "Bonus," or in column (g) under "Non-Equity Incentive Plan Compensation," whether or not deferred. Deferred bonus is deemed invested, as applicable, in phantom TDS Common Shares under the applicable TDS long-term incentive plan and in phantom USM Common Shares under the applicable U.S. Cellular long-term incentive plan, as discussed below. The named executive officers receive a distribution of the deferred compensation account at the earlier of the date elected by the officer and the officer's separation from service (or, with respect to amounts subject to section 409A of the Internal Revenue Code, the seventh calendar month following the calendar month of the officer's separation from service). The named executive officers who defer bonus into phantom shares also receive a company match from TDS, other than the President and CEO of U.S. Cellular, who participates in and may receive a match from U.S. Cellular under the applicable U.S. Cellular long-term incentive plan, as described in the U.S. Cellular 2015 proxy statement.

        Certain named executive officers are parties to executive deferred compensation agreements, pursuant to which they have deferred a specified portion of their bonuses pursuant to the long-term incentive plan. The executive is always 100% vested in all bonus amounts that have been deferred and any dividends credited with respect thereto. Such amounts are reported below in the Nonqualified Deferred Compensation table and, because there would not be any increased benefit or accelerated vesting in the event of any termination or change in control, are not included in the below Table of Potential Payments upon Termination or Change in Control.

TDS 2011 Long-Term Incentive Plan

        Long-term compensation awards under the TDS 2011 Long-Term Incentive Plan were discussed above in this Compensation Discussion and Analysis. Under the TDS 2011 Long-Term Incentive Plan, TDS is authorized to grant incentive stock options, nonqualified stock options, stock appreciation rights ("SARs"), bonus stock awards, restricted stock awards, restricted stock unit awards, performance share awards and employer match awards for deferred bonus. The following provides certain additional information relating to the TDS 2011 Long-Term Incentive Plan.

        TDS adopted the TDS 2011 Long-Term Incentive Plan to replace the TDS 2004 Long-Term Incentive Plan for awards granted after January 24, 2012. A total of six million Common Shares were initially reserved for issuance under the TDS 2011 Long-Term Incentive Plan and an additional five million Common Shares were reserved following approval by shareholders at the 2014 Annual Meeting.

        Under the TDS 2011 Long-Term Incentive Plan, if they elect, executives are permitted to defer receipt of all or a portion of their annual bonuses earned in 2013 or thereafter and to receive stock unit matches on the amount deferred. Deferred compensation is deemed invested in phantom TDS Common Shares, and the TDS match amounts depend on the amount of annual bonus that was deferred into stock units. Vested stock units are credited with dividend equivalents.

        If the officer enters into competition with, or misappropriates confidential information of, TDS or any affiliate thereof, or the officer's employment with TDS or any affiliate thereof is terminated on account of the officer's negligence or willful misconduct, then all awards held by the officer under the TDS 2011 Long-Term Incentive Plan shall terminate and be forfeited. Also see "Clawback" below.

        The TDS 2011 Long-Term Incentive Plan and related award agreements provide various rights upon resignation (with prior consent of the TDS board of directors), retirement, special retirement, disability, death, or other termination or separation from service, and upon a change in control thereunder, as summarized below. See the below Table of Potential Payments upon Termination or Change in Control for additional information.

        The TDS 2011 Long-Term Incentive Plan provides that if an outstanding award expires or terminates unexercised or is canceled or forfeited, then the shares subject to such outstanding award would again be available under the plan. The TDS 2011 Long-Term Incentive Plan also provides that if a share subject to an award is not delivered by reason of the settlement of such award in cash, then such share shall again be available under the plan. However, the TDS 2011 Long-Term Incentive Plan expressly provides that such "share recycling" will not occur in the event the option exercise price or tax withholding with respect to an award is satisfied by the delivery or netting of shares, rather than the payment of cash.

        The restricted stock units granted in 2014 vest in full (cliff vesting) on the third anniversary following the grant date or on May 16, 2017, subject to continued employment. Options granted in 2014 vest in full (cliff vesting) on the third anniversary following the grant date or on May 16, 2017 and are exercisable until the tenth anniversary of the date of grant, in each case subject to continued employment.

        The 2011 Long-Term Incentive Plan broadly prohibits, without shareholder approval, "repricings," including the reduction of the exercise price of an outstanding stock option or the base price of an outstanding SAR or the cash buyout of underwater stock options.

        The 2011 Long-Term Incentive Plan does not have a provision automatically replenishing the shares available under the plan without shareholder approval, known as an "evergreen" provision.

  Change in Control

        The following summarizes the change in control provisions of the 2011 Long-Term Incentive Plan:

        Notwithstanding any other provision in the 2011 Long-Term Incentive Plan or any agreement, in the event of a 2011 LTIP Change in Control (as described below), the board of directors (as constituted prior to the 2011 LTIP Change in Control) may in its discretion, but will not be required to, make such adjustments to outstanding awards under the 2011 Long-Term Incentive Plan as it deems appropriate, including without limitation, (i) accelerating the vesting or exercisability of some or all outstanding awards, and/or to the extent legally permissible, causing any applicable restriction or performance period to lapse in full or part; (ii) causing any applicable performance measures to be deemed satisfied at the target, maximum or any other level determined by the board of directors (as constituted prior to the 2011 LTIP Change in Control); (iii) requiring that the shares of stock into which Common Shares are converted pursuant to the 2011 LTIP Change in Control be substituted for some or all of the Common Shares subject to outstanding awards, with an appropriate adjustment as determined by the Compensation Committee; and/or (iv) requiring outstanding awards, in whole or part, to be surrendered to TDS in exchange for a payment of cash, shares of capital stock of the company resulting from or succeeding to the business of TDS in connection with the 2011 LTIP Change in Control, or the parent thereof, or a combination of cash and shares.

        The definition of Change in Control is set forth in Section 8.9(b) of the TDS 2011 Long-Term Incentive Plan. Generally, a "Change in Control" is defined in the Plan as: (i) an acquisition by a person or entity of the then outstanding securities of TDS (the "Outstanding Voting Securities") (x) having sufficient voting power of all classes of capital stock of TDS to elect at least 50% or more of the members of the TDS board of directors or (y) having 50% or more of the combined voting power of the Outstanding Voting Securities entitled to vote generally on matters (without regard to the election of directors), subject to certain exceptions; (ii) unapproved changes in the majority of the members of the TDS board of directors; (iii) certain corporate restructurings, including certain reorganizations, mergers, consolidations or sales or other dispositions of all or substantially all of the assets of TDS; or (iv) approval by the shareholders of TDS of a plan of complete liquidation or dissolution of TDS.

        The foregoing outlines the potential effect of a 2011 LTIP Change in Control relating to all awards available under the 2011 Long-Term Incentive Plan. However, TDS currently only has outstanding under the 2011 Long-Term Incentive Plan restricted stock units, options and phantom stock units related to deferred compensation accounts.

        Because a 2011 LTIP Change in Control would or may result in the acceleration of vesting of stock options, restricted stock units and bonus match units, the effects of such accelerated vesting in such event are included in the below Table of Potential Payments upon Termination or Change in Control.

        A copy of the TDS 2011 Long-Term Incentive Plan was filed with the SEC as Exhibit B to TDS' Notice of Annual Meeting of Shareholders and Proxy Statement dated April 18, 2014 and a copy of Amendment Number One to the TDS 2011 Long-Term Incentive Plan was filed with the SEC as Exhibit A to TDS' Notice of Annual Meeting of Shareholders and Proxy Statement dated April 18, 2014.

TDS 2004 Long-Term Incentive Plan

        Under the TDS 2004 Long-Term Incentive Plan, TDS was previously authorized to grant incentive stock options, nonqualified stock options, SARs, bonus stock awards, restricted stock awards, restricted stock unit awards, performance share awards and employer match awards for deferred bonus. As described above, TDS adopted the TDS 2011 Long-Term Incentive Plan to replace the TDS 2004 Long-Term Incentive Plan for awards granted after January 24, 2012, the Effective Time of the Reclassification, except as they relate to deferred bonus for calendar years commencing prior to January 1, 2013 for which elections were made prior to such effective time. Deferred bonus for calendar years commencing prior to January 1, 2013 is subject to the TDS 2004 Long-Term Incentive Plan. No additional awards will be granted under the TDS 2004 Long-Term Incentive Plan. Only options and phantom stock units related to deferred compensation accounts are outstanding under the TDS 2004 Long-Term Incentive Plan. These awards were subject to vesting periods specified at the time of grant.

        The TDS 2004 Long-Term Incentive Plan and related award agreements provide various rights upon resignation (with prior consent of the TDS board of directors), retirement, special retirement, disability, death, or other termination or separation from service, and upon a change in control thereunder, as summarized below. See the below Table of Potential Payments upon Termination or Change in Control for additional information. The 2004 Long-Term Incentive Plan prohibits, without shareholder approval, a "repricing" involving the reduction of the exercise price of an outstanding stock option.

  Change in Control

        In the event of a 2004 LTIP Change in Control (as described below), the outstanding bonus match units will become nonforfeitable. In the event of a 2004 LTIP Change in Control pursuant to clause (iii) in the next paragraph below, there may be substituted for each Common Share under the TDS 2004 Long-Term Incentive Plan the number and class of shares into which each outstanding Common Share is converted pursuant to such 2004 LTIP Change in Control, with an appropriate adjustment as determined by the Compensation Committee.

        Generally, a "2004 LTIP Change in Control" is defined in the 2004 Long-Term Incentive Plan as: (i) an acquisition by a person or entity of 25% or more of the combined voting power of the then outstanding securities of TDS entitled to vote generally on matters (without regard to the election of directors), subject to certain exceptions; (ii) unapproved changes in the majority of the members of the board of directors; (iii) certain corporate restructurings, including certain reorganizations, mergers, consolidations or sales or other dispositions of all or substantially all of the assets of TDS; or (iv) approval by the shareholders of TDS of a plan of complete liquidation or dissolution of TDS.

        Because certain termination events and/or a change in control would or may result in the acceleration of vesting of bonus match units under the plan, the effects of such accelerated vesting in such event are included in the below Table of Potential Payments upon Termination or Change in Control.

        A copy of the 2004 Long-Term Incentive Plan was filed with the SEC as Exhibit 10.1 to TDS' Current Report on Form 8-K dated April 11, 2005, and amendments to TDS' 2004 Long-Term Incentive Plan were filed with the SEC as Exhibits to TDS' Current Reports on Form 8-K dated December 10, 2007 and December 22, 2008.

U.S. Cellular Long-Term Incentive Plans

        The U.S. Cellular President and CEO does not participate in the TDS long-term incentive plans. Instead, the U.S. Cellular President and CEO is eligible to participate in the U.S. Cellular long-term incentive plans. The Meyers Letter Agreement specifies the terms of certain equity awards granted to

Mr. Meyers under the U.S. Cellular 2013 Long-Term Incentive Plan in 2013. See footnote (2) to the Summary Compensation Table. Mr. Meyers also received grants of equity awards under the U.S. Cellular 2013 Long-Term Incentive Plan in 2014. The U.S. Cellular long-term incentive plans are described in U.S. Cellular's 2015 proxy statement.

SERP

        Each of the named executive officers participates or formerly participated in a supplemental executive retirement plan or SERP, which is a non-qualified defined contribution plan. The SERP is not intended to provide substantial benefits other than to replace the benefits which cannot be provided under the TDS Pension Plan as a result of tax law limitations on the amount and types of annual employee compensation which can be taken into account under a tax qualified pension plan. The SERP is unfunded. The amount of the SERP contribution with respect to the executives identified in the Summary Compensation Table is included in column (i), "All Other Compensation," of the Summary Compensation Table. Participants are credited with interest on balances of the SERP. Pursuant to SEC rules, column (h) of the Summary Compensation Table includes any portion of interest earned under the SERP calculated utilizing a rate that exceeds the AFR at the time the rate was set.

        A participant is entitled to distribution of his or her entire account balance under the SERP if the participant has a separation from service without cause, after either (a) his or her attainment of age 65; or (b) his or her completion of at least ten years of service. If a participant has a separation from service under circumstances other than those set forth in the preceding sentence, without cause, the participant will be entitled to distribution of 10% of his or her account balance for each year of service up to ten years. Upon a separation from service under circumstances that permit payments under the SERP, the participant will be paid his or her vested account balance in one of the following forms as elected by the participant prior to the first day of the first plan year in which the participant commences participation in the SERP: (a) a single lump sum or (b) annual installments over a period of 5, 10, 15, 20 or 25 years. The SERP does not include any provision that would increase benefits or accelerate amounts upon any termination or change in control and, accordingly, no amount is included in the below Table of Potential Payments upon Termination or Change in Control. The balance of the SERP as of December 31, 2014 for each named executive officer is set forth below in the "Nonqualified Deferred Compensation" Table.

Perquisites

        TDS does not provide any significant perquisites to its officers. See note (i) under "Explanation of Columns" under the Summary Compensation Table for information about perquisites provided to the named executive officers. In addition, TDS has no formal plan, policy or procedure pursuant to which executive officers are entitled to any perquisites following termination or change in control. However, from time to time, TDS may enter into employment, retirement, severance or similar agreements that may provide for certain limited perquisites. See the description of the Meyers Letter Agreement in Footnote (2) to the Summary Compensation Table. Perquisites and personal benefits represent a relatively insignificant portion of the named executive officers' total compensation. Accordingly, they do not materially influence the Compensation Committee's consideration in setting compensation.

Other Generally Applicable Benefits and Plans

Tax-Deferred Savings Plan

        TDS sponsors the Tax-Deferred Savings Plan (TDSP), a tax-qualified defined contribution plan under Sections 401(a) and 401(k) of the Internal Revenue Code. This plan is available to employees of TDS and participating subsidiaries which have adopted the TDSP, including U.S. Cellular. Employees contribute amounts from their compensation, and TDS and participating employers make matching contributions to the plan in cash equal to 100% of an employee's contributions up to the first 3% of such employee's compensation, and 40% of an employee's contributions up to the next 2% of such employee's compensation. Participating employees have the option of investing their contributions and their employer matching contributions in a TDS Common Share fund, a U.S. Cellular Common Share fund and certain unaffiliated funds.

        The amount of the matching contribution with respect to the executives identified in the Summary Compensation Table is included in column (i), "All Other Compensation," of the Summary Compensation Table. SEC rules do not require the Summary Compensation Table to include earnings or other amounts with respect to tax-qualified defined contribution plans.

        Under the TDS Tax-Deferred Savings Plan, employees are always fully vested in their employee contributions, but are subject to a two year graduated vesting schedule (34% vesting at one year of service and 100% vesting at two years of service) for employer matching contributions. Vesting in employer matching contributions is not accelerated upon a change in control or termination event, except a termination by reason of death, total and permanent disability, or after an employee attains age 65. The vested portion of an employee's account becomes payable following the employee's termination of employment as (a) a lump sum or (b) a series of annual or more frequent installments. This plan does not discriminate in scope, terms, or operation in favor of executive officers and is available generally to all employees, and benefits are not enhanced upon any termination (other than a termination by reason of death, total and permanent disability or after an employee attains age 65) or change in control. Accordingly, no amounts are reported in the below Table of Potential Payments upon Termination or Change in Control.

Pension Plan

        TDS sponsors a tax-qualified noncontributory defined contribution Pension Plan for the eligible employees of TDS and its participating subsidiaries, including U.S. Cellular. Under this plan, pension costs are calculated separately for each participant based on the applicable pension formula, and are funded annually by TDS and its participating subsidiaries. The Pension Plan is designed to provide retirement benefits for eligible employees of TDS and its participating subsidiaries. The amount of the contribution with respect to the executives identified in the Summary Compensation Table is included in column (i), "All Other Compensation," of the Summary Compensation Table. SEC rules do not require the Summary Compensation Table to include earnings or other amounts with respect to tax-qualified defined contribution plans.

        Benefits under the TDS Pension Plan are subject to a five year graduated vesting schedule (20% vesting at two years of service, 40% vesting at three years of service, 60% vesting at four years of service and 100% vesting at five years of service). Vesting is not accelerated upon a change in control or termination event, except a termination of employment due to death, a total and permanent disability or after the employee has attained his or her Early or Normal Retirement Date as defined in the plan. The vested portion of an employee's account becomes payable following the employee's termination of employment as (a) an annuity or (b) a lump sum payment. This plan does not discriminate in scope, terms, or operation in favor of executive officers and is available generally to all employees of participating employers, and benefits are not enhanced upon any termination (except due to death, a total and permanent disability or after the employee has attained his or her Early or Normal Retirement Date) or change in control. Accordingly, no amounts are reported in the below Table of Potential Payments upon Termination or Change in Control.

Retiree Welfare Benefits

        TDS sponsors retiree medical and life insurance plans for eligible retirees of TDS and subsidiaries of TDS which have adopted the plans. Eligible retirees are required to pay a portion or, in certain cases, all of the premiums for the retiree medical insurance coverage, dependent upon the employee's hire date and employer at the time of termination of employment. The retiree life insurance coverage is provided by TDS and participating employers at no cost to the retiree. These plans do not discriminate in scope, terms, or operation in favor of executive officers and are available generally to all employees of participating employers, and benefits are not enhanced upon any termination or change in control. Accordingly, no amounts are reported in the below Table of Potential Payments upon Termination or Change in Control.

Welfare Benefits during Employment

        TDS also provides customary health and welfare and similar plans for the benefit of its employees. These group life, health, disability, medical reimbursement and/or similar plans do not discriminate in scope, terms or operation in favor of executive officers and are available generally to all employees, and benefits are not enhanced upon any termination or change in control. Accordingly, no amounts are reported in the below Table of Potential Payments upon Termination or Change in Control.

Impact of Accounting and Tax Treatments of Particular Forms of Compensation

        The Compensation Committee considers the accounting and tax treatments of particular forms of compensation. Accounting treatments do not significantly impact the Compensation Committee's determinations of the appropriate compensation for TDS executive officers. The Compensation Committee considers the accounting treatments primarily to be informed and to confirm that company personnel understand and recognize the appropriate accounting that will be required with respect to compensation.

        The Compensation Committee places more significance on the tax treatments of particular forms of compensation, because these may involve an actual cash expense to the company or the executive.

        Subject to certain exceptions, Section 162(m) of the Internal Revenue Code provides a one million dollar annual limit on the amount that a publicly held corporation is allowed to deduct as compensation paid to each of the corporation's principal executive officer ("PEO") and the corporation's three most highly compensated officers, exclusive of the corporation's PEO and principal financial officer. In evaluating whether to structure executive compensation components as performance-based compensation under Section 162(m) and thus, exempt from the one million dollar deduction limit, TDS considers the net cost, and its ability to effectively administer executive compensation to promote corporate goals and in the long-term interest of shareholders. TDS believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote corporate goals. Accordingly, although TDS considers the deductibility of particular forms of compensation, TDS may approve elements of compensation that are consistent with the objectives of our executive compensation program, but that may not be fully deductible. Furthermore, Section 162(m) and the regulations thereunder have uncertainties and any attempted compliance or deduction may be challenged by the IRS. There can be no assurance that any amount of compensation will be deductible under Section 162(m).

        TDS generally does not have any arrangements with its executive officers pursuant to which it has agreed to "gross-up" payments due to taxes or to otherwise reimburse officers for the payment of taxes, except with respect to certain reimbursements related to Mr. Meyers' retiree medical benefits as noted below and certain perquisites.

Clawback

        Depending on the facts and circumstances, TDS may seek to adjust or recover awards or payments if the relevant TDS performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. Under the Dodd-Frank Act, TDS will be required to adopt a formal clawback policy that satisfies SEC and NYSE requirements after the requirements are adopted.

TDS Policy on Stock Ownership

        TDS does not have a formal policy relating to stock ownership by executive officers. However, because the President and CEO of TDS, the President and CEO of U.S. Cellular and the President and CEO of TDS Telecom are also directors of TDS, they are subject to the stock ownership guidelines applicable to directors. See "Corporate Governance—Stock Ownership Guidelines" above. In addition, it should be noted that the President and CEO of TDS is a substantial shareholder of TDS. See "Security Ownership of Certain Beneficial Owners and Management" below.

        TDS' Policy Regarding Insider Trading and Confidentiality provides that persons subject to such policy may not, under any circumstances, trade options for, pledge, or sell "short," any securities of TDS or U.S. Cellular, and may not enter into any hedging, monetization or margin transactions with respect to any such securities. The Dodd-Frank Act instructs the SEC to adopt rules requiring public companies to include a proxy statement disclosure of their policies regarding hedging of company equity securities by directors or employees. TDS will review such rules after they are finalized to determine if it will make any changes to its policies.

Compensation Committee Report

        The Compensation Committee of the board of directors of TDS oversees TDS' compensation program on behalf of the board of directors. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth above in this 2015 Proxy Statement.

        In reliance on the review and discussions referred to above, the Compensation Committee recommended to the board of directors that the above Compensation Discussion and Analysis be included in TDS' Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and TDS' 2015 Proxy Statement related to the 2015 Annual Meeting.

        This Compensation Committee Report is submitted by Christopher D. O'Leary, George W. Off, Gary L. Sugarman and Herbert S. Wander (Chairperson).

Risks from Compensation Policies and Practices

        TDS does not believe that risks arising from TDS' compensation policies and practices for its employees, including non-executive officers, are reasonably likely to have a material adverse effect on TDS. The following describes the process undertaken to reach the conclusion, and the basis for the conclusion, that TDS' compensation policies and practices are not reasonably likely to have a material adverse effect on TDS.

        With respect to compensation in 2014, representatives of TDS took the steps set forth below to assess the risks associated with TDS' compensation policies and practices. Various elements of compensation (including plans and arrangements) provided to executive officers, non-executive officers and all other employees were identified and cataloged. The potential risks associated with each element of compensation were identified and evaluated for materiality and likelihood. Controls and potential mitigating factors were then identified and evaluated. Based on this process, documentation was prepared which maps and identifies TDS' various compensation elements, describes their characteristics and purposes, identifies potential risks associated with each compensation element, and then describes controls and mitigating factors. This documentation was used to evaluate the potential risks of the various elements of compensation, which are summarized below.

        In addition, TDS considered the following processes and matters. TDS has internal controls in place and has processes to identify deficiencies, including significant deficiencies and material weaknesses. These processes have not identified any compensation policies or practices that are reasonably likely to have a material adverse effect on TDS. TDS also has an Enterprise Risk Management process (as described above under Corporate Governance—Board Role in Risk Oversight) that has not identified any compensation policies or practices that are reasonably likely to have a material adverse effect on TDS. In addition, in connection with its process to review and identify risks for its Annual Report on Form 10-K, TDS did not identify any compensation policies or practices that are reasonably likely to have a material adverse effect on TDS. Furthermore, TDS has not had any incident in which TDS' compensation policies and practices have resulted in a material adverse effect on TDS. Although TDS' compensation policies and practices have evolved over time, their risk characteristics have not changed in any material respect for several years. TDS does not believe that its compensation policies and practices are unusual in any significant respect and believes that they are comparable in many respects with those of many other commercial public companies. TDS' compensation policies and practices have been developed over time with the assistance of its nationally-recognized compensation consultant, Towers Watson. Such policies and practices also have been reviewed by the Compensation Committee's independent compensation consultant, Compensation Strategies.

        TDS believes that its policies and practices of compensating its employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives, involve less risk than its compensation policies and practices relating to executive officers, as discussed in the above Compensation Discussion and Analysis. As discussed therein, TDS does not believe that its compensation policies and practices relating to executive officers are reasonably likely to have a material adverse effect on TDS. To an even greater extent, TDS does not believe that its compensation policies and practices relating to its employees, including non-executive officers, are reasonably likely to have a material adverse effect on TDS, for the reasons discussed below.

        As a company engaged in Wireless, Wireline, Cable and HMS businesses, TDS faces general business risks similar to many other businesses and certain other risks specific to such businesses (as disclosed in TDS' most recent Annual Report on Form 10-K). Both of TDS' principal business units, U.S. Cellular and TDS Telecom, are primarily telecommunications companies, and TDS does not have any business units that have significantly different risk profiles from TDS' risk profile (such as a business unit involved in finance, securities, investing, speculation or similar activities), or where compensation expense is a dominant percentage of the business unit's revenues or with a risk and reward structure that varies significantly from the overall risk and reward structure of TDS. In general, TDS and both of its principal business units have similar compensation policies and practices.

        The general design philosophy of the compensation policies and practices for employees, including non-executive officers, of TDS and its business units is similar to the design philosophy discussed with respect to executive officers in the Compensation Discussion and Analysis above. In addition to such executive officers, the employees whose behavior would be most affected by the incentives established by such policies and practices are the non-executive officers and director-level employees of TDS and each of its principal business units.

        Similar to the compensation of executive officers, non-executive officers and director-level employees are compensated using a mix of short and long-term compensation. Each such employee receives a substantial portion of compensation in the form of a fixed salary, which does not encourage any risk taking, and may receive a portion of compensation as long-term incentive compensation, which discourages short-term risk taking.

        A portion of the long-term incentive compensation of such employees may include restricted stock units, which retain value even if stock prices decline to some degree. As a result, as long as the stock continues to have some value, such awards will not expire without value and, as a result, do not encourage risk taking to attempt to avoid having awards expire without value, as could occur with stock options. Although such employees may also receive stock options, an exercise period that is generally ten years reduces the potential for excessive risk taking and, in any event, options are only one of several elements of compensation.

        Although employees, including non-executive officers, may be entitled to an annual bonus that relates, in part, to annual company performance, such bonuses are limited and represent only a portion of compensation. Also, such compensation is not designed to compensate non-executive employees for results that might be achieved by taking significant risks because non-executive employees do not have the authority to take significant risks. TDS and its business units are subject to an authorization policy that requires various levels of approvals for employees to take action depending on the dollar amount involved, and internal controls, procedures and processes to monitor and review such actions. Under such policy, actions that could have a material effect on TDS would need to be approved by the board of directors and/or one or more executive officers of TDS and/or such business units. TDS' compensation policies and practices relating to non-executive employees are not designed to provide incentives to such employees to take action which they have no authority to take. In addition, there is a significant amount of discretion in awarding bonuses as well as other compensation and, as a result, such compensation could be reduced, or not awarded or not increased, if an employee undertook unauthorized risk. Also, depending on the facts and circumstances, TDS may seek to adjust or recover awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

        As a result, considering the foregoing, TDS does not believe that its compensation policies and practices for employees, including non-executive officers, provide incentives to such employees to undertake risks that are reasonably likely to have a material adverse effect on TDS.

Compensation Tables

Summary of Compensation

        The following table summarizes the compensation earned by the named executive officers in 2014, 2013 and 2012. Compensation reported under "Stock Awards" and "Option Awards" in the below table represents grant date values as required by SEC rules, and does not represent currently realized or realizable compensation. The named executive officers will not realize cash from such awards unless and until any stock awards are vested and the shares received upon vesting are sold for cash, or unless and until any stock options become exercisable, are exercised and the shares received upon exercise are sold for cash There is no assurance that this will occur. In general, awards are subject to a risk of forfeiture and the options will expire if not exercised during their term, which may occur if the stock price does not appreciate and/or remain above the exercise price during the option's term. The compensation actually realized by a named executive officer may be more or less than the amount reported in the below Summary Compensation Table depending on the performance of the TDS stock price. With respect to 2014, the amount of compensation realized by each named executive officer can be approximated by (i) deducting from the "Total" in the 2014 Summary Compensation Table the amounts reported in the "Stock Awards" and "Option Awards" columns for such officer, and (ii) adding the values realized in 2014 by such officer from the 2014 Option Exercises and Stock Vested table below. However, other unrealized components of compensation also may be included in the Summary Compensation Table, such as retirement plan contributions that are subject to a vesting schedule.

 2014 Summary Compensation Table

Name and Principal Position(a)	Year (b)	Salary ($)(c)	Bonus ($)(d)	Stock Awards ($)(e)	Option Awards ($)(f)	Non-Equity Incentive Plan Compensation ($)(g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(h)	All Other Compensation ($)(i)	Total ($)(j)
LeRoy T. Carlson, Jr.
(1)(6)(7)(8)	2014	$1,352,700	$900,000	$1,245,634	$1,948,251	$—	$4,826	$22,974	$5,474,385
President and CEO of	2013	$1,352,700	$875,000	$1,355,788	$1,302,969	$—	$4,721	$70,902	$4,962,080
TDS	2012	$1,352,700	$830,000	$1,170,821	$2,083,288	$—	$6,295	$74,947	$5,518,051
Kenneth R. Meyers
(2)(6)(7)	2014	$865,300	$743,000	$1,763,012	$1,754,325	$—	$10,684	$84,886	$5,221,207
President and CEO	2013	$438,877	$664,000	$1,786,950	$2,335,511	$—	$3,056	$40,187	$5,268,581
of U.S. Cellular
(for 2013,
compensation
since 6/22/13)
Kenneth R. Meyers
(2)(6)(7)(8)	2013	$323,030	$—	$668,116	$1,242,157	$—	$7,633	$35,815	$2,276,751
Executive Vice President	2012	$658,500	$391,224	$567,780	$1,468,838	$94,376	$11,284	$76,076	$3,268,078
and CFO of TDS
(for 2013,
compensation
prior to 6/22/13)
Kenneth R. Meyers
Total	2014	$865,300	$743,000	$1,763,012	$1,754,325	$—	$10,684	$84,886	$5,221,207
	2013	$761,907	$664,000	$2,455,066	$3,577,668	$—	$10,689	$76,002	$7,545,332
	2012	$658,500	$391,224	$567,780	$1,468,838	$94,376	$11,284	$76,076	$3,268,078
Douglas D. Shuma
(3)(6)(7)(8)	2014	$377,950	$92,230	$142,468	$220,031	$102,570	$475	$57,010	$992,734
Senior Vice President—	2013	$353,900	$88,900	$115,868	$208,853	$65,200	$386	$56,525	$889,632
Finance and Chief
Accounting Officer of TDS
(chief financial officer
of TDS since 7/19/13
and chief accounting
officer of TDS
since 2007)
Scott H. Williamson
(4)(7)(8)	2014	$627,500	$162,004	$378,912	$606,114	$177,896	$4,230	$80,720	$2,037,376
Senior Vice President—	2013	$627,500	$183,300	$402,960	$781,375	$128,400	$4,284	$78,729	$2,206,548
Acquisitions and Corporate	2012	$611,000	$277,094	$345,658	$856,212	$67,406	$5,964	$71,511	$2,234,845
Development of TDS
David A. Wittwer
(5)(7)(8)	2014	$587,000	$490,000	$729,673	$746,431	$—	$14,402	$49,371	$2,616,877
President and CEO	2013	$568,000	$464,500	$452,023	$769,109	$—	$21,538	$47,108	$2,322,278
of TDS Telecom	2012	$550,000	$349,000	$466,302	$999,983	$—	$19,386	$47,192	$2,431,863

Explanation of Columns:

(a)
Pursuant to SEC rules, includes the following "named executive officers": all individuals serving as TDS' principal executive officer or acting in a similar capacity during the last completed fiscal year; all individuals serving as the principal financial officer or acting in a similar capacity during the last completed fiscal year; and the three most highly compensated executive officers other than the foregoing who were serving as executive officers at the end of the last completed fiscal year, including executive officers of subsidiaries. The determination as to which executive officers are most highly compensated is made by reference to total compensation for the last completed fiscal year as set forth in column (j), reduced by any amount in column (h).

(b)
For additional details relating to 2013, see the TDS proxy statement filed with the SEC on Schedule 14A on April 18, 2014. For additional details relating to 2012, see the TDS proxy statement filed with the SEC on Schedule 14A on April 19, 2013.

(c)
Represents the dollar value of base salary (cash and non-cash) earned by the named executive officer during the fiscal year, whether or not paid in such year. Only Kenneth R. Meyers deferred a portion of his 2014 base salary, all of which salary is included in column (c) whether or not deferred. See "Information Regarding Nonqualified Deferred Compensation" below.

(d)
Represents the dollar value of bonus (cash and non-cash) earned by the named executive officer during the fiscal year, whether or not paid in such year.

LeRoy T. Carlson, Jr. deferred 15% of his 2013 bonus paid in 2014 into TDS phantom stock. Kenneth R. Meyers deferred 25% of his 2013 bonus paid in 2014 into phantom stock, and 50% of such bonus into an interest-bearing arrangement. Although Mr. Meyers' 2013 bonus was paid by U.S. Cellular in 2014, his phantom stock awards in 2014 were in the form of TDS phantom stock in accordance with Internal Revenue Service rules because his deferral election was made when he was an employee of TDS before his transfer to U.S. Cellular in June 2013. In the case of the deferrals by Mr. Carlson and Mr. Meyers, the amount deferred was deemed invested in phantom stock units in TDS Common Shares. See "Information Regarding Nonqualified Deferred Compensation" below. The entire amount of bonus, including any amount deferred, is included in the Summary Compensation Table above.

The following is a summary of the amount of bonus for 2013 performance paid in 2014 and the amount deferred:

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers
Total 2013 Bonus Paid in 2014 (see Note (7) below to the above Summary Compensation Table for a reconciliation of bonus amounts)	$875,000	$664,000

Percentage Deferred to Interest Account	—	50%

Amount Deferred to Interest Account	$—	$332,000

Percentage Deferred to TDS Phantom Stock	15%	25%

Amount Deferred to TDS Phantom Stock	$131,250	$166,000

Number of Underlying TDS Shares	5,643	7,130

Company Match—see Note (e) below	$32,813	$41,500

Number of Underlying TDS Shares	1,411	1,783

The bonus was paid and the related phantom stock awards were granted in March 2014.

The foregoing dollar amounts of the Company Match awarded in 2014 are included in column (e), Stock Awards. See note (e) below.

LeRoy T. Carlson, Jr., deferred 15% of his 2014 bonus paid in 2015 into TDS phantom stock. Kenneth R. Meyers deferred 25% of his 2014 bonus paid in 2015 into U.S. Cellular phantom stock and 10% of such bonus into an interest-bearing arrangement.

This will be reflected in next year's proxy statement.

(e)
Represents the aggregate grant date fair value computed in accordance with FASB ASC 718, as reflected in the below table of "Grants of Plan-Based Awards." In the case of restricted stock units, in accordance with FASB ASC 718, such value is reduced by the estimated value of the discounted cash flows of dividends that would normally be received with respect to such shares (because restricted stock units do not receive credit for dividends prior to vesting). Assumptions made in the valuation of the stock awards in this column are described in Note 17—Stock-Based Compensation in TDS' financial statements for the year ended December 31, 2014 included in the accompanying Annual Report to Shareholders for the year ended December 31, 2014, which is also included as Exhibit 13 to the TDS Annual Report on Form 10-K for the year ended December 31, 2014.

Includes the aggregate grant date fair value computed in accordance with FASB ASC 718 relating to restricted stock units in TDS Common Shares under the TDS 2011 Long-Term Incentive Plan and/or relating to restricted stock units in USM Common Shares under the U.S. Cellular 2013 Long-Term Incentive Plan. See "Information Regarding Plan-Based Awards" below for vesting and other information.

Also, as noted in note (d) above, includes the aggregate grant date fair value computed in accordance with FASB ASC 718 relating to phantom stock bonus match units awarded to such officer in 2014 with respect to deferred bonus compensation. Vested TDS phantom stock units are credited with dividend equivalents. U.S. Cellular does not currently pay regular dividends. For information relating to U.S. Cellular, see U.S. Cellular's 2015 proxy statement.

As noted above, LeRoy T. Carlson, Jr. and Kenneth R. Meyers deferred part of their 2013 bonus which was paid in 2014 and received a stock unit match in phantom TDS Common Shares in 2014. Column (e) above includes the aggregate grant date fair value computed in accordance with FASB ASC 718 related to such awards in 2014. See "Information Regarding Nonqualified Deferred Compensation" below.

Pursuant to SEC rules and interpretations, column (e) includes the grant date value of stock awards even if the awards are subsequently forfeited.

(f)
Represents the aggregate grant date fair value computed in accordance with FASB ASC 718, as reflected in the below table of "Grants of Plan-Based Awards." The dates on which the options granted in 2014 become exercisable and expire are set forth below under "Grants of Plan-Based Awards." Assumptions made in the valuation of the option awards in this column are described in Note 17—Stock-Based Compensation, in TDS' financial statements for the year ended December 31, 2014 included in the accompanying Annual Report to Shareholders for the year ended December 31, 2014, which is also included as Exhibit 13 to the TDS Annual Report on Form 10-K for the year ended December 31, 2014.

Pursuant to SEC rules and interpretations, column (f) includes the grant date value of stock option awards even if the awards are subsequently forfeited.

(g)
Represents the portion of the bonus that represents non-equity incentive plan compensation pursuant to SEC rules. See the discussion under "Bonus" in the above Compensation Discussion and Analysis and in Note (7) below to the above Summary Compensation Table.

(h)
As required by SEC rules, column (h) includes the portion of interest that exceeded the amount calculated utilizing the AFR at the time the interest rate was set. Each of the named executive officers currently participates (or formerly participated) in a supplemental executive retirement plan or SERP. The interest rate under the SERP for 2014 was set as of the last trading date of 2013 at 4.6237% per annum, based on the yield on ten year BBB rated industrial bonds at such time. Such rate exceeded the AFR of 3.99% at such time. Accordingly, pursuant to SEC rules, column (h) of the Summary Compensation Table for 2014 includes the portion of such interest that exceeded that calculated utilizing the AFR at the time the interest rate was set. In addition, column (h) includes interest on any deferred salary or bonus that exceeded that calculated utilizing the AFR, as indicated in the below table. Interest on deferred salary or bonus is compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate for salary or bonus deferred as an employee of TDS, or the twenty-year Treasury Bond rate for salary or bonus deferred as an employee of U.S. Cellular, plus 1.25 percentage points.

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	Douglas D. Shuma	Scott H. Williamson	David A. Wittwer
Excess Earnings
SERP	$4,826	$4,809	$475	$4,230	$1,520
TDS Deferred Salary and Bonus	—	5,374	—	—	12,882
U.S. Cellular Deferred Salary and Bonus	—	501	—	—	—

Total Excess Earnings	$4,826	$10,684	$475	$4,230	$14,402

Column (h) does not include any changes in pension values because TDS and U.S. Cellular do not have any defined benefit pension plans (including supplemental defined benefit pension plans). The named executive officers only participate in tax-qualified defined contribution plans and a non-qualified defined contribution plan which, under SEC rules, are not required to be reflected in column (h). Both the TDS Tax-Deferred Savings Plan (TDSP) and the TDS Pension Plan are tax-qualified defined contribution plans and the supplemental executive retirement plan (SERP) is a non-qualified defined contribution plan.

(i)
Does not include any discount amount under the TDS dividend reinvestment plans because such discounts are available generally to all security holders of TDS.

Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is $10,000 or more. Perquisites do not include expenditures that are used exclusively for business purposes.

Includes the following: (1) if applicable, the total of perquisites and personal benefits if they equal or exceed $10,000, summarized by type, or specified for any perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for each officer, in each case, valued on the basis of the aggregate incremental cost of such perquisite or personal benefit to TDS, including any related tax gross up (if the total amount is less than $10,000, the following indicates "N/A") and (2) contributions by TDS for the benefit of the named executive officer under (a) the TDS Tax-Deferred Savings Plan, which is referred to as the TDSP, (b) the TDS Pension Plan and (c) the TDS supplemental executive retirement plan, which is referred to as the SERP:

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	Douglas D. Shuma	Scott H. Williamson	David A. Wittwer
Perquisites (if $10,000 or more):
Corporate automobile allowance and related expenses	$17,209	$18,606	$14,699	$13,445	$—
Travel allowance	—	—	—	—	6,600
Tax gross up relating to corporate automobile allowance and travel allowance	5,765	4,400	4,141	5,395	3,554

Total Perquisites if $10,000 or more	$22,974	$23,006	$18,840	$18,840	$10,154
Contributions to Benefit Plans
TDSP	$—	$9,880	$9,880	$9,880	$9,880
Pension Plan	—	12,090	12,090	31,194	15,337
SERP	—	39,910	16,200	20,806	14,000

Total, including perquisites if $10,000 or more	$22,974	$84,886	$57,010	$80,720	$49,371

TDS and its subsidiaries do not provide any significant perquisites to their executive officers. Perquisites are valued based on the incremental cost to TDS. No amount is reported if the executive officer reimburses the cost to TDS. In 2014, perquisites primarily included an automobile allowance and related expenses to certain executive officers, and an allowance for travel, meals and accommodations for an executive officer and his spouse to attend company-sponsored awards banquets. Also, TDS and U.S. Cellular reimbursed the officer's additional taxes related to the automobile allowance and the travel allowance.

TDS and U.S. Cellular purchase tickets to various sporting, civic, cultural, charity and entertainment events. They use these tickets for business development, partnership building, charitable donations and community involvement. If not used for business purposes, they may make these tickets available to employees, including the named executive officers, as a form of recognition and reward for their efforts. Because such tickets have already been purchased, we do not believe that there is any aggregate incremental cost to TDS or U.S. Cellular if a named executive officer uses a ticket for personal purposes.

The TDSP and Pension Plan are tax-qualified defined contribution retirement plans that do not discriminate in scope, terms or operation in favor of executive officers and are available generally to all employees of participating employers. TDS and its participating subsidiaries make annual employer contributions to the plans for each participant.

The SERP is a non-qualified defined contribution plan that is available only to board-approved officers. This plan provides supplemental benefits to the TDS Pension Plan to offset the reduction of benefits under the TDS Pension Plan caused by limitations under the Internal Revenue Code for tax qualified pension plans, including the limitation on annual employee compensation which can be considered. TDS and its participating subsidiaries make annual employer contributions for each participant.

(j)
Represents the dollar value of total compensation for the fiscal year based on the sum of all amounts reported in columns (c) through (i). See the above Compensation Discussion and Analysis for a discussion of the proportions of each of the compensation elements to total compensation.

Footnotes:

(1)
LeRoy T. Carlson, Jr., as President and CEO of TDS, is included in the above table as TDS' principal executive officer. He is also Chairman of U.S. Cellular and TDS Telecom. TDS does not have any employment, severance or similar agreement with LeRoy T. Carlson, Jr. Mr. Carlson is the son of Chairman Emeritus, LeRoy T. Carlson, and the brother of non-executive Chairman of the Board and director, Walter C.D. Carlson, director, Letitia G. Carlson, M.D., and director, Prudence E. Carlson.

(2)
Until June 21, 2013, Kenneth R. Meyers was compensated by TDS as the Executive Vice President and CFO of TDS and, accordingly, his compensation during such time is included in the above table. In addition, effective June 22, 2013, Mr. Meyers was appointed President and CEO of U.S. Cellular. In such capacity, he is deemed to be an executive officer of TDS under SEC rules. On and after June 22, 2013, Mr. Meyers' compensation is paid by U.S. Cellular, which is a public company and an SEC registrant. On July 25, 2013, U.S. Cellular and Mr. Meyers entered into a letter agreement related to Mr. Meyers' employment as U.S. Cellular's President and CEO effective June 22, 2013 (the "Meyers Letter Agreement"). A copy of the Meyers Letter Agreement was attached as Exhibit 10.1 to U.S. Cellular's Current Report on Form 8-K dated July 25, 2013. The following is a brief description of the terms provided in the Meyers Letter Agreement that continue after 2013.

(i)
Annual Equity Awards: The Meyers Letter Agreement provides that the U.S. Cellular Chairman will recommend that the U.S. Cellular Long-Term Incentive Compensation Committee approve (and pursuant to such recommendation, the U.S. Cellular Long-Term Incentive Compensation Committee approved) the following terms with respect to annual equity awards granted to Mr. Meyers on or before June 22, 2019 (the "Pre-June 22, 2019 Annual Awards"). Provided that Mr. Meyers remains employed by U.S. Cellular through June 22, 2019 and satisfies the Equity Conditions, following his retirement any Pre-June 22, 2019 Annual Awards will continue to vest in accordance with their original vesting schedules through the third anniversary of his retirement (subject to accelerated vesting to the extent provided in the standard form of award agreement maintained by U.S. Cellular at the time of grant). In addition, provided that he remains employed by the company through June 22, 2019 and satisfies the Equity Conditions, he will be eligible to exercise options granted to him on or before June 22, 2019, to the extent vested, through the earlier of (i) the third anniversary of his retirement date and (ii) the tenth anniversary of the date the option was granted. For purposes hereof, the "Equity Conditions" are that Mr. Meyers terminates without cause, performs reasonably requested consulting services and does not compete with the company or misappropriate the company's confidential information through the earlier of (i) the third anniversary of his retirement date and (ii) the tenth anniversary of the date the award was granted.

(ii)
Retiree Medical and Life Insurance Benefits: Because the transfer of Mr. Meyers' employment from TDS to U.S. Cellular caused him to be ineligible for certain retiree medical and life insurance benefits that may have been available to him had he retired from TDS, U.S. Cellular agreed to make certain cash reimbursements or payments to Mr. Meyers following his retirement from U.S. Cellular pursuant to the terms and conditions specified in the Meyers Letter Agreement. The reimbursements related to retiree medical benefits will include a gross-up for additional taxes payable by Mr. Meyers as a result of such reimbursements.

(iii)
Severance: The Meyers Letter Agreement provides that, in the event that U.S. Cellular terminates Mr. Meyers' employment involuntarily without cause prior to June 22, 2019, U.S. Cellular shall pay him a severance amount equal to his then current annual base salary.

Further information about Mr. Meyers' compensation is included in the U.S. Cellular 2015 proxy statement.

(3)
Douglas D. Shuma is included in the above table because he is TDS' principal financial officer. Mr. Shuma was appointed Senior Vice President—Finance and Chief Accounting Officer in March 2015. Prior to that, he was Senior Vice President and Controller of TDS since 2007. TDS does not have any employment, severance or similar agreement with Douglas D. Shuma. Mr. Shuma's base salary of $377,950 in 2014 reflects a base salary of $353,900 between January and June 2014 and a base salary of $402,000 between July and December 2014. Compensation for Mr. Shuma is not reported for 2012 because he was not a named executive officer prior to 2013.

(4)
Scott H. Williamson, Senior Vice President—Acquisitions and Corporate Development of TDS, is one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer of TDS who was serving as an executive officer at the end of the last completed fiscal year, including executive officers of subsidiaries. TDS does not have any employment, severance or similar agreement with Scott H. Williamson.

(5)
David A. Wittwer, President and CEO of TDS Telecom, is one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer of TDS who was serving as an executive officer at the end of the last completed fiscal year, including executive officers of subsidiaries. TDS does not have any employment, severance or similar agreement with David A. Wittwer.

(6)
Each of LeRoy T. Carlson, Jr., Kenneth R. Meyers and Douglas D. Shuma is also an executive officer and director of U.S. Cellular Effective June 22, 2013, Mr. Meyers was appointed President and CEO of U.S. Cellular. Prior to that date, he received his compensation from TDS as the Executive Vice President and CFO of TDS and did not receive any compensation directly from U.S. Cellular. After that date, Mr. Meyers received compensation directly from U.S. Cellular. Although Mr. Carlson, Chairman of U.S. Cellular, and Douglas D. Shuma, Chief Accounting Officer of U.S. Cellular, were officers of U.S. Cellular in 2014, they were compensated by TDS in connection with their services for TDS and TDS subsidiaries, including U.S. Cellular. A portion of their compensation expense incurred by TDS is allocated to U.S. Cellular by TDS, along with the allocation of other compensation expense and other expenses of TDS. This allocation by TDS to U.S. Cellular is done in the form of a single management fee pursuant to an Intercompany Agreement between TDS and U.S. Cellular. There is no identification or quantification of the compensation of such persons to U.S. Cellular, or of any other allocated expense in this management fee. The management fee is recorded as a single expense by U.S. Cellular, U.S. Cellular does not obtain details of the components that make up this fee and does not segregate this fee or allocate any part of the management fee to other accounts such as compensation expense. All of the compensation of LeRoy T. Carlson, Jr. and Douglas D. Shuma in 2014 was approved by the TDS Compensation Committee and none of it was subject to approval by any U.S. Cellular directors or officers. Accordingly, all of such compensation expense incurred by TDS is reported in the above table by TDS and is not reported by U.S. Cellular. U.S. Cellular discloses the amount of the management fee that it pays to TDS in its proxy statement together with a description of the Intercompany Agreement.

(7)
The following summarizes the bonus amounts in the 2014 row in the Summary Compensation Table for the named executive officers who were paid a bonus by TDS in 2015 for 2014 performance:

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	Douglas D. Shuma	Scott H. Williamson	David A. Wittwer
Bonus paid in 2015 for 2014 Performance	$900,000	$743,000	$194,800	$339,900	$490,000
Less amount reported as Non-Equity Incentive Plan Compensation	—	—	$102,570	$177,896	—

Total Amount reported as Bonus for 2014	$900,000	$743,000	$92,230	$162,004	$490,000

Mr. Meyers' bonus paid in 2015 for 2014 performance was paid by U.S. Cellular as more fully described in the U.S. Cellular 2015 proxy statement. Mr. Meyers' bonus paid in 2014 for 2013 performance was paid by U.S. Cellular as more fully described in the U.S. Cellular 2015 proxy statement. Mr. Meyers did not receive a bonus for 2013 performance from TDS.

The following summarizes the bonus amounts in the 2013 row in the Summary Compensation Table for the named executive officers that were paid a bonus in 2014 for 2013 performance:

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	Douglas D. Shuma	Scott H. Williamson	David A. Wittwer
Bonus paid in 2014 for 2013 Performance	$875,000	$664,000	$154,100	$311,700	$464,500
Less amount reported as Non-Equity Incentive Plan Compensation	—	—	$65,200	$128,400	—

Total Amount reported as Bonus for 2013	$875,000	$664,000	$88,900	$183,300	$464,500

The following summarizes the bonus amounts in the 2012 row in the Summary Compensation Table for the named executive officers that were paid a bonus in 2013 for 2012 performance:

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	Scott H. Williamson	David A. Wittwer
Bonus paid in 2013 for 2012 Performance	$830,000	$485,600	$344,500	$349,000
Less amount reported as Non-Equity Incentive Plan Compensation	—	$94,376	$67,406	—

Total Amount reported as Bonus for 2012	$830,000	$391,224	$277,094	$349,000

Unlike the bonus program for other executive officers, which provides that a specified percentage of an officer's bonus will be determined based on company performance and on individual performance, the bonus guidelines for the President and CEO of TDS (LeRoy T. Carlson, Jr.), do not provide such specificity and provide that the entire amount of the bonus is discretionary. Accordingly, the entire amount of the bonus for LeRoy T. Carlson, Jr. is reported under the "Bonus" column of the Summary Compensation Table. This approach is also used for the bonuses paid to David A. Wittwer.

(8)
The information reported in the above Summary Compensation Table and in the following tables for 2014 and as of December 31, 2014 reflects the adjustment for the Reclassification of equity awards outstanding on the January 24, 2012 date of the Reclassification, as described above and in TDS' proxy statement dated April 16, 2012 as filed with the SEC on Schedule 14A on such date.

Information Regarding Plan-Based Awards

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding plan-based awards in 2014.

2014 Grants of Plan-Based Awards

					All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
Name (a)	Grant Date (b)	Threshold($) (c)	Target($) (d)	Maximum($) (e)
LeRoy T. Carlson, Jr.
Awards in TDS Shares(2)
TDS Restricted Stock Units	5/16/14				47,996			$1,212,821
TDS Phantom Stock Match Units for 2013 Bonus paid in 2014(4)	3/14/14				1,411			$32,813

Total Grant Date Value of Stock Awards					49,407			$1,245,634
TDS Options	5/16/14					225,000	$26.83	$1,948,251

Total Grant Date Value of All Awards								$3,193,885

Kenneth R. Meyers
TDS:
Awards in TDS Shares(2)
TDS Phantom Stock Match Units for 2013 Bonus paid in 2014(4)	3/13/14				1,783			$41,500
U.S. Cellular:
Awards in USM Common Shares(3)
USM Restricted Stock Units	4/1/14				41,764			$1,721,512

Total Grant Date Value of All Stock Awards								$1,763,012

USM Options	4/1/14					164,225	$41.22	$1,754,325

Total Grant Date Value of USM Awards								$3,475,837

Total Grant Date Value of All Awards (TDS and USM)								$3,517,337

Douglas D. Shuma
Non-Equity Incentive Plan Awards(1)	N/A	$16,281	$108,540	$217,808
Awards in TDS Shares(2)
TDS Restricted Stock Units	5/16/14				5,638			$142,468
TDS Options	5/16/14					25,411	$26.83	$220,031

Total Grant Date Value of All Awards								$362,499

Scott H. Williamson
Non-Equity Incentive Plan Awards(1)	N/A	$28,238	$188,250	$376,500
Awards in TDS Shares(2)
TDS Restricted Stock Units	5/16/14				14,995			$378,912
TDS Options	5/16/14					69,999	$26.83	$606,114

Total Grant Date Value of All Awards								$985,026

David A. Wittwer
Awards in TDS Shares(2)
TDS Restricted Stock Units	5/16/14				28,876			$729,673
TDS Options	5/16/14					86,204	$26.83	$746,431

Total Grant Date Value of All Awards								$1,476,104

Explanation of Columns:
(a)	Includes the persons identified in the Summary Compensation Table.

(b)	Represents the date on which the TDS Compensation Committee, or in the case of U.S. Cellular awards, the date on which the U.S. Cellular Long-Term Incentive Compensation Committee, took action or was deemed to take action to grant the equity-based awards.
(c)-(e)	These columns relate to non-equity incentive plan awards, as defined by SEC rules. See Note (1) below.
(f)-(h)
These columns as set forth in Item 402(d) of Regulation S-K relating to equity incentive plan awards are not applicable because the named executive officers did not receive any equity incentive plan awards, as defined by SEC rules. Accordingly, such columns are not included above.
(i)
With respect to TDS awards, includes the number of TDS Common Shares underlying restricted stock units awarded pursuant to the TDS 2011 Long-Term Incentive Plan. The TDS restricted stock units will become vested on the third anniversary of the grant date, or on May 16, 2017. With respect to U.S. Cellular awards, includes the number of USM Common Shares underlying restricted stock units granted pursuant to the U.S. Cellular 2013 Long-Term Incentive Plan. The USM restricted stock units will become vested on the third anniversary of the grant date, or on April 1, 2017.

Under the TDS 2011 Long-Term Incentive Plan, executives (other than the U.S. Cellular President and CEO) were permitted to elect to defer receipt of all or a portion of their annual bonuses and to receive stock unit matches on the amount deferred. Deferred compensation was deemed invested in phantom TDS Common Shares. Participants received (i) a 25% stock unit match for amounts deferred up to 50% of their total annual bonus and (ii) a 33% stock unit match for amounts deferred that exceeded 50% of their total annual bonus. The match stock units vest ratably at a rate of one-third per year over three years. The value of phantom stock bonus match units with respect to such officer is included in column (e), "Stock Awards," of the above Summary Compensation Table. After vesting, the match stock units are credited with dividend equivalents. The U.S. Cellular President and CEO may elect to defer bonus into phantom USM Common Shares under the U.S. Cellular long-term incentive plans. U.S. Cellular does not currently pay regular dividends. For information relating to similar provisions under the U.S. Cellular long-term incentive plans, see U.S. Cellular's proxy statement.
(j)
Except with respect to the U.S. Cellular President and CEO, represents the number of TDS Common Shares underlying options awarded during the year pursuant to the TDS 2011 Long-Term Incentive Plan. The TDS options were granted on May 16, 2014 at an exercise price of $26.83 per share, which was the closing price of a TDS Common Share on May 16, 2014. The TDS options become exercisable on the third anniversary of the grant date, or on May 16, 2017, and are exercisable until May 16, 2024.

In the case of Mr. Meyers, includes USM Common Shares underlying options awarded during 2014 under the U.S. Cellular 2013 Long-Term Incentive Plan. Such 2014 USM Options were granted on April 1, 2014, become vested ratably on each of April 1, 2015, April 1, 2016 and April 1, 2017, and are exercisable until April 1, 2024 at the exercise price of $41.22 per share.
(k)	Represents the per-share exercise price of the options granted in column (j). Such exercise price is not less than the closing market price of the underlying security on the date of the grant.
(l)
Represents the aggregate grant date fair value computed in accordance with FASB ASC 718. In the case of the restricted stock units, such value is reduced by the estimated value of the discounted cash flows of dividends that would normally be received with respect to the underlying shares (because restricted stock units do not receive credit for dividends prior to vesting).
Pursuant to SEC rules and interpretations, this table includes the grant date value of stock awards and options even if the awards are subsequently forfeited.
Footnotes:
(1)
Represents amounts payable under the 2014 Officer Bonus Program. The bonus guidelines for the President and CEO of TDS do not formally provide for a Threshold, Target or Maximum bonus based on specified performance measures. In addition, the bonus payable to the TDS Telecom President and CEO was not formulaic and was based upon TDS Telecom's bonus plan, TDS Telecom metrics and various other performance measures in the discretion of the TDS President and CEO and the TDS Compensation Committee. Accordingly, no portion of the bonus payable to such officers is considered non-equity incentive plan compensation. The above amounts for the other officers relate to the bonus with respect to 2014 performance that was paid in 2015 that was calculated based on company performance. The Threshold amount represents the minimum bonus for company performance that would have been paid for 2014 if only either the consolidated adjusted income before income taxes or the consolidated simple free cash flow measure (each with a weight of 30%) equaled or exceeded the minimum threshold goal for such measure in 2014 (in which case the prorated payout of the target with respect to such measure would be 50%, which is the minimum payout level). Thus, the Threshold amount is 15% (calculated as 30% × 50%) of the Target amount. The Target amount represents the bonus for company performance that would have been paid for 2014 if the target was achieved for each company performance measure in 2014 by TDS. The Maximum amount represents the maximum bonus for company performance that would have been paid for 2014 if each company performance measure for 2014 equaled or exceeded 200% of its target in 2014. The following shows the calculation of the actual amount of non-equity incentive plan compensation in 2014 for the subject TDS named executive officers for reference for comparison to the Target and Maximum above. Certain amounts below are rounded.

		Formula	Douglas D. Shuma	Scott H. Williamson
a	2014 base salary		$402,000	$627,500
b	2014 target bonus percentage		45%	50%

c	Target bonus for 2014	a × b	$180,900	$313,750
d	Percentage of 2014 target bonus based on company performance		60%	60%

e	Target bonus for company performance	c × d	$108,540	$188,250

f	Amount of threshold bonus for company performance	e × 15%	$16,281	$28,238

g	Amount of maximum bonus for company performance	e × 200%	$217,080	$376,500

h	Calculation of amount reported under "Non-Equity Incentive Plan Compensation" column based on company performance in 2014	e × 94.5%	$102,570	$177,896

(2)	Pursuant to the TDS 2011 Long-Term Incentive Plan, on the date specified, the TDS Compensation Committee granted such executive officer restricted stock units to be settled in TDS Common Shares and options to purchase TDS Common Shares. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the stock awards is reported in the Summary Compensation Table in column (e) and the aggregate grant date fair value computed in accordance with FASB ASC 718 of the option awards is reported in the Summary Compensation Table in column (f). Dividends are not earned with respect to shares underlying restricted stock units until the award becomes vested and the shares are issued or on shares underlying options until such options are exercised and the shares are issued.

Pursuant to the TDS 2011 Long-Term Incentive Plan, on the date specified, executives who deferred all or a portion of their 2013 bonuses under the bonus deferral and employer match program received phantom stock match units. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the phantom stock match units is reported in the Summary Compensation Table under "Stock Awards" in column (e).
(3)
Pursuant to the U.S. Cellular 2013 Long-Term Incentive Plan, on the date specified, the U.S. Cellular Long-Term Incentive Compensation Committee granted Mr. Meyers restricted stock units to be settled in USM Common Shares and options to purchase USM Common Shares. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the stock awards is reported in the Summary Compensation Table in column (e) and the aggregate grant date fair value computed in accordance with FASB ASC 718 of the option awards is reported in the Summary Compensation Table in column (f). U.S. Cellular does not currently pay regular dividends.
(4)
Represents the number of phantom stock units in TDS Common Shares awarded to such officer with respect to the company match related to deferred bonus compensation. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the match stock units is reported in the Summary Compensation Table in column (e) under "Stock Awards." See the "Nonqualified Deferred Compensation" table below for information regarding bonus phantom stock and dividend equivalents credited to the named executive officers.

Information Regarding Outstanding Equity Awards at Year End

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding outstanding equity awards at year end. The information reported below reflects adjustments for the Reclassification to outstanding equity awards on January 24, 2012. The adjustments made to outstanding equity awards in connection with the Reclassification were described in TDS' proxy statement dated April 16, 2012 as filed with the SEC on Schedule 14A on such date.

2014 Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options: (#) Exercisable (b)	Number of Securities Underlying Unexercised Options: (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)
LeRoy T. Carlson, Jr.(1)
Options:
2014 TDS Options(2)		225,000	$26.83	5/16/24
2013 TDS Options(3)		186,000	$22.60	5/10/23
2012 TDS Options(4)	206,134	103,066	$20.79	5/16/22
2011 TDS Options(5)	230,000		$29.94	5/13/21
2010 TDS Options(6)	250,000		$26.66	5/25/20
2009 TDS Options(7)	244,000		$26.95	5/21/19
2008 TDS Options(8)	226,425		$35.35	5/21/18
2007 TDS Options(9)	179,653		$59.45	7/2/17
2006 TDS Options(10)	213,333		$49.80	12/13/16
2005 TDS Options(11)	231,751		$37.07	4/20/15
Stock Awards:
2014 TDS RSUs(12)					47,996	$1,211,899
2013 TDS RSUs(13)					62,719	$1,583,655
TDS Bonus Match not vested:(19)					1,426	$36,007

Total TDS	1,781,296	514,066			112,141	$2,831,561

Kenneth R. Meyers(1)
Options:
2013 TDS Options(3)		177,319	$22.60	5/10/23
2012 TDS Options(4)	150,200	75,100	$20.79	5/16/22
2011 TDS Options(5)	121,200		$29.94	5/13/21
2010 TDS Options(6)	132,500		$26.66	5/25/20
2009 TDS Options(7)	129,400		$26.95	5/21/19
2008 TDS Options(8)	93,000		$35.35	5/21/18
2007 TDS Options(9)	52,942		$59.45	7/2/17
2014 USM Options(14)		164,225	$41.22	4/1/24
2013 USM Initial CEO Options(15)		125,000	$39.71	7/31/23
2006 USM Options(16)	26,604		$50.97	4/3/16
Stock Awards:
2013 TDS RSUs(13)					29,909	$755,202
2014 USM RSUs(17)					41,764	$1,663,460
2013 USM Initial CEO RSUs(18)					45,000	$1,792,350
TDS Bonus Match not vested(19)					1,757	$44,364

Total TDS	679,242	252,419			31,666	$799,566

Total USM	26,604	289,225			86,764	$3,455,810

Douglas D. Shuma(1)
Options:
2014 TDS Options(2)		25,411	$26.83	5/16/24
2013 TDS Options(3)		29,814	$22.60	5/10/23
2012 TDS Options(4)	12,267	12,266	$20.79	5/16/22
2011 TDS Options(5)	21,500		$29.94	5/13/21
2008 TDS Options(8)	15,300		$35.35	5/21/18
Stock Awards:
2014 TDS RSUs(12)					5,638	$142,360
2013 TDS RSUs(13)					5,486	$138,522

Total TDS	49,067	67,491			11,124	$280,882

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options: (#) Exercisable (b)	Number of Securities Underlying Unexercised Options: (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)
Scott H. Williamson(1)
Options:
2014 TDS Options(2)		69,999	$26.83	5/16/24
2013 TDS Options(3)		111,542	$22.60	5/10/23
2012 TDS Options(4)	86,334	43,166	$20.79	5/16/22
2011 TDS Options(5)	80,800		$29.94	5/13/21
2010 TDS Options(6)	91,200		$26.66	5/25/20
2009 TDS Options(7)	90,700		$26.95	5/21/19
2008 TDS Options(8)	68,500		$35.35	5/21/18
2007 TDS Options(9)	56,998		$59.45	7/2/17
2006 TDS Options(10)	75,122		$38.00	6/19/16
2005 TDS Options(11)	51,117		$37.07	4/20/15
Stock Awards:
2014 TDS RSUs(12)					14,995	$378,624
2013 TDS RSUs(13)					19,079	$481,745

Total TDS	600,771	224,707			34,074	$860,369

David A. Wittwer(1)
Options:
2014 TDS Options(2)		86,204	$26.83	5/16/24
2013 TDS Options(3)		109,791	$22.60	5/10/23
2012 TDS Options(4)	101,867	50,933	$20.79	5/16/22
2011 TDS Options(5)	89,600		$29.94	5/13/21
2010 TDS Options(6)	92,800		$26.66	5/25/20
2009 TDS Options(7)	89,500		$26.95	5/21/19
2008 TDS Options(8)	68,500		$35.35	5/21/18
2007 TDS Options(9)	43,077		$59.45	7/2/17
2006 TDS Options(10)	35,364		$38.00	6/19/16
Stock Awards:
2014 TDS RSUs(12)					28,876	$729,119
2013 TDS RSUs(13)					21,402	$540,401

Total TDS	520,708	246,928			50,278	$1,269,520

Explanation of Columns:
(a)	Includes the persons identified in the Summary Compensation Table.
(b)
Includes, on an award-by-award basis, the number of securities underlying unexercised options that were exercisable as of December 31, 2014. Represents awards with respect to TDS Common Shares or awards with respect to USM Common Shares, as indicated.
(c)
Includes, on an award-by-award basis, the number of securities underlying unexercised options that were unexercisable as of December 31, 2014. Represent awards with respect to TDS Common Shares or awards with respect to USM Common Shares, as indicated.
(d)
This column as set forth in Item 402(f) of Regulation S-K relating to equity incentive plan awards is not applicable because the named executive officers did not receive any equity incentive plan awards, as defined by SEC rules. Accordingly, such column is not included above.
(e)	Represents the exercise prices of the awards identified in columns (b) and (c).
(f)	Represents the expiration dates of the awards identified in columns (b) and (c).
(g)	Represents the total number of shares underlying stock awards that have not vested as of December 31, 2014.
(h)
With respect to TDS awards, represents the market value of TDS Common Shares underlying stock awards that had not vested as of December 31, 2014, calculated using the closing price of TDS Common Shares of $25.25 on December 31, 2014. With respect to U.S. Cellular awards, represents the market value of USM Common underlying stock awards that had not vested as of December 31, 2014, calculated using the closing price of USM Common Shares of $39.83 on December 31, 2014.
(i) - (j)
These columns as set forth in Item 402(f) of Regulation S-K relating to equity incentive plan awards are not applicable because the named executive officers did not receive any equity incentive plan awards, as defined by SEC rules. Accordingly, such columns are not included above.

Footnotes:

           The following provides additional information with respect to outstanding equity awards at year end. Number references correspond to numbers in the above table. The following discloses the date that options are scheduled to become exercisable and that restricted stock units and phantom stock match units are scheduled to become vested.

(1)
With respect to TDS awards, information is presented as to the number of TDS Common Shares underlying options or stock awards. Dividends are not earned with respect to TDS shares underlying restricted stock units until the award becomes vested and the shares are issued, on TDS shares underlying options until such options are exercised and the shares are issued and on TDS shares underlying phantom stock match units until such units become vested. With respect to U.S. Cellular awards, information is presented as to the number of USM Common Shares underlying options or stock awards. U.S. Cellular does not currently pay any regular dividends.

(2)
Such 2014 TDS Options were granted on May 16, 2014, become vested on May 16, 2017, and are exercisable until May 16, 2024 at the exercise price of $26.83 per share.

(3)
Such 2013 TDS Options were granted on May 10, 2013, become vested on May 10, 2016, and are exercisable until May 10, 2023 at the exercise price of $22.60 per share.

(4)
Such 2012 TDS Options were granted on May 16, 2012, become exercisable with respect to one third of such options on each of May 16, 2013, May 16, 2014 and May 16, 2015, and are exercisable until May 16, 2022 at the exercise price of $20.79 per share.

(5)
Such 2011 TDS Options were granted on May 13, 2011, became exercisable with respect to one third of such options on each of May 13, 2012, May 13, 2013 and May 13, 2014, and are exercisable until May 13, 2021 at the exercise price of $29.94 per share.

(6)
Such 2010 TDS Options were granted on May 25, 2010, became exercisable with respect to one third of such options on each of May 25, 2011, May 25, 2012 and May 25, 2013, and are exercisable until May 25, 2020 at the exercise price of $26.66 per share.

(7)
Such 2009 TDS Options were granted on May 21, 2009, became exercisable with respect to one third of such options on each of May 21, 2010, May 21, 2011 and May 21, 2012, and are exercisable until May 21, 2019 at the exercise price of $26.95 per share.

(8)
Such 2008 TDS Options were granted on August 26, 2008, became exercisable with respect to one third of such options on each of August 26, 2009, August 26, 2010 and August 26, 2011, and are exercisable until May 21, 2018 at the exercise price of $35.35 per share.

(9)
Such 2007 TDS Options were granted on July 2, 2007, became exercisable on December 15, 2007 and are exercisable until July 2, 2017 at the exercise price of $59.45 per share.

(10)
With respect to LeRoy T. Carlson, Jr., such 2006 TDS Options were granted on December 13, 2006, became exercisable on December 15, 2006 and are exercisable until December 13, 2016 at the exercise price of $49.80 per share. With respect to Scott H. Williamson and David A. Wittwer, such 2006 TDS Options were granted on June 19, 2006, became exercisable on December 15, 2006 and are exercisable until June 19, 2016 at the exercise price of $38.00 per share.

(11)
Such 2005 TDS Options were granted on April 20, 2005, became exercisable on December 15, 2005 and are exercisable until April 20, 2015 at the exercise price of $37.07 per share.

(12)
Such 2014 TDS Restricted Stock Units were granted on May 16, 2014 and will become vested on May 16, 2017.

(13)
Such 2013 TDS Restricted Stock Units were granted on May 10, 2013 and will become vested on May 10, 2016.

(14)
Such 2014 USM Options were granted on April 1, 2014, become vested with respect to one third of such options on each of April 1, 2015, April 1, 2016 and April 1, 2017, and are exercisable until April 1, 2024 at the exercise price of $41.22 per share.

(15)
The USM Initial CEO Options (as discussed in Note 2 under the Summary Compensation Table above) were granted on July 31, 2013, become exercisable on June 22, 2019, and are exercisable until July 31, 2023 at an exercise price of $39.71 per share.

(16)
The 2006 USM Options were granted to Mr. Meyers on April 3, 2006, became exercisable in annual increments of 25% on April 3 of each year beginning in 2007 and ending in 2010, and are exercisable until April 3, 2016 at an exercise price of $50.97 per share. The information provided for such options reflects anti-dilution adjustments to such options made under the U.S. Cellular 2005 long-term incentive plan and applicable award agreement as a result of a special cash dividend by U.S. Cellular in 2013.

(17)
Such 2014 USM Restricted Stock Units were granted on April 1, 2014 and will become vested on April 1, 2017.

(18)
The USM Initial CEO RSUs (as discussed in Note 2 under the Summary Compensation Table above) were granted on July 31, 2013 and become vested on June 22, 2019.

(19)
Represents phantom stock match units awarded to such officer with respect to deferred bonus compensation. See "Information Regarding Nonqualified Deferred Compensation" below. Represents the number of TDS Common Shares (or USM Common Shares if indicated) underlying phantom stock match units that have not vested. One-third of the phantom stock bonus match units become vested on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such officer is an employee of TDS (or U.S. Cellular if indicated) or an affiliate on such date.

Information Regarding Option Exercises and Stock Vested in 2014

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding option exercises and stock vested in 2014.

2014 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
LeRoy T. Carlson, Jr.(1)(3)(7)
TDS Options Exercised (Exercise Date):	—	—
TDS Stock Awards Vested:
2012 TDS Restricted Stock Units(4)			57,500	$1,444,975
TDS Bonus Match Units(5)(6)			1,236	$31,209

Total TDS	—	$—	58,736	$1,476,184

Kenneth R. Meyers(1)(2)(3)(7)
TDS:
TDS Options Exercised (Exercise Date):	—	—
TDS Stock Awards Vested:
2012 TDS Restricted Stock Units(4)			26,900	$675,997
TDS Bonus Match Units(5)(6)			1,572	$39,693
U.S. Cellular:
USM Options Exercised (Exercise Date):	—	—
USM Stock Awards Vested:			—	—

Total TDS	—	$—	28,472	$715,690

Total USM	—	$—	—	$—

Total TDS and USM	—	$—	28,472	$715,690

Douglas D. Shuma(1)(3)(7)
TDS Options Exercised (Exercise Date):	—	—
TDS Stock Awards Vested:
2012 TDS Restricted Stock Units(4)			5,000	$125,650

Total TDS		$—	5,000	$125,650

Scott H. Williamson(1)(3)(7)
TDS Options Exercised (Exercise Date):	—	—
TDS Stock Awards Vested:
2012 TDS Restricted Stock Units(4)			17,400	$437,262

Total TDS	—	$—	17,400	$437,262

David A. Wittwer(1)(3)(7)
TDS Options Exercised (Exercise Date):	—	—
TDS Stock Awards Vested:
2012 TDS Restricted Stock Units(4)			23,500	$590,555

Total TDS	—	$—	23,500	$590,555

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table.

(b)
Represents the gross number of securities for which options were exercised (before withholding any shares to pay the exercise price or taxes).

(c)
Represents the aggregate dollar value realized upon exercise of options, based on the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(d)
Represents the number of shares of stock that have vested. This includes shares underlying restricted stock units and company-match phantom stock units relating to deferred bonuses that became vested in 2014.

(e)
Represents the aggregate dollar value realized upon vesting of stock, calculated by multiplying the number of units by the market value of the underlying securities on the vesting date.

Footnotes:

(1)
Except with respect to Kenneth R. Meyers to the extent indicated, information is presented as to the number of TDS Common Shares underlying options or stock awards.

(2)
With respect to Kenneth R. Meyers to the extent indicated, represents USM Common Shares underlying options or stock awards. The information provided reflects anti-dilution adjustments to options made under the applicable award agreement as a result of a special cash dividend by U.S. Cellular in 2013.

(3)
Taxes were paid by the withholding of TDS Common Shares by TDS (or USM Common Shares by U.S. Cellular) having a value equal to the tax withholding amount and in the case of stock options, the exercise price of such options was paid by the withholding of TDS Common Shares by TDS (or USM Common Shares by USM) having a value equal to the aggregate exercise price.

(4)
On December 1, 2014, the 2012 TDS restricted stock units vested and were issued in TDS Common Shares. The amounts in column (e) relating to such shares represent the market values of these shares using the closing price of $25.13 on December 1, 2014.

(5)
Pursuant to the TDS 2004 Long-Term Incentive Plan and the TDS 2011 Long-Term Incentive Plan (or the U.S. Cellular long-term incentive plans in the case of phantom stock units granted to the U.S. Cellular President and CEO under that plan), the company-match phantom stock units relating to deferred bonus vest one-third on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that the award recipient is an employee of TDS or an affiliate on such date. The stock price used to calculate the value realized on vesting was the closing price of TDS Common Shares of $25.25 (or the closing price of USM Common Shares of $39.83 for USM phantom stock units) on December 31, 2014. See "Information Regarding Nonqualified Deferred Compensation" below.

(6)
Vested TDS phantom stock units are credited with dividend equivalents. U.S. Cellular does not currently pay regular dividends.

(7)
See the Outstanding Equity Awards at Fiscal Year-End Table above for a description of the awards that continued to be held by the named executive officers at December 31, 2014.

          From time to time, TDS and/or U.S. Cellular authorizes its executive officers to enter into plans under Section 10b5-1 of the Securities Exchange Act of 1934, as amended. These plans may include specific instructions for the broker to exercise stock options and/or sell stock on behalf of the executive based on a pre-determined schedule or formula. The purpose of such plans is to enable executive officers to recognize the value of their compensation and sell their holdings of TDS and/or U.S. Cellular common stock during periods in which the officer would otherwise be unable to buy or sell such stock because important information about TDS and/or U.S. Cellular has not been publicly released.

Information Regarding Pension Benefits

          TDS and U.S. Cellular executive officers are covered by the Tax-Deferred Savings Plan (a tax-qualified "defined contribution" plan), the Pension Plan (a tax-qualified defined contribution plan) and the SERP (a non-qualified defined contribution supplemental plan), as discussed above. The company contributions for each of the named executive officers under these plans is disclosed in column (i), "All Other Compensation," of the Summary Compensation Table. TDS and U.S. Cellular do not have any defined benefit pension plans (including supplemental plans). The named executive officers only participate in tax-qualified defined contribution plans and a non-qualified defined contribution plan. Accordingly, the Pension Benefits table required to be provided by SEC rules is not applicable.

Information Regarding Nonqualified Deferred Compensation

          The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding nonqualified deferred compensation.

 2014 Nonqualified Deferred Compensation

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
LeRoy T. Carlson, Jr.
SERP(1)
Company contribution		$—
Interest up to AFR			$26,953
Interest above AFR			$4,826

Total Interest			$31,779
Balance at year end					$707,291
Bonus Deferral and Company Match into TDS Phantom Shares(3)
Deferral of 2013 Bonus paid in 2014— 5,643 TDS Shares	$131,250
Company Match for 2013 Bonus paid in 2014 of 1,411 TDS Shares		$32,813
Dividend Equivalents of 1,324 TDS Shares			$33,431
Changes in Value in 2014			$(7,580)
Distribution of 6,145 TDS Shares in 2014(4)				$(167,587)
Accumulated Balance at Year End: 64,918 vested TDS Shares					$1,639,180
1,426 unvested TDS Shares					$36,007

Aggregate Totals(5)	$131,250	$32,813	$57,630	$(167,587)	$2,382,478

Kenneth R. Meyers
SERP(1)
Company contribution		$39,910
Interest up to AFR			$26,857
Interest above AFR			$4,809

Total Interest			$31,666
Balance at year end					$744,685
Cash Compensation Deferral into Interest Account(2)
TDS Compensation deferred into Interest Account:
Salary deferred from 2013	$7,661
Bonus deferred	$332,000
Interest up to AFR			$31,151
Interest above AFR			$5,374

Total Interest			$36,525
Balance at year end					$892,031
U.S. Cellular Compensation deferred into Interest Account:
Salary Deferred	$79,874
Interest up to AFR			$3,364
Interest above AFR			$501

Total Interest			$3,865
Balance at year end					$138,158

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Bonus Deferral and Company Match into TDS Phantom Shares(3)
Deferral of 2013 Bonus paid in 2014— 7,130 TDS Shares	$166,000
Company Match for 2013 Bonus paid in 2014 of 1,783 TDS Shares		$41,500
Dividend Equivalents of 677 TDS Shares			$17,094
Changes in Value in 2014			$3,596
Accumulated Balance at Year End: 34,120 vested TDS Shares					$861,530
1,757 unvested TDS Shares					$44,364

Aggregate Totals(5)	$585,535	$81,410	$92,746	$—	$2,680,768

Douglas D. Shuma
SERP(1)
Company contribution		$16,200
Interest up to AFR			$2,650
Interest above AFR			$475

Total Interest			$3,125
Balance at year end					$85,757
Bonus Deferral and Company Match into TDS Phantom Shares(3)
Dividend Equivalents of 120 TDS Shares			$3,030
Changes in Value in 2014			$(2,998)
Accumulated Balance at Year End: 5,777 vested TDS Shares					$145,869

Aggregate Totals(5)	$—	$16,200	$3,157	$—	$231,626

Scott H. Williamson
SERP(1)
Company contribution		$20,806
Interest up to AFR			$23,625
Interest above AFR			$4,230

Total Interest			$27,855
Balance at year end					$640,747

Aggregate Totals(5)	$—	$20,806	$27,855	$—	$640,747

David A. Wittwer
SERP(1)
Company contribution		$14,000
Interest up to AFR			$8,486
Interest above AFR			$1,520

Total Interest			$10,006
Balance at year end					$236,704
Salary deferred to Interest Account in prior years(2)
Interest up to AFR			$60,224
Interest above AFR			$12,882

Total Interest			$73,106
Balance at year end					$1,658,476

Aggregate Totals(5)	$—	$14,000	$83,112	$—	$1,895,180

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table.

(b)
Represents the dollar amount of executive contributions during the last fiscal year. With respect to any deferred salary, includes the actual dollar amount deferred. The entire amount of the salary earned in 2013 is included in column (c) of the

  Summary Compensation Table, whether or not deferred. The deferred salary account is paid at the time and in the form provided in the applicable plan or agreement, which permits certain distribution elections by the officer.

  With respect to deferred bonus, includes the actual dollar amount of bonus deferred. The entire amount of the bonus is included in the Summary Compensation Table in column (d) or (g), whether or not deferred. The named executive officers receive a distribution of the deferred compensation account at the earlier of the date elected by the officer and the officer's separation from service (or, with respect to amounts subject to section 409A of the Internal Revenue Code, the seventh calendar month following the calendar month of the officer's separation from service).

(c)
Represents the dollar amount of aggregate contributions by TDS or U.S. Cellular during the last fiscal year. With respect to the SERP, represents the actual dollar amount credited with respect to 2014 for the officer. This is the same as the amount included in column (i) of the Summary Compensation Table.

With respect to the company match, the amount in 2014 represents the value of the shares underlying the phantom stock units awarded to such officer. This is the same as the amount included in column (e) of the Summary Compensation Table.

(d)
Includes the dollar amount of aggregate interest or other earnings accrued during the last fiscal year. With respect to the SERP, represents the dollar amount credited to the officer's account in 2014, of which any amount that is deemed to be above-market or preferential earnings as defined by SEC rules is included in column (h) of the Summary Compensation Table. With respect to any salary or bonus deferred into an interest account, includes the amount of interest credited to the deferral account for 2014, of which any amount that is deemed to be above-market or preferential earnings as defined by SEC rules is included in column (h) of the Summary Compensation Table. The amount up to the AFR (as previously defined) is not deemed to be above-market or preferential, and is not included in the Summary Compensation Table. The amount above the AFR is deemed to be above-market or preferential and, therefore, is included in the Summary Compensation Table. With respect to the bonus deferral and company match, represents the dollar value of the phantom stock units credited to the account of the identified officer as dividend equivalents, based on the closing price of the underlying shares on December 31, 2014. Also includes the changes in value of the bonus deferral units and company match units in 2014. This amount is not included in the Summary Compensation Table.

(e)
Represents the aggregate dollar amount of any withdrawals by or distributions to the executive during the last fiscal year. Any such amounts represent withdrawals or distributions of company and/or employee contributions and/or earnings and are not included in 2014 compensation in the Summary Compensation Table.

(f)
Represents the dollar value of the balance of the executive's account as of the end of the last fiscal year. With respect to the SERP, represents the actual dollar amount credited to the executive's account as of December 31, 2014. With respect to any deferred salary or any bonus deferred under any interest-bearing deferral arrangement, represents the actual dollar amount credited to the executive's account as of December 31, 2014. With respect to bonus deferral and company match under a phantom stock deferral arrangement, represents the dollar value of the number of phantom stock units credited to the executive's account as of December 31, 2014 based on the closing price of the underlying shares on December 31, 2014. The stock price used for TDS shares was the closing price of a TDS Common Share of $25.25 on December 31, 2014. The stock price used for U.S. Cellular shares was the closing price of a U.S. Cellular Common Share of $39.83 on December 31, 2014. Column (f) includes certain amounts reported as 2014 compensation in the Summary Compensation Table, as indicated in notes to columns (b) through (d).

Footnotes:

(1)
Each of the named executive officers participates or formerly participated in the SERP. Mr. Carlson did not receive a SERP contribution with respect to 2014 because, based on the terms of the TDS Pension Plan, his age and other factors, he is deemed to be fully funded with respect to his benefit under the TDS Pension Plan and SERP and thus no longer eligible for ongoing contributions to such plans.

This plan provides supplemental benefits to the TDS Pension Plan to offset the reduction of benefits caused by the limitations under the Internal Revenue Code for tax-qualified pension plans, including the limit on annual employee compensation which can be considered. The SERP is a non-qualified defined contribution plan and is unfunded. Such officers are credited with earnings on their balances in this non-qualified defined contribution plan. Under the SERP, the deferred balance is credited with an assumed rate of earnings on all amounts other than the contributions for the current year equal to the yield on ten year BBB rated industrial bonds for the last trading date of the prior year as quoted by Standard & Poor's. The interest rate under the SERP for 2014 was set as of the last trading date of 2013 at 4.6237% per annum, based on the yield on ten year BBB rated industrial bonds at such time. Such rate exceeded the AFR of 3.99% at such time. Accordingly, pursuant to SEC rules, column (h) of the Summary Compensation Table for 2014 includes the portion of such interest that exceeded that calculated utilizing the AFR at the time the interest rate was set.

See "Compensation Discussion and Analysis" for information relating to vesting and distribution of amounts under the SERP.

(2)
Represents deferred salary and/or bonus accounts pursuant to interest-bearing deferred compensation agreements with Mr. Meyers and Mr. Wittwer. The other officers have not deferred any of their salaries or bonus under the interest-bearing deferral arrangements. All of the annual salary is reported in column (c) of the Summary Compensation Table, whether or not deferred. All of the annual bonus is reported in column (d) or (g) of the Summary Compensation Table, whether or not deferred. Pursuant to the agreements, the deferred accounts are credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate for salary or bonus deferred as an employee of TDS, or the twenty-year Treasury Bond rate for salary or bonus deferred as an employee of U.S. Cellular, plus 1.25 percentage points, until the deferred compensation amount is paid to such person. As required by SEC rules, column (h) of the Summary Compensation Table includes the portion of such interest that exceeded interest calculated using the AFR at the time each monthly interest rate was set.

  Only Kenneth R. Meyers deferred a portion of his salary in 2014.

(3)
The amounts in column (b) represent deferrals of annual bonus under phantom stock deferral arrangements. All of the annual bonus earned is reported in the Summary Compensation Table, whether or not deferred.

The amounts in column (c) represent the value of company match units awarded to such officer. One-third of the phantom stock bonus match units vest with respect to a particular year's deferred bonus on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that the officer is an employee of TDS or U.S. Cellular or an affiliate on such date. If the officer continues as an employee during the entire vesting period, he or she will receive total bonus match units equal to the sum of (i) 25% of the amount deferred into phantom stock, up to 50% of such year's bonus, and (ii) 33% (33 1/3% in the case of an officer employed by U.S. Cellular) of the amount deferred into phantom stock that exceeded 50% of such year's bonus (increased by any dividend equivalents issued with respect to vested phantom stock). The vesting of unvested phantom stock match units may accelerate under certain circumstances and the effects of such acceleration are disclosed in the "Potential Payments upon Termination or Change in Control" table below. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the match stock units is reported in the Summary Compensation Table in column (e) under "Stock Awards."

A TDS officer will receive in shares an amount equal to his or her vested deferred compensation account balance at the earlier of the date elected by the officer and the officer's separation from service (or, with respect to amounts subject to section 409A of the Internal Revenue Code, the seventh calendar month following the calendar month of the officer's separation from service).

The U.S. Cellular President and CEO participates in the U.S. Cellular long-term incentive plans. These plans permit or permitted participants to defer all or a portion of their annual bonus to a deferred compensation account. Deferred bonus is deemed invested in phantom USM Common Shares. The entire amount of the bonus earned is reported in the Summary Compensation Table, whether or not deferred. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the match stock units is reported in the Summary Compensation Table in column (e) under "Stock Awards." For further information relating to U.S. Cellular company match awards, see U.S. Cellular's 2015 proxy statement. A U.S. Cellular officer will receive in shares an amount equal to his or her vested phantom stock account balance at the earlier of the date elected by the officer and the officer's separation from service (or, with respect to amounts subject to section 409A of the Internal Revenue Code, the seventh calendar month following the calendar month of the officer's separation from service).

LeRoy T. Carlson, Jr. and Kenneth R. Meyers each deferred a portion of his 2013 bonus paid in 2014 into phantom stock.

(4)
Represents a distribution to Mr. Carlson on January 14, 2014, of bonus deferral and related company match for the 2010 bonus. The distribution represented 6,145 Common Shares, having a value at the time of the distribution of $167,587. The distribution represents shares underlying phantom stock units relating to deferred bonus and the company match reported in prior years in the Summary Compensation Table under Bonus and Stock Awards, respectively. After deduction of shares for taxes, Mr. Carlson received a net of 4,301 Common Shares, plus cash for a fractional share.

(5)
Information relating to deferred compensation amounts included in the above Summary Compensation Table for 2014 is provided in the above notes. As required by SEC rules, the following is a summary of the amount of the above year-end total deferred compensation balances reported as compensation in the Summary Compensation Table in years prior to 2014, beginning with deferred compensation in 2006 (reported in the 2007 proxy statement), which is the first year for which deferred compensation was reported pursuant to the above table. The below amounts do not include previously reported deferred compensation that has been distributed.

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	Douglas D. Shuma	Scott H. Williamson	David A. Wittwer
SERP Company Contribution	$229,706	$258,611	$11,989	$148,940	$47,088
Salary Deferral	—	443,915	—	—	—
Excess Interest	33,071	44,806	386	26,595	56,180
Bonus Deferral	826,485	682,845	—	—	—
Company Match	206,616	170,697	—	—	—

Total	$1,295,878	$1,600,874	$12,375	$175,535	$103,268

Potential Payments upon Termination or Change in Control

        This section discusses, with respect to the executives identified in the Summary Compensation Table, each contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to such executive at, following, or in connection with any termination, including resignation, severance, retirement, disability or constructive termination, or a change in control of TDS or a change in the executive officer's responsibilities. However, this section does not discuss any such contract, agreement, plan or arrangement that does not discriminate in scope, terms or operation in favor of executive officers and that is available generally to all employees.

        TDS does not have any plans or policies that provide for severance or other compensation or benefits to the named executive officers upon termination or a change in control other than the acceleration of vesting of option and stock awards upon certain events as discussed herein and other than any agreements described in the footnotes to the below Table of Potential Payments upon Termination or Change in Control. TDS may enter into agreements or arrangements with officers that provide for severance or other compensation or benefits under circumstances that are negotiated with an officer in connection with the employment or termination of employment of such officer. Any such agreement or arrangement is based on the facts and circumstances at the time relating to that particular employment relationship. As of December 31, 2014, the only such agreement with a named executive officer was the Meyers Letter Agreement, which is described in Footnote (3) to the Table of Potential Payments upon Termination or Change in Control below.

        The acceleration of vesting of awards may be considered to be appropriate upon certain qualified termination events or a change in control, but TDS does not consider it appropriate to generally provide for other significant severance or similar benefits in such events or to permit the acceleration of vesting of awards as a general rule for non-qualified termination events. TDS considers the fact that, unlike companies that may be widely held, TDS is controlled by the TDS Voting Trust. As a result, TDS does not follow the practices of certain other companies that may provide for substantial benefits upon a termination or a change in control as a standard practice. Instead, potential payments upon a termination or a change in control are designed primarily so that employees are neither harmed nor given a windfall in such circumstances. The acceleration of awards under certain circumstances is intended to motivate executive officers to act in the long-term interests of TDS. The provisions relating to possible acceleration of awards is discussed above under "Compensation Discussion and Analysis—Other Benefits and Plans Available to Named Executive Officers—TDS 2011 Long-Term Incentive Plan" and "—TDS 2004 Long-Term Incentive Plan."

        The foregoing limited and customized approach to termination payments is consistent with TDS' overall compensation objectives, as discussed herein. These objectives assume that officers will be compensated primarily based on performance during their continued employment with TDS and are designed to motivate executive officers to act in the long-term interest of TDS, recognizing that TDS is a controlled company. As a result, these objectives do not contemplate providing significant benefits upon or providing significant incentives with respect to qualified termination events or a change in control or providing any benefits upon non-qualified termination events. Accordingly, the limited amounts of termination and change in control payments as discussed herein are taken into account with all other facts and circumstances, but otherwise do not significantly affect decisions relating to other elements of compensation, which are provided consistent with the foregoing compensation objectives assuming continued employment until normal retirement.

Table of Potential Payments upon Termination or Change in Control

        The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a named executive officer at, following, or in connection with any termination of employment including by resignation, severance, retirement, disability or a constructive termination of a named executive officer, or a change in control or a change in the named executive officer's responsibilities. However, in accordance with SEC regulations, the following does not report any amount to be provided to a named executive officer under any arrangement that does not discriminate in scope, terms, or operation in favor of our executive officers and which is available generally to all employees. Also, the following table does not repeat information disclosed above under the Nonqualified Deferred Compensation table or the Outstanding Equity Awards at Fiscal Year-End table, except to the extent that the amount payable to the named executive officer would be enhanced or accelerated by the termination event.

        The following table provides quantitative disclosure, assuming that the triggering event took place on December 31, 2014 and, if applicable, that the price per share of the registrant's securities was the closing market price as of December 31, 2014. The following describes triggering events ("Triggering Events") under the TDS 2011 Long-Term Incentive Plan and the TDS 2004 Long-Term Incentive Plan:

        TDS 2011 Long-Term Incentive Plan:    Additional payments may become due as a result of the acceleration of the vesting of stock options, restricted stock units and/or bonus match units upon the following: (i) a qualified disability (for restricted stock units and bonus match units but not options), (ii) death (for restricted stock units and bonus match units but not options), (iii) a 2011 LTIP Change in Control (as defined above, upon approval by the board of directors), and (iv) a qualified retirement.

        TDS 2004 Long-Term Incentive Plan:    Because all of the stock options and restricted stock units under this plan were fully vested as of December 31, 2014, no additional amounts would become payable with respect to stock options or restricted stock units upon any termination or change in control. Certain bonus match units granted thereunder remain subject to forfeiture through the end of 2015, and are subject to accelerated vesting upon the following: (i) qualified disability, (ii) death and (iii) a 2004 LTIP Change in Control (as defined above).

        The triggering events for U.S. Cellular awards are described in the U.S. Cellular proxy statement for its 2015 annual meeting of shareholders.

        No such additional payments with respect to equity awards would be made in the event of any other termination of employment or service. In addition, the below table identifies other payments that have been, will be or could be made pursuant to agreements, if any, to the extent discussed in the footnotes to the below table.

 2014 Table of Potential Payments upon Termination or Change in Control

Name (a)	Early Vesting of Options ($) (b)	Early Vesting of Stock Awards ($) (c)	Other ($) (d)	Total ($) (d)
LeRoy T. Carlson, Jr.
Unexercisable Stock Options for 514,066 Common Shares(1)	$952,575			$952,575
Unvested Stock Awards for 112,141 Common Shares(2)		$2,831,561		$2,831,561

Aggregate Totals	$952,575	$2,831,561	$—	$3,784,136

Kenneth R. Meyers
One Year of Current Salary as Severance(3)			$865,300	$865,300
TDS Options and Awards:
Unexercisable Stock Options for 252,419 TDS Common Shares(1)	$804,842			$804,842
Unvested Stock Awards for 31,666 TDS Common Shares(2)		$799,566		$799,566
U.S. Cellular Options and Awards:
Unexercisable Stock Options for 289,225 USM Common Shares(1)	$15,000			$15,000
Unvested Stock Awards for 86,764 USM Common Shares(2)		$3,455,810		$3,455,810

Aggregate Totals	$819,842	$4,255,376	$865,300	$5,940,518

Douglas D. Shuma
Unexercisable Stock Options for 67,491 Common Shares(1)	$133,715			$133,715
Unvested Stock Awards for 11,124 Common Shares(2)		$280,882		$280,882

Aggregate Totals	$133,715	$280,882	$—	$414,597

Scott H. Williamson
Unexercisable Stock Options for 224,707 Common Shares(1)	$488,108			$488,108
Unvested Stock Awards for 34,074 Common Shares(2)		$860,369		$860,369

Aggregate Totals	$488,108	$860,369	$—	$1,348,477

David A. Wittwer
Unexercisable Stock Options for 246,928 Common Shares(1)	$518,107			$518,107
Unvested Stock Awards for 50,278 Common Shares(2)		$1,269,520		$1,269,520

Aggregate Totals	$518,107	$1,269,520	$—	$1,787,627

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table.

(b)
Represents the maximum potential value of accelerated options assuming that a Triggering Event took place on December 31, 2014 and that the price per share of the registrant's securities was the closing market price as of December 31, 2014. The stock price used for TDS Common Shares was the closing price of $25.25 on December 31, 2014. The stock price used for USM Common Shares was the closing price of $39.83 on December 31, 2014.

(c)
Represents the maximum potential value of accelerated restricted stock units and bonus match units assuming that a Triggering Event took place on December 31, 2014 and that the price per share of the registrant's securities was the closing market price as of December 31, 2014. The stock price used for TDS Common Shares was the closing price of $25.25 on December 31, 2014. The stock price used for USM Common Shares was the closing price of $39.83 on December 31, 2014.

(d)
Represents other potential payments as of December 31, 2014, if any.

(e)
Represents the total of columns (b) through (d).

Although TDS has attempted to make a reasonable estimate (or a reasonable estimated range of amounts) applicable to the payment or benefit based on the disclosed material assumptions, the calculation of the foregoing represents forward-looking statements that involve risks, uncertainties and other factors that may cause actual results to be significantly different from the amounts expressed or implied by such forward looking statements. Such risks, uncertainties and other factors include those set forth under "Risk Factors" in TDS' Form 10-K for the year ended December 31, 2014.

  TDS has no current obligations to pay any perquisites or other personal benefits to any of the named executive officers upon termination or change in control, subject to the discussion in footnote (3) below with respect to Mr. Meyers.

  No information is provided with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers of the registrant and that are available generally to all employees.

Footnotes:

(1)
The following table shows the intrinsic value of the options, if any, calculated as the difference between the exercise price of such stock options and the closing price of a TDS Common Share on December 31, 2014 of $25.25 per share (or a U.S. Cellular Common Share on December 31, 2014 of $39.83 per share).

Option (Per Share Exercise Price of Options)	Number of Shares Underlying Specified Awards that are Unexercisable at 12/31/14	Value at 12/31/14 based on $25.25 per TDS share and $39.83 per USM share	Less Aggregate Exercise Price	Difference (if Positive)
LeRoy T. Carlson, Jr.
2014 Options ($26.83)	225,000	$5,681,250	$6,036,750	$—
2013 Options ($22.60)	186,000	$4,696,500	$4,203,600	$492,900
2012 Options ($20.79)	103,066	$2,602,417	$2,142,742	$459,675

	514,066			$952,575

Kenneth R. Meyers
TDS:
2013 Options ($22.60)	177,319	$4,477,305	$4,007,409	$469,896
2012 Options ($20.79)	75,100	$1,896,275	$1,561,329	$334,946

Total for TDS	252,419			$804,842

U.S. Cellular
2014 USM Options ($41.22)	164,225	$6,541,082	$6,769,355	$—
USM Initial CEO Options ($39.71)	125,000	$4,978,750	$4,963,750	$15,000

Total for U.S. Cellular	289,225			$15,000

Douglas D. Shuma
2014 Options ($26.83)	25,411	$641,628	$681,777	$—
2013 Options ($22.60)	29,814	$752,804	$673,796	$79,008
2012 Options ($20.79)	12,266	$309,717	$255,010	$54,707

Total	67,491			$133,715

Scott H. Williamson
2014 Options ($26.83)	69,999	$1,767,475	$1,878,073	$—
2013 Options ($22.60)	111,542	$2,816,436	$2,520,849	$295,587
2012 Options ($20.79)	43,166	$1,089,942	$897,421	$192,521

Total	224,707			$488,108

David A. Wittwer
2014 Options ($26.83)	86,204	$2,176,651	$2,312,853	$—
2013 Options ($22.60)	109,791	$2,772,223	$2,481,277	$290,946
2012 Options ($20.79)	50,933	$1,286,058	$1,058,897	$227,161

Total	246,928			$518,107

(2)
Represents unvested restricted stock units and any unvested bonus match units. See the "Outstanding Equity Awards at Fiscal Year-End" table for details.

(3)
The Meyers Letter Agreement described in Footnote (2) to the 2014 Summary Compensation Table provides that, in the event that U.S. Cellular terminates Mr. Meyers' employment involuntarily without cause prior to June 22, 2019, U.S. Cellular shall pay him a severance amount equal to his then current annual base salary. In addition, the Meyers Letter Agreement provides that, because the transfer of Mr. Meyers' employment from TDS to U.S. Cellular caused him to be ineligible for certain retiree medical and life insurance benefits that may have been available to him had he retired from TDS, U.S. Cellular agreed to make certain cash reimbursements or payments to Mr. Meyers following his retirement from U.S. Cellular pursuant to the terms and conditions specified in the Meyers Letter Agreement. The cash reimbursements with respect to the retiree medical benefits will include a gross-up for additional taxes payable by Mr. Meyers as a result of such reimbursements.

Compensation of Directors

        The following table shows, as to directors who are not executive officers of TDS, certain information regarding director compensation for the fiscal year ended December 31, 2014.

 2014 Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Current Directors:
Letitia G. Carlson, M.D.	$97,500	$80,000	—	—	—	$116	$177,616
Prudence E. Carlson	$99,250	$80,000	—	—	—	$116	$179,366
Walter C.D. Carlson	$138,000	$80,000	—	—	—	$116	$218,116
Clarence A. Davis	$124,250	$80,000	—	—	—	$116	$204,366
George W. Off	$152,750	$80,000	—	—	—	$116	$232,866
Christopher D. O'Leary	$115,000	$80,000	—	—	—	$116	$195,116
Mitchell H. Saranow	$136,250	$80,000	—	—	—	$116	$216,366
Gary L. Sugarman	$115,000	$80,000	—	—	—	$116	$195,116
Herbert S. Wander	$147,000	$80,000	—	—	—	$116	$227,116
Former Director:
Donald C. Nebergall	$110,611	$80,000	—	—	—	$78	$190,689

Explanation of Columns:

(a)
Includes each director unless such director is an executive officer whose compensation, including any compensation for service as a director, is fully reflected in the Summary Compensation Table. Accordingly, this includes only non-employee directors. Directors who are employees of TDS or its subsidiaries are identified in the Summary Compensation Table. Such directors do not receive director fees or compensation.

(b)
Includes the aggregate dollar amount of all fees earned or paid in cash for services as a director during 2014, including annual retainer fees, committee and/or chairperson fees, and meeting or activity fees.

(c)
The amounts in this column represent the aggregate grant date fair value of the annual stock awards granted in 2014 computed in accordance with FASB ASC 718. Pursuant to the terms of the Restated Compensation Plan for Non-Employee Directors, each non-employee director is entitled to receive an annual stock award having a value of $80,000.

(d)
This column is not applicable because non-employee directors do not receive options.

(e)
This column is not applicable because non-employee directors do not participate in any non-equity incentive plans, as defined by SEC rules.

(f)
This column is not applicable because non-employee directors do not participate in any pension plans or receive any earnings on deferred compensation.

(g)
Represents the dollar value of insurance premiums paid by, or on behalf of, TDS during the fiscal year with respect to $100,000 of life insurance for the benefit of such director, which is the only category of other compensation.

(h)
Represents the sum of all amounts reported in columns (b) through (g).

Narrative Disclosure to Director Compensation Table

        The following provides additional information with respect to director compensation. All director compensation is approved by the full board of directors.

        The following describes the Restated Compensation Plan for Non-Employee Directors (the "Directors Plan"), pursuant to which the cash and stock compensation described in the above 2014 Director Compensation Table is payable.

        The Directors Plan provides that the Chairperson of the TDS board of directors is entitled to receive an annual director's retainer fee of $100,000 paid in cash, and non-employee directors other than the Chairperson of the TDS board of directors are entitled to receive an annual director's retainer fee of $80,000 paid in cash. Non-employee directors are entitled to receive an annual stock award of $80,000 paid in the form of TDS Common Shares, which is to be distributed in March on or prior to March 15, for services performed during the 12 month period that commenced on March 1 of the immediately preceding calendar year and ended on February 28 of the calendar year of payment. The number of shares is determined on the basis of the closing price of a TDS Common Share on the first trading day in the month of March of the calendar year of payment.

        Each non-employee director who served on the Audit Committee, other than the Chairperson, received an annual committee retainer fee of $11,000, and the Chairperson received an annual committee retainer fee of $22,000.

        Each non-employee director who served on the Compensation Committee, other than the Chairperson, received an annual committee retainer fee of $7,000, and the Chairperson received an annual committee retainer fee of $14,000.

        Each non-employee director who served on the Corporate Governance and Nominating Committee, other than the Chairperson, received an annual committee retainer fee of $5,000, and the Chairperson received an annual committee retainer fee of $10,000.

        Non-employee directors also received a fee of $1,750 for each board or committee meeting or other activity attended.

        Under the Directors Plan, annual retainers are paid in cash on a quarterly basis, as of the last day of each quarter. Fees for all board and committee meetings or other activities are paid in cash on a quarterly basis, as of the last day of each quarter.

        Directors were also reimbursed for reasonable travel and other expenses incurred in attending board and committee meetings, director education and other board or company related matters pursuant to TDS' travel and expense reimbursement policy.

        The Directors Plan provides that the board of directors has the authority without further shareholder approval to amend the Directors Plan from time to time, including amendments to increase the amount of the compensation payable in Common Shares from time to time, provided that the total number of Common Shares issued under the Directors Plan may not exceed the number previously approved by shareholders.

        On March 8, 2013, the TDS board of directors reserved 200,000 Common Shares of TDS for issuance pursuant to the Directors Plan, and shareholders approved such shares for the Directors Plan at the 2013 annual meeting. Of such 200,000 Common Shares, 61,210 have been issued and 138,790 remain available for issuance as of the date hereof.

        In addition to amounts payable under the Directors Plan, TDS pays premiums to provide life insurance of $100,000 for each of its directors other than directors who are employees of TDS or any affiliate. Directors who are employees of TDS or any affiliate do not receive fees or compensation for services rendered as directors. The compensation of directors who are named executive officers is disclosed in the tables under Executive and Director Compensation above.

        None of the non-employee directors had stock or option awards outstanding at December 31, 2014.

 Compensation Committee Interlocks and Insider Participation

        The Compensation Committee has responsibilities relating to the compensation of the executive officers of TDS (other than executive officers employed by U.S. Cellular or any of its subsidiaries), including the review of salary, bonus, long-term incentive compensation and all other compensation. The members of the Compensation Committee are Herbert S. Wander (chairperson), George W. Off, Christopher D. O'Leary and Gary L. Sugarman. Such persons are independent, as discussed above. None of such persons was, during 2014 or during any of the preceding three years, an officer or employee of TDS (or its affiliates), or had any relationship requiring disclosure by TDS under any paragraph of Item 404 of SEC Regulation S-K.

        Long-term incentive compensation for executive officers who are employees of U.S. Cellular is approved by the long-term incentive compensation committee of U.S. Cellular. The long-term incentive compensation committee of U.S. Cellular is composed of directors of U.S. Cellular who are neither officers nor employees of TDS or any of its subsidiaries nor directors of TDS or TDS Telecom. The annual cash compensation of U.S. Cellular's President and CEO, Kenneth R. Meyers, is approved by LeRoy T. Carlson, Jr., the Chairman of U.S. Cellular. LeRoy T. Carlson, Jr. is also the President and CEO of TDS. Mr. Carlson is a member of the board of directors of TDS, U.S. Cellular, and TDS Telecom. He is also the Chairman of TDS Telecom and, as such, approves the executive officer annual cash compensation decisions for TDS Telecom other than as they relate to the President and CEO of TDS Telecom, and recommends the annual cash compensation of the President and CEO of TDS Telecom to the TDS Compensation Committee. David A. Wittwer, deemed by SEC rules to be an executive officer of TDS, was the President and CEO of TDS Telecom in 2014 and is a director of TDS. Mr. Carlson is compensated by TDS for his services to TDS and all of its subsidiaries, including U.S. Cellular. However, U.S. Cellular effectively reimburses TDS for a portion of such compensation as part of a management fee pursuant to an intercompany agreement between TDS and U.S. Cellular, as discussed above. Further information about the intercompany agreement is included in the U.S. Cellular 2015 proxy statement.

Certain Relationships and Related Transactions

        In addition to the above-described insider participation in compensation decisions, TDS and certain related parties are involved in the following relationships and transactions.

        The following persons are partners of Sidley Austin LLP, the principal law firm of TDS, U.S. Cellular and their subsidiaries: Walter C.D. Carlson, a trustee and beneficiary of the Voting Trust that controls TDS, which controls U.S. Cellular, the non-executive Chairman of the Board and member of the board of directors of TDS and a director of U.S. Cellular; William S. DeCarlo, the General Counsel of TDS and an Assistant Secretary of TDS and certain subsidiaries of TDS; and Stephen P. Fitzell, the General Counsel and/or an Assistant Secretary of U.S. Cellular and certain subsidiaries of TDS. Mr. Carlson does not provide legal services to TDS, U.S. Cellular or their subsidiaries. TDS, U.S. Cellular and their subsidiaries incurred legal expenses from Sidley Austin LLP of $15.4 million in 2014, $17.6 million in 2013 and $13.6 million in 2012.

        The Audit Committee of the board of directors is generally responsible for the review and evaluation of all related party transactions, as such term is defined by the rules of the NYSE, except to the extent that the board of directors authorizes another committee to review specific related party transactions. As described below, transactions and arrangements as they relate to LeRoy T. Carlson are approved by the TDS Compensation Committee.

        LeRoy T. Carlson, Chairman Emeritus of TDS, is the father of LeRoy T. Carlson, Jr., a director and President and CEO of TDS, Walter C.D. Carlson, a director and non-executive Chairman of TDS, Letitia G. Carlson, M.D., a director of TDS, and Prudence E. Carlson, a director of TDS. Each of such children of LeRoy T. Carlson is also a trustee of the Voting Trust that controls TDS. Accordingly, even though he is not required to be included in the Summary Compensation Table as of December 31, 2014, because of such relationships, the following table summarizes the compensation paid by TDS in 2014 to LeRoy T. Carlson using the same rules as used in the Summary Compensation Table above. Although the following transactions and arrangements are being reported in this section as related party transactions under SEC rules, because such transactions and arrangements relate to compensation, they are approved by the TDS Compensation Committee pursuant to its charter rather than by the Audit Committee.

Amount Earned in 2014
Salary(1)	$345,000
Bonus(2)	135,000
Stock Awards(3)	179,440
Option Awards(4)	174,407
Excess Earnings on SERP(5)	3,610
All Other Compensation(6)	9,880

Total(7)(8)	$847,337

(1)
Represents the dollar value of base salary (cash and non-cash) earned by Mr. Carlson during 2014, whether or not paid in such year, none of which was deferred. Mr. Carlson's annual salary was $480,000 through March 31, 2014 and $300,000 on and after April 1, 2014.

(2)
Represents the dollar value of bonus (cash and non-cash) earned by Mr. Carlson during 2014, whether or not paid in such year. Mr. Carlson deferred 100% of his 2014 bonus paid in 2015.

(3)
Includes the aggregate grant date fair value computed in accordance with FASB ASC 718 of $140,522 with respect to restricted stock unit awards relating to 5,561 Common Shares awarded in 2014 and the aggregate grant date fair value computed in accordance with FASB ASC 718 of $38,918 with respect to phantom stock bonus match units relating to 1,673 Common Shares awarded to Mr. Carlson in 2014 in connection with deferred bonus compensation.

(4)
Represents the aggregate grant date fair value computed in accordance with FASB ASC 718 with respect to stock options to purchase 20,142 Common Shares awarded in 2014.

(5)
See explanation under footnote (h) to the Summary Compensation Table above.

(6)
This represents a TDSP contribution for 2014. No other compensation is included because the total of perquisites and personal benefits for Mr. Carlson did not equal or exceed $10,000, and TDS did not make any contributions for the benefit of Mr. Carlson under the Pension Plan or SERP with respect to 2014.

(7)
See the above "Executive and Director Compensation" section for a discussion of the terms of stock awards and options awarded in 2014, and information about other benefits and plans available to executive officers, including Mr. Carlson.

(8)
In addition, TDS has entered into an agreement, as amended, with LeRoy T. Carlson whereby it will employ Mr. Carlson until he elects to retire from TDS. Mr. Carlson is to be paid at least $60,000 per annum until his retirement. The agreement also provides that upon his retirement, Mr. Carlson will be retained by TDS as a part-time consultant (for not more than 60 hours in any month) until his death. Upon his retirement, Mr. Carlson will receive $75,000 per annum as a consultant, plus increments beginning in 1985 equal to the greater of three percent of his consulting fee or two-thirds of the percentage increase in the consumer price index for the Chicago metropolitan area. If Mr. Carlson becomes disabled before retiring, TDS can elect to discontinue his employment and retain him in accordance with the consulting arrangement described above. Upon Mr. Carlson's death (unless his death follows his voluntary termination of the consulting arrangement), his widow will receive until her death an amount equal to that which Mr. Carlson would have received as a consultant. TDS may terminate payments under the agreement if Mr. Carlson becomes the owner of more than 21% of the stock, or becomes an officer, director, employee or paid agent, of any competitor of TDS within the continental United States. No amounts have ever been paid or become payable under this agreement. Any amounts that become payable under this agreement may be subject to the six-month payment delay required by section 409A of the Internal Revenue Code. Pursuant to this agreement, Mr. Carlson would receive approximately $190,000 in 2015 assuming he began receiving such payments after December 31, 2014. This amount represents $75,000, plus increments beginning in 1985 equal to the greater of three percent of his consulting fee or two-thirds of the percentage increase in the consumer price index for the Chicago metropolitan area through 2014. This amount would increase on an annual basis at December 31, 2015 and each year thereafter at increments equal to the greater of three percent of his consulting fee or two-thirds of the percentage increase in the consumer price index for the Chicago metropolitan area until such payments ceased pursuant to the foregoing agreement. Reference is made to TDS' Registration Statement on Form S-2 (No. 2-92307) for a copy of this agreement and to TDS' Form 8-K dated November 19, 2008 for an amendment to this agreement.

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

          The following table provides information regarding TDS Common Shares that could have been issued under equity compensation plans maintained by TDS based on information as of December 31, 2014.

Plan Category	(a) Number of securities to be issued upon the exercise of outstanding options and rights	(b) Weighted-average exercise price of outstanding options and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1):
TDS Common Shares	10,086,123	$30.25	6,468,786
Equity compensation plans not approved by security holders:	—	N/A	—
Total:

TDS Common Shares	10,086,123	$30.25	6,468,786

Explanation of Columns:

(a)
Represents the number of securities to be issued upon the exercise of outstanding options or pursuant to unvested restricted stock units and vested and unvested phantom stock units.

(b)
Represents the weighted-average exercise price of all outstanding options, warrants and rights. Restricted stock units and phantom stock units do not have any exercise price.

(c)
Represents the number of securities remaining available for future issuance under the plans, other than securities to be issued upon the exercise of outstanding options or pursuant to restricted stock units and phantom stock units disclosed in column (a).

Footnotes:

(1)
This includes the following plans that have been approved by TDS shareholders:

Plan	Number of securities to be issued upon the exercise of outstanding options and rights	Number of securities remaining available for future issuance (excluding securities reflected in prior column)	Total
2011 Long-Term Incentive Plan:
TDS Common Shares	4,273,021	6,301,556	10,574,577
2004 Long-Term Incentive Plan:
TDS Common Shares	5,813,102	—	5,813,102
Compensation Plan for Non-Employee Directors:
TDS Common Shares	—	167,230	167,230
Total:

TDS Common Shares	10,086,123	6,468,786	16,554,909

  The above is based on information as of December 31, 2014 and does not reflect any changes or additions after that date.

  See Note 17—Stock-Based Compensation, in the notes to the consolidated financial statements included in the accompanying Annual Report to Shareholders for the year ended December 31, 2014, which is also included as Exhibit 13 to the TDS Annual Report on Form 10-K for the year ended December 31, 2014, for additional information about these plans.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        On February 28, 2015, TDS had outstanding and entitled to vote 100,734,394 Common Shares, par value $.01 per share (excluding 23,826,044 Common Shares held by TDS and 1,010,133 Common Shares held by a subsidiary of TDS), and 7,178,943 Series A Common Shares, par value $.01 per share (collectively representing a total of 107,913,337 shares of common stock); and 8,240 Preferred Shares, par value $.01 per share.

        In matters other than the election of directors, each of the Preferred Shares is entitled to one vote, each of the Series A Common Shares is entitled to ten votes and each of the Common Shares is entitled to a vote per share that floats. The total voting power of the Series A Common Shares was 71,789,430 votes at February 28, 2015 with respect to matters other than the election of directors. The total voting power of the Common Shares was 54,788,193 votes at February 28, 2015 with respect to matters other than the election of directors. The total voting power of all outstanding shares of all classes of capital stock was 126,585,863 votes at February 28, 2015 with respect to matters other than the election of directors, including 8,240 votes by holders of Preferred Shares.

        For purposes of the following tables, percentages are calculated pursuant to SEC Rule 13d-3(d)(1). Under such rule, shares underlying options that are currently exercisable or exercisable within 60 days after February 28, 2015, restricted stock units that become vested within 60 days after February 28, 2015 and vested phantom stock units are deemed to be outstanding for the purpose of calculating the number of shares owned and percentages of shares and voting power with respect to the person holding such options, restricted stock units or phantom stock units, but are not deemed to be outstanding for the purpose of calculating the percentages of shares or voting power of other persons.

Security Ownership of Management

        The following table sets forth as of February 28, 2015, or the latest practicable date, the number of Common Shares and Series A Common Shares beneficially owned, and the percentage of the outstanding shares of each such class so owned, by each director of TDS, by each of the executive officers named below and by all directors and executive officers as a group. As of February 28, 2015, none of the directors or executive officers of TDS beneficially owned Preferred Shares. If a class of common stock is not indicated for an individual or group, no shares of such class are beneficially owned by such individual or group.

Name of Individual or Number of Persons in Group	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
LeRoy T. Carlson, Jr., Walter C.D. Carlson, Letitia G. Carlson, M.D. and Prudence E. Carlson(3)	Common Shares	6,134,003	6.1%	5.7%	2.6%
	Series A Common Shares	6,801,013	94.7%	6.3%	53.7%
LeRoy T. Carlson(4)(10)	Common Shares	609,433	*	*	*
	Series A Common Shares	65,602	*	*	*
LeRoy T. Carlson, Jr.(5)(10)	Common Shares	2,006,647	2.0%	1.9%	*
	Series A Common Shares	20,950	*	*	*
Walter C.D. Carlson(6)(9)	Common Shares	35,382	*	*	*
	Series A Common Shares	1,086	*	*	*
Letitia G. Carlson, M.D.(7)(9)	Common Shares	25,413	*	*	*
	Series A Common Shares	1,166	*	*	*
Prudence E. Carlson(8)(9)	Common Shares	53,189	*	*	*
	Series A Common Shares	196,011	2.7%	*	1.5%
Clarence A. Davis(9)(12)	Common Shares	9,620	*	*	*
Kenneth R. Meyers(10)(11)	Common Shares	782,960	*	*	*
George W. Off(9)	Common Shares	27,942	*	*	*
Christopher D. O'Leary(9)	Common Shares	19,639	*	*	*
Mitchell H. Saranow(9)	Common Shares	14,521	*	*	*
Gary L. Sugarman(9)	Common Shares	16,088	*	*	*
Herbert S. Wander(9)	Common Shares	25,301	*	*	*
David A. Wittwer(10)	Common Shares	543,635	*	*	*
Douglas D. Shuma(10)	Common Shares	68,777	*	*	*
Scott H. Williamson(10)	Common Shares	637,506	*	*	*
Other executive officers (4 persons)(10)(13)	Common Shares	866,007	*	*	*
All directors and executive officers as a group (19 persons)(9)(10)	Common Shares	11,876,063	11.2%	10.5%	5.0%
	Series A Common Shares	7,085,828	98.7%	6.6%	56.0%

*
Less than 1%

(1)
The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes. Except with respect to customary brokerage agreement terms, none of the above shares are pledged as security, unless otherwise specified. Includes shares as to which voting and/or investment power is shared, and/or shares held by spouse and/or children.

(2)
Represents the percent of voting power in matters other than the election of directors.

(3)
The shares listed are held by the persons named as trustees under the TDS Voting Trust which expires June 30, 2035, created to facilitate long-standing relationships among the trust certificate holders. The trustees share voting and investment power. The address of the trustees of the TDS Voting Trust in their capacities as such is c/o LeRoy T. Carlson, Jr., Telephone and Data Systems, Inc., 30 N. LaSalle St., Suite 4000, Chicago, IL 60602. Under the terms of the TDS Voting Trust, the trustees hold and vote the Common Shares and Series A Common Shares held in the trust. If the TDS Voting Trust were terminated, the following individuals, directly or indirectly with their spouses, would each be deemed to own beneficially more than 5% of the outstanding Series A Common Shares: LeRoy T. Carlson, Jr., Walter C.D. Carlson, Prudence E. Carlson and Letitia G. Carlson, M.D. The above numbers of shares and percentages do not assume conversion of the Series A Common Shares because the trustees have advised TDS that the TDS Voting Trust has no current intention of converting its Series A Common Shares.

(4)
Includes 10,332 Common Shares and 65,602 Series A Common Shares held by Mr. Carlson's wife. Does not include 29,609 Common Shares and 36,855 Series A Common Shares held for the benefit of LeRoy T. Carlson or 193,378 Common Shares and 211,201 Series A Common Shares held for the benefit of Mr. Carlson's wife (an aggregate of 222,987 Common Shares, or 0.2% of class, and 248,056 Series A Common Shares, or 3.5% of class) in the TDS Voting Trust described in footnote (3).

(5)
Includes 518 Common Shares and 297 Series A Common Shares held by Mr. Carlson's wife outside of the TDS Voting Trust. Also includes 3,768 Common Shares held by Mr. Carlson's children and 78,943 Common Shares and 11,424 Series A Common Shares held in a trust, the beneficiaries of which include the descendants of Mr. Carlson.

Common Shares in TDS Voting Trust. Does not include 1,823,410 Common Shares (1.8% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of LeRoy T. Carlson, Jr., his spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which (i) 419,783 Common Shares are held for the benefit of LeRoy T. Carlson, Jr., and (ii) 687,066 Common Shares (0.7% of class) are held by a family partnership for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which LeRoy T. Carlson, Jr. is a general partner.

Series A Common Shares in TDS Voting Trust. Does not include 1,986,722 Series A Common Shares (27.7% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of LeRoy T. Carlson, Jr., his spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which (i) 3,318 Series A Common Shares are held for the benefit of LeRoy T. Carlson, Jr., and (ii) 748,439 Series A Common Shares (10.4% of class) are held by a family partnership for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which LeRoy T. Carlson, Jr. is a general partner.

(6)
Common Shares in TDS Voting Trust. Does not include 1,921,679 Common Shares (1.9% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of Walter C.D. Carlson, his spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which (i) 1,104,313 Common Shares are held for the benefit of Walter C.D. Carlson, and (ii) 687,066 Common Shares (0.7% of class) are held by a family partnership for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which Walter C.D. Carlson is a general partner.

Series A Common Shares in TDS Voting Trust. Does not include 2,207,340 Series A Common Shares (30.7% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of Walter C.D. Carlson, his spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which (i) 610,320 Series A Common Shares are held for the benefit of Walter C.D. Carlson, and (ii) 748,439 Series A Common Shares (10.4% of class) are held by a family partnership for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which Walter C.D. Carlson is a general partner.

(7)
Common Shares in TDS Voting Trust. Does not include 1,841,415 Common Shares (1.8% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of Letitia G. Carlson, M.D., her spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which (i) 526,093 Common Shares are held for the benefit of Letitia G. Carlson, M.D., and (ii) 687,066 Common Shares (0.7% of class) are held by a family partnership for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which Letitia G. Carlson, M.D. is a general partner.

Series A Common Shares in TDS Voting Trust. Does not include 2,011,348 Series A Common Shares (28.0% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of Letitia G. Carlson, M.D., her spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which (i) 1,125,353 Series A Common Shares are held for the benefit of Letitia G. Carlson, M.D., and (ii) 748,439 Series A Common Shares (10.4% of class) are held by a family partnership for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which Letitia G. Carlson, M.D. is a general partner.

(8)
Common Shares in TDS Voting Trust. Does not include 1,722,903 Common Shares (1.7% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of Prudence E. Carlson, her spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which (i) 999,228 Common Shares are held for the benefit of Prudence E. Carlson, and (ii) 687,066 Common Shares (0.7% of class) are held by a family partnership for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which Prudence E. Carlson is a general partner.

Series A Common Shares in TDS Voting Trust. Does not include 1,874,104 Series A Common Shares (26.1% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of Prudence E. Carlson, her spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which 748,439 Series A Common Shares (10.4% of class) are held by a family partnership for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which Prudence E. Carlson is a general partner.

(9)
Includes Common Shares earned pursuant to the Non-Employee Directors' Plan as of February 28, 2015 that were issued in March 2015 since they were issuable within 60 days of February 28, 2015.

(10)
Includes the following number of Common Shares that may be acquired pursuant to stock options and/or restricted stock units which are currently vested or will vest within 60 days after February 28, 2015: LeRoy T. Carlson, 341,880 shares; LeRoy T. Carlson, Jr., 1,781,296 shares; Kenneth R. Meyers, 679,242 shares; David A. Wittwer, 520,708 shares; Douglas D. Shuma, 49,067 shares; Scott H. Williamson, 600,771 shares; all other executive officers as a group, 730,258 shares; and all directors and executive officers as a group, 4,703,233 shares. Includes the following number of Common Shares underlying vested phantom stock units: LeRoy T. Carlson, 144,106 shares; LeRoy T. Carlson, Jr., 54,374 shares; Kenneth R. Meyers, 34,120 shares; David A. Wittwer, -0-shares; Douglas D. Shuma, 5,777 shares; Scott H. Williamson, -0- shares; all other executive officers as a group, -0-shares; and all directors and executive officers as a group, 238,377 shares.

(11)
Includes 1,043 Common Shares held by Mr. Meyers' wife.

(12)
Mr. Davis is a director of the Gabelli SRI Green Fund and the Gabelli GDL Fund. The above does not include TDS shares owned by such funds, if any. As of the latest available information, neither the Gabelli SRI Green Fund nor the Gabelli GDL Fund owned any TDS shares.

(13)
Includes shares held by the following executive officers who are not specifically identified in the above table pursuant to SEC rules: Joseph R. Hanley, C. Theodore Herbert, Peter L. Sereda and Kurt B. Thaus.

Security Ownership by Certain Beneficial Owners

        In addition to persons listed in the preceding table and the footnotes thereto, the following table sets forth as of February 28, 2015 or the latest practicable date, information regarding each person who is known to TDS to own beneficially more than 5% of any class of voting securities of TDS, based on publicly available information and TDS' stock records as of such date. Some of the information below is based on reports filed by the below shareholders reporting TDS shares held as of December 31, 2014 and, in the absence of any SEC filings indicating otherwise, it was assumed that there was no change to such information between December 31, 2014 and February 28, 2015.

Shareholder's Name and Address	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
BlackRock, Inc. 55 East 52nd Street New York, NY 10022(3)	Common Shares	11,960,341	11.9%	11.1%	5.1%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580(4)	Common Shares	7,999,851	7.9%	7.4%	3.4%
State Street Corporation One Lincoln Street Boston, MA 02111(5)	Common Shares	7,750,698	7.7%	7.2%	3.3%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(6)	Common Shares	6,834,198	6.8%	6.3%	2.9%

(1)
The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes.

(2)
Represents the percent of voting power in matters other than the election of directors.

(3)
Based on the most recent Schedule 13G (Amendment No. 6) filed with the SEC, BlackRock, Inc. and its affiliates report sole voting authority with respect to an aggregate of 11,420,049 Common Shares, and sole investment authority with respect to an aggregate of 11,960,341 Common Shares.

(4)
Based on the most recent Schedule 13D (Amendment No. 39) filed with the SEC, GAMCO Investors, Inc. and its affiliates, including GAMCO Asset Management, Inc., report sole voting authority with respect to an aggregate of 7,529,636 Common Shares, and sole investment authority with respect to an aggregate of 7,999,851 Common Shares. See "Background of Recent Events" above.

(5)
Based on the most recent Schedule 13G filed with the SEC, State Street Corporation reports shared investment and voting authority with respect to an aggregate of 7,750,698 Common Shares.

(6)
Based on the most recent Schedule 13G (Amendment No. 2) filed with the SEC, The Vanguard Group reports sole voting authority with respect to 65,132 Common Shares, sole investment authority with respect to 6,778,466 Common Shares, and shared investment authority with respect to 55,732 Common Shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder require TDS' directors and officers, and persons who are deemed to own more than ten percent of the Common Shares, to file certain reports with the SEC with respect to their beneficial ownership of Common Shares. The reporting persons are also required to furnish TDS with copies of all such reports they file.

        Based on a review of copies of such reports furnished to TDS by the reporting persons and written representations by directors and officers of TDS, TDS believes that all filing requirements under Section 16 of the Securities Exchange Act applicable to the reporting persons during and with respect to 2014 were complied with on a timely basis.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        See "Executive and Director Compensation—Compensation Committee Interlocks and Insider Participation" above.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

        The 2016 Annual Meeting is currently scheduled for May 26, 2016, and the proxy statement for such meeting is expected to be dated on or about April 22, 2016.

        Pursuant to SEC Rule 14a-8, proposals by shareholders intended to be included in TDS' proxy statement and form of proxy relating to the 2016 Annual Meeting must be received by TDS at its principal executive offices not later than December 19, 2015 (120 calendar days before the anniversary date of this 2015 Proxy Statement of April 17, 2015). However, if the date of the 2016 Annual Meeting changes for any reason by more than 30 calendar days before or after May 21, 2016 (the one year anniversary date of the 2015 Annual Meeting), then the deadline will be a reasonable time before TDS begins to print and send its proxy materials. In such event, TDS would disclose such date in a Form 8-K, 10-Q or 10-K at the appropriate time.

        In addition, pursuant to TDS' Bylaws, proposals by shareholders intended to be presented at the 2016 Annual Meeting (other than proposals included in TDS' proxy statement and form of proxy relating to the 2016 Annual Meeting pursuant to SEC Rule 14a-8), must be received by TDS at its principal executive offices not earlier than January 22, 2016 and not later than the close of business on February 19, 2016 for consideration at the 2016 Annual Meeting (120 calendar days and 90 calendar days, respectively, before the anniversary date of the 2015 Annual Meeting of May 21, 2015 except that, because the 90th day falls on a weekend, the deadline pursuant to the TDS Bylaws is the immediately preceding Friday). However, if the date of the 2016 Annual Meeting is changed by more than 30 calendar days before or after May 21, 2016 (the one year anniversary date of the 2015 Annual Meeting), different provisions will apply as set forth in the TDS Bylaws.

        The proxy solicited by the board of directors for the 2016 Annual Meeting will confer discretionary authority to vote on matters that may properly come before such meeting or any adjournment thereof to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

SOLICITATION OF PROXIES

        Proxies are being solicited by your board of directors and its agents, and the cost of solicitation will be paid by TDS. Officers, directors and regular employees of TDS, acting on behalf of the TDS board of directors, may also solicit proxies by mail, email, advertisement, telephone, telecopy, press release, employee communication, postings on TDS' Internet website and Intranet website or in person. We will not pay such persons additional compensation for their proxy solicitation efforts. TDS will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons. TDS has also retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. The standard fee charged by MacKenzie Partners, Inc. for proxy solicitation in connection with an uncontested annual meeting is $10,000 plus reimbursement of out-of-pocket expenses.

        TDS expects to pay MacKenzie Partners, Inc. a fee of approximately $350,000 relating to the solicitation of proxies for the contested election of directors in 2015. It is anticipated that MacKenzie Partners, Inc. will employ approximately 60 persons to solicit proxies for the 2015 Annual Meeting. Our expenses related to the solicitation, including expenditures for printing, legal, accounting, public relations, soliciting, advertising and related expenses, including the above fees of MacKenzie Partners, Inc., in excess of those normally spent for an annual meeting with an uncontested director election and excluding salaries and wages of our regular employees and officers, are currently expected to be approximately $725,000, of which approximately $185,000 has been spent to date.

        Certain information about the directors and certain officers and employees of TDS who may solicit proxies is set forth in the attached Schedule I, which is incorporated by reference herein. Schedule II, attached hereto, sets forth certain additional information with respect to such persons and is also incorporated by reference herein.

FINANCIAL AND OTHER INFORMATION

        We will furnish you or any shareholder as of the record date without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including the financial statements and the schedules thereto, upon written or oral request, and will provide copies of the exhibits to any such documents upon payment of a reasonable fee which shall not exceed our reasonable expenses incurred to do so. Requests for such materials should be directed to Investor Relations, Telephone and Data Systems, Inc., 30 North LaSalle Street, 40th Floor, Chicago, Illinois 60602, telephone (312) 630-1900.

        In addition, to the extent that, as permitted by SEC rules, TDS delivers only one copy of an annual report to shareholders, proxy statement or notice of internet availability of proxy materials to an address that is shared by separate persons who are shareholders (addressed to such shareholders as a group), TDS shall deliver promptly additional copies of any of such documents without charge to any shareholder located at such shared address upon written or oral request by such shareholder. Requests should be directed as indicated in the preceding paragraph.

FORWARD LOOKING STATEMENTS

        This 2015 Proxy Statement includes statements of judgment and forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our current expectations, estimates and projections about our industry, our business, compensation, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected performance and compensation. Actual results could differ significantly from those projected in the forward-looking statements as a result of certain factors, including, but not limited to, the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. We assume no obligation to update the forward-looking statements.

OTHER BUSINESS

        It is not anticipated that any action will be asked of the shareholders other than those set forth above, but if other matters are properly brought before the 2015 Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

By order of the Board of Directors

Jane W. McCahon Vice President—Corporate Relations and Corporate Secretary

All shareholders are urged to sign, date and mail their proxy card(s) promptly or vote by phone or on the Internet in accordance with the instructions set forth on the
WHITE proxy card(s).

SCHEDULE I
INFORMATION CONCERNING THE DIRECTORS AND
CERTAIN OFFICERS AND EMPLOYEES OF TDS

        The following table sets forth the name, principal business address and the present principal occupation or employment, and the name and principal business address of any corporation or other organization in which their employment is carried on, of the directors, persons nominated to be directors by the TDS board of directors ("TDS director nominees"), officers and employees of TDS who, under SEC rules, are "participants" (collectively, "TDS Participants") in our solicitation of proxies from shareholders in connection with the 2015 Annual Meeting of shareholders of TDS ("Annual Meeting"). In addition, certain additional information with respect to directors and executive officers is set forth in the attached Proxy Statement.

        Unless otherwise indicated below, the principal business address of each such person is 30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602. Each such person has a substantial interest in the election of directors at the Annual Meeting as an incumbent director, director nominee, officer and/or employee of TDS engaged in the solicitation of proxies.

Directors and Director Nominees

Name and Principal Business Address	Present Office or Other Principal Occupation or Employment
LeRoy T. Carlson, Jr.(1)	Director and President and Chief Executive Officer of TDS
Letitia G. Carlson, M.D.(1) 2150 Pennsylvania Ave. N.W. Washington, D.C. 20037	Director of TDS and Physician and Associate Clinical Professor, George Washington University Medical Center
Prudence E. Carlson(1)	Director of TDS and Private Investor
Walter C. D. Carlson(1) One South Dearborn Chicago, IL 60603	Director and non-executive Chairman of the Board of TDS and Partner, Sidley Austin LLP, Chicago, Illinois
Clarence A. Davis	Director of TDS and Business Consultant
Kenneth R. Meyers	Director of TDS and President and Chief Executive Officer of United States Cellular Corporation
George W. Off 101 Wolf Drive Thorofare, NJ 08086	Director of TDS and Private Investor
Christopher D. O'Leary No. 1 General Mills Blvd. Minneapolis, MN 55426	Director of TDS and Executive Vice President, Chief Operating Officer—International, of General Mills, Inc.
Mitchell H. Saranow 801 Skokie Blvd, Suite 104 Northbrook, IL 60062	Director of TDS and Chairman of The Saranow Group, L.L.C.
Gary L. Sugarman	Director of TDS, Managing Member—Richfield Capital Partners and Principal of Richfield Associates, Inc.
Herbert S. Wander 525 West Monroe Chicago, IL 60661	Director of TDS and Partner, Katten Muchin Rosenman LLP, Chicago, Illinois

Name and Principal Business Address	Present Office or Other Principal Occupation or Employment
David A. Wittwer	Director of TDS and President and Chief Executive Officer of TDS Telecommunications Corporation

(1)
Trustee of TDS Voting Trust.

Other TDS Participants

Name and Principal Business Address	Present Office or Other Principal Occupation or Employment
Douglas D. Shuma	Senior Vice President and Controller of TDS
Peter L. Sereda	Senior Vice President—Finance and Treasurer of TDS
Jane W. McCahon	Vice President—Corporate Relations and Corporate Secretary of TDS

        In addition, the class of employees of TDS that may be employed in the solicitation of proxies include employees in investor relations and communications who report to the Vice President—Corporate Relations and Corporate Secretary of TDS. The nature of their employment in such solicitations will be preparing communications (which will be filed with the SEC as required under Regulation 14A), responding to questions from shareholders and requesting shareholders to return proxies to TDS.

SCHEDULE II

INFORMATION CONCERNING
TDS PARTICIPANTS IN THE COMPANY'S SOLICITATION OF PROXIES
(Each Person Named is a Participant in the Solicitation)

A. TDS SHARES HELD BY TDS PARTICIPANTS

        The number of TDS Series A Common Shares and TDS Common Shares owned beneficially or of record by directors, TDS director nominees and executive officers of TDS, as of February 28, 2015, is set forth in the Proxy Statement under the caption "Security Ownership of Certain Beneficial Owners and Management." The following table shows the number of TDS Series A Common Shares, TDS Common Shares and TDS Preferred Shares beneficially owned (if any) by persons other than directors, TDS director nominees and executive officers of TDS directly or indirectly, including pursuant to the TDS 401(k) plan, as of February 28, 2015. In addition the table below shows if any TDS Participants beneficially own any of the following TDS debt securities represented by publicly-traded notes ($25 par value) as of February 28, 2015 (collectively "Notes"): 6.625% Senior Notes due 2045 ("TDI Notes"), 6.875% Senior Notes due 2059 ("TDE Notes"), 7.0% Senior Notes due 2060 ("TDJ Notes") and 5.875% Senior Notes due 2061 ("TDA Notes"). Except to the extent set forth on these Schedules or the Proxy Statement, none of the TDS Participants owns any securities of TDS of record but not beneficially. Unless otherwise indicated below, the principal business address of each such person is 30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602.

Name and Principal Business Address	Number of Securities Beneficially Owned, by Class
Peter L. Sereda(1)	213,476 Common 1,900 TDI Notes
Jane W. McCahon(2)	25,233 Common

None of the TDS Participants owns any other Notes or TDS Preferred Shares.

B. SHARES OF TDS SUBSIDIARIES HELD BY TDS PARTICIPANTS

        For purposes of disclosure required under Item 5(b)(1)(x) of Schedule 14A of the Securities Exchange Act of 1934, as amended, TDS is the ultimate parent corporation in TDS' corporate family. Certain TDS Participants have beneficial interests in securities of United States Cellular Corporation, an over 80%-owned subsidiary of TDS ("USM"). The USM securities include USM Common Shares ("USM Common"), 6.95% Senior Notes Due 2060 ("UZA Notes") and 7.25% Senior Notes Due 2063 which were issued on December 8, 2014 ("UZB Notes"). The following TDS Participants beneficially own the number of USM securities indicated, directly or indirectly, including pursuant to the TDS 401(k) plan, as of February 28, 2015:

Name of Beneficial Owner	Number of Securities of such Subsidiary Beneficially Owned, by Class
Walter C.D. Carlson	13,978 USM Common
Kenneth R. Meyers(3)	123,640 USM Common
George W. Off	500 USM Common

None of the TDS Participants owns any UZA Notes or UZB Notes.

(1)
Includes 189,167 Common Shares that may be acquired pursuant to stock options and/or restricted stock units or phantom stock units which are currently vested or will vest within 60 days.

(2)
Includes 23,233 Common Shares that may be acquired pursuant to stock options and/or restricted stock units or phantom stock units which are currently vested or will vest within 60 days.

(3)
Includes 81,346 USM Common Shares that may be acquired pursuant to stock options and/or restricted stock units or phantom stock units which are currently vested or will vest within 60 days.

 C. PURCHASES AND SALES OF TDS SECURITIES

        The following table sets forth information concerning purchases and sales of securities of TDS by TDS Participants during the period of at least two years between April 1, 2013 ("Start Date") and the date of this Proxy Statement ("End Date"), including the grant of stock options, restricted stock units ("RSUs") and phantom stock units, the exercise of stock options and the vesting of RSUs.

        The following definitions are used:

        "Common" refers to TDS Common Shares.

        "Deferred Compensation" refers to the Bonus Deferral and Employer Match Program under the LTIP.

        "Director Plan" refer to the TDS Compensation Plan for Non-Employee Directors.

        "DRP" refers to TDS dividend reinvestment plans.

        "LTIP" refers to the TDS Long-Term Incentive Plan.

        "Series A" refers to TDS Series A Common Shares.

Name	Nature of Transaction	Date of Transaction	Number of Securities and Designation
LeRoy T. Carlson, Jr.(1)	Grant of options pursuant to TDS LTIP	5/10/13	186,000 Common
	Grant of RSUs pursuant to TDS LTIP	5/10/13	62,719 Common
	Shares acquired upon exercise of options	8/9/13	136,838 Common
	Shares delivered or withheld for payment of exercise price	8/9/13	117,594 Common
	Shares delivered or withheld for payment of taxes	8/9/13	7,838 Common
	Disposition of shares by gift	8/14/13	11,406 Common
	Disposition of shares by gift	10/23/13	300 Common
	Issuance of shares upon vesting of RSUs	12/2/13	36,700 Common
	Shares delivered or withheld for payment of taxes	12/2/13	16,368 Common
	Disposition of shares by gift	1/8/14	2,066 Common
	Disposition of shares by gift	1/10/14	7,385 Common
	Acquisition pursuant to Deferred Compensation	1/14/14	6,145 Common
	Shares delivered or withheld for payment of taxes	1/14/14	1,844 Common
	Acquisition pursuant to Deferred Compensation	3/14/14	7,053 Common
	Disposition of shares by gift	4/3/14	6,755 Common
	Grant of options pursuant to TDS LTIP	5/16/14	225,000 Common
	Grant of RSUs pursuant to TDS LTIP	5/16/14	47,996 Common
	Issuance of shares upon vesting of RSUs	12/1/14	57,500 Common
	Shares delivered or withheld for payment of taxes	12/1/14	25,538 Common
	Acquisition pursuant to Deferred Compensation	1/5/15	10,544 Common
	Shares delivered or withheld for payment of taxes	1/5/15	3,163 Common
	Disposition of shares by gift	1/9/15	2,298 Common
	Disposition of shares by gift	2/6/15	3,300 Common
	Disposition of shares by gift	3/23/15	7,700 Common

Name	Nature of Transaction	Date of Transaction	Number of Securities and Designation
	Acquisition pursuant to Deferred Compensation	3/13/15	6,654 Common
	Acquisition pursuant to TDS DRP	Start Date to End Date	7,633 Common
	Acquisition pursuant to TDS DRP	Start Date to End Date	4,712 Series A
	Acquisition pursuant to the TDS 401(k) Plan	Start Date to End Date	552 Common
Letitia G. Carlson(1)	Disposition of shares by gift	2/28/14	3,786 Common
	Acquisition pursuant to TDS Director Plan	3/3/14	3,277 Common
	Acquisition pursuant to TDS Director Plan	3/2/15	3,160 Common
	Acquisition pursuant to TDS DRP	Start Date to End Date	662 Common
	Acquisition pursuant to TDS DRP	Start Date to End Date	124 Series A
Prudence E. Carlson(1)	Acquisition pursuant to TDS Director Plan	3/3/14	3,277 Common
	Disposition of shares	5/30/13	1,937 Common
	Disposition of shares	8/7/13	3,492 Common
	Disposition of shares	5/29/14	3,266 Common
	Disposition of shares	3/6/15	3,277 Common
	Acquisition pursuant to TDS Director Plan	3/2/15	3,160 Common
	Acquisition pursuant to TDS DRP	Start Date to End Date	2,123 Series A
	Acquisition pursuant to TDS DRP	Start Date to End Date	1,667 Common
	Acquisition pursuant to TDS Director Plan	3/3/14	3,277 Common
Walter C.D. Carlson(1)	Acquisition pursuant to TDS Director Plan	3/2/15	3,160 Common
	Disposition of shares by gift	12/29/14	3,315 Common
	Acquisition pursuant to TDS DRP	Start Date to End Date	8,900 Common
	Acquisition pursuant to TDS DRP	Start Date to End Date	29,988 Series A
Clarence A. Davis	Acquisition pursuant to TDS Director Plan	3/3/14	3,277 Common
	Acquisition pursuant to TDS Director Plan	3/2/15	3,160 Common
	Disposition of shares	6/4/13	2,186 Common
	Disposition of shares	9/10/13	800 Common
	Disposition of shares	12/4/13	250 Common
	Disposition of shares	5/22/14	2,050 Common
	Disposition of shares	6/17/14	250 Common
	Disposition of shares	8/29/14	627 Common
Kenneth R. Meyers	Grant of options pursuant to TDS LTIP	5/10/13	177,319 Common
	Grant of RSUs pursuant to TDS LTIP	5/10/13	29,909 Common
	Issuance of shares upon vesting of RSUs	12/2/13	16,700 Common
	Shares delivered or withheld for payment of taxes	12/2/13	5,402 Common
	Acquisition pursuant to Deferred Compensation	3/13/14	8,913 Common
	Disposition of shares	11/4/14	7,000 Common
	Disposition of shares	11/5/14	7,000 Common
	Issuance of shares upon vesting of RSUs	12/1/14	26,900 Common
	Shares delivered or withheld for payment of taxes	12/1/14	8,919 Common
	Acquisition pursuant to TDS DRP	Start Date to End Date	1,199 Common
	Acquisition pursuant to the TDS 401(k) Plan	Start Date to End Date	145 Common

Name	Nature of Transaction	Date of Transaction	Number of Securities and Designation
George W. Off	Acquisition pursuant to TDS Director Plan	3/3/14	3,277 Common
	Acquisition pursuant to TDS Director Plan	3/2/15	3,160 Common
Christopher D. O'Leary	Acquisition pursuant to TDS Director Plan	3/3/14	3,277 Common
	Acquisition pursuant to TDS Director Plan	3/2/15	3,160 Common
	Acquisition pursuant to TDS DRP	Start Date to End Date	569 Common
Mitchell Saranow	Acquisition pursuant to TDS Director Plan	3/3/14	3,277 Common
	Acquisition pursuant to TDS Director Plan	3/2/15	3,160 Common
	Disposition of shares	11/5/13	8,200 Common
Gary L. Sugarman	Acquisition pursuant to TDS Director Plan	3/3/14	3,277 Common
	Acquisition pursuant to TDS Director Plan	3/2/15	3,160 Common
	Acquisition pursuant to TDS DRP	Start Date to End Date	390 Common
Herbert S. Wander	Acquisition pursuant to TDS Director Plan	3/3/14	3,277 Common
	Acquisition pursuant to TDS Director Plan	3/2/15	3,160 Common
David A. Wittwer	Grant of options pursuant to TDS LTIP	5/10/13	109,791 Common
	Grant of RSUs pursuant to TDS LTIP	5/10/13	21,402 Common
	Disposition of shares	9/24/13	10,000 Common
	Issuance of shares upon vesting of RSUs	12/2/13	15,900 Common
	Shares delivered or withheld for payment of taxes	12/2/13	5,580 Common
	Grant of options pursuant to TDS LTIP	5/16/14	86,204 Common
	Grant of RSUs pursuant to TDS LTIP	5/16/14	28,876 Common
	Issuance of shares upon vesting of RSUs	12/1/14	23,500 Common
	Shares delivered or withheld for payment of taxes	12/1/14	8,225 Common
	Disposition of shares	12/22/14	10,000 Common
Douglas D. Shuma	Grant of options pursuant to TDS LTIP	5/10/13	29,814 Common
	Grant of RSUs pursuant to TDS LTIP	5/10/13	5,486 Common
	Shares acquired upon exercise of options	11/18/13	59,547 Common
	Disposition of shares	11/18/13	59,547 Common
	Issuance of shares upon vesting of RSUs	12/2/13	3,200 Common
	Shares delivered or withheld for payment of taxes	12/2/13	1,123 Common
	Grant of options pursuant to TDS LTIP	5/16/14	25,411 Common
	Grant of RSUs pursuant to TDS LTIP	5/16/14	5,638 Common
	Issuance of shares upon vesting of RSUs	12/1/14	5,000 Common
	Shares delivered or withheld for payment of taxes	12/1/14	1,750 Common

Name	Nature of Transaction	Date of Transaction	Number of Securities and Designation
	Acquisition pursuant to TDS DRP	Start Date to End Date	325 Common
Peter L. Sereda	Grant of options pursuant to TDS LTIP	5/10/13	38,109 Common
	Grant of RSUs pursuant to TDS LTIP	5/10/13	7,682 Common
	Issuance of shares upon vesting of RSUs	12/2/13	4,500 Common
	Shares delivered or withheld for payment of taxes	12/2/13	1,455 Common
	Grant of options pursuant to TDS LTIP	5/16/14	33,927 Common
	Grant of RSUs pursuant to TDS LTIP	5/16/14	7,527 Common
	Issuance of shares upon vesting of RSUs	12/1/14	6,900 Common
	Shares delivered or withheld for payment of taxes	12/1/14	2,232 Common
	Acquisition pursuant to the TDS 401(k) Plan	Start Date to End Date	16 Common
Jane W. McCahon	Grant of options pursuant to TDS LTIP	5/10/13	12,761 Common
	Grant of RSUs pursuant to TDS LTIP	5/10/13	2,530 Common
	Disposition of shares	8/7/13	500 Common
	Shares acquired upon exercise of options	11/13/13	5,234 Common
	Disposition of shares	11/13/13	5,234 Common
	Issuance of shares upon vesting of RSUs	12/2/13	1,500 Common
	Shares delivered or withheld for payment of taxes	12/2/13	485 Common
	Disposition of shares	5/13/14	721 Common
	Grant of options pursuant to TDS LTIP	5/16/14	14,967 Common
	Grant of RSUs pursuant to TDS LTIP	5/16/14	3,476 Common
	Issuance of shares upon vesting of RSUs	12/1/14	2,300 Common
	Shares delivered or withheld for payment of taxes	12/1/14	744 Common
	Disposition of shares	12/8/14	1,556 Common

(1)
Certain shares listed are held by such persons as trustees under a voting trust which expires June 30, 2035. Under the terms of the voting trust, the trustees hold and vote the TDS Common and Series A Common Shares held in the trust. Certain of such shares are held for the benefit of such trustee while other shares are held for the benefit of other persons. See additional information in the Proxy Statement. The above includes only transactions in which such persons do not disclaim a beneficial interest.

D. MISCELLANEOUS INFORMATION CONCERNING TDS PARTICIPANTS

        LeRoy T. Carlson, Jr. and Walter C.D. Carlson have agreed to serve as proxies in connection with the solicitation of proxy cards for the TDS Annual Meeting.

        Except as disclosed in these Schedules or in the Proxy Statement, none of the TDS Participants named in Schedule I has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

        None of the TDS Participants, during the past ten years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

        Except as disclosed in these Schedules or in the Proxy Statement, none of the TDS Participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, any shares or other securities of TDS or (ii) has purchased or sold any of such securities within the past two years.

        Except as disclosed in these Schedules or in the Proxy Statement, none of the TDS Participants named in Schedule I has borrowed or otherwise obtained funds for the purpose of acquiring or holding the securities identified in Schedule II.

        Except as disclosed in these Schedules or in the Proxy Statement, none of the TDS Participants named in Schedule I is, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of TDS, including but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

        Except as disclosed in these Schedules or in the Proxy Statement, none of the "associates" (as defined in Rule 14a-1(a) under the Securities Exchange Act of 1934) of any of the TDS Participants beneficially owns, directly or indirectly, any securities of TDS.

        Except as disclosed in these Schedules or in the Proxy Statement, none of the TDS Participants named in Schedule I beneficially owns any securities of any subsidiary of TDS, directly or indirectly.

        Except as set forth in these Schedules or in the Proxy Statement, there has not been any transaction (including any financial transaction, arrangement or relationship, including any indebtedness or guarantee of indebtedness or any series or similar transactions or relationships) since the beginning of TDS' last fiscal year, or any currently proposed transaction, in which TDS or any of its subsidiaries was or is to be a participant, in which the amount involved exceeds $120,000, and in which any of the TDS Participants named in Schedule I, or any of their associates, has had or will have a direct or indirect material interest.

        Except as set forth in these Schedules or in the Proxy Statement, none of TDS, any of the TDS Participants or any of their associates has any arrangement or understandings with any person with respect to (a) any future employment by TDS or its affiliates or (b) any future transactions to which TDS or any of its affiliates will or may be a party.

        No person, other than a director or executive officer of TDS acting solely in that capacity, is a party to any arrangement or understandings pursuant to which a nominee for election as director is proposed to be elected.

TELEPHONE AND DATA SYSTEMS, INC.

WHITE PROXY CARD

COMMON SHARES

YOUR VOTE IS IMPORTANT.  PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

VOTE BY INTERNET – WWW.CESVOTE.COM

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day prior to the annual meeting date.  Have your proxy card in hand when you access the website and follow the instructions.

OR

VOTE BY TELEPHONE – 1-888-693-8683

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to:  Telephone and Data Systems, Inc., c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card

CONTROL NUMBER

The Board of Directors unanimously recommends a vote FOR its nominees in Proposal 1 and FOR Proposals 2 and 3.

If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.

The Board of Directors recommends a vote FOR its nominees in Proposal 1.			The Board of Directors recommends a vote FOR Proposal 3.
3. Advisory vote to approve executive compensation.
1. Election of Directors:	For	Withhold	☐ FOR	☐ AGAINST	☐ ABSTAIN
(1) C. A. Davis	☐	☐
(2) G. W. Off	☐	☐
(3) M. H. Saranow	☐	☐
(4) G. L. Sugarman	☐	☐

4.   In accordance with their discretion, to vote upon other matters that may properly come before the Annual Meeting and any postponement, adjournment or recess thereof, including matters incidental to the conduct of the meeting, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

The Board of Directors recommends a vote FOR Proposal 2.
2. Ratify Accountants for 2015.
☐ FOR	☐ AGAINST	☐ ABSTAIN

NOTE:  Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy.  All joint holders must sign.  When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

			Shareholder Signature		Date

Title

			Shareholder (Joint Owner) Signature		Date

Title

 TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN

THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.

TELEPHONE AND DATA SYSTEMS, INC.	WHITE PROXY CARD

Proxy for COMMON SHARES
Solicited on Behalf of the Board of Directors for the
Annual Meeting of Shareholders of TELEPHONE AND DATA SYSTEMS, INC.
To Be Held May 21, 2015

The undersigned hereby appoints Walter C.D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with full power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 2015 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc. to be held on May 21, 2015, or at any postponement, adjournment or recess thereof, as set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.  The undersigned hereby revokes any and all other proxies heretofore given by the undersigned to vote at such 2015 Annual Meeting of Shareholders and any postponement, adjournment or recess thereof.

The Board of Directors unanimously recommends a vote FOR its nominees in Proposal 1 and FOR Proposals 2 and 3.

This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof.  If no direction is made, this proxy will be voted “FOR” the nominees in Proposal 1 and “FOR” Proposals 2 and 3.

If “401K” is indicated next to the share amount on the reverse side, this is a ballot for instructing The Northern Trust Company, the trustee of the 401(k) Plan ( “Trustee”) how to vote the shares of Telephone and Data Systems, Inc. stock underlying units allocated to your TDS Tax-Deferred Savings Plan (“401(k) Plan”) account.  Indicate your voting instructions for the proposals on the ballot, sign and date it, and return it in the envelope provided.  Your ballot must be received on or before May 18, 2015 in order to be counted.  Internet voting for shares underlying units held in your 401(k) Plan will be available until 6:00 a.m., Eastern Time on May 19, 2015.  Your voting instructions will be kept confidential.  If you properly sign and return your ballot, The Northern Trust Company as Trustee of the 401(k) Plan, will vote your shares according to your instructions, except as otherwise provided in accordance with applicable law or the 401(k) Plan’s governing documents.  If this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, the Trustee shall vote the shares underlying units allocated to your account for the TDS 401(k) Plan in the same proportion as the Trustee votes the shares for which the Trustee does receive timely completed instructions from Plan Participants.

Continued and to be signed on reverse side

TELEPHONE AND DATA SYSTEMS, INC.

WHITE PROXY CARD

SERIES A COMMON SHARES

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

VOTE BY INTERNET – WWW.CESVOTE.COM

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day prior to the annual meeting date. Have your proxy card in hand when you access the website and follow the instructions.

OR

VOTE BY TELEPHONE – 1-888-693-8683

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: Telephone and Data Systems, Inc., c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card

CONTROL NUMBER

The Board of Directors unanimously recommends a vote FOR its nominees in Proposal 1 and FOR Proposals 2 and 3.

If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.

The Board of Directors recommends a vote FOR its nominees in Proposal 1.			The Board of Directors recommends a vote FOR Proposal 3.
3. Advisory vote to approve executive compensation.
1. Election of Directors:	For	Withhold	☐ FOR	☐ AGAINST	☐ ABSTAIN
(1) L. T. Carlson, Jr.	☐	☐
(2) L. G. Carlson, M.D.	☐	☐
(3) P. E. Carlson	☐	☐
(4) W. C.D. Carlson	☐	☐
(5) K. R. Meyers	☐	☐
(6) C. D. O’Leary	☐	☐
(7) H. S. Wander	☐	☐
(8) D. A. Wittwer	☐	☐

4.          In accordance with their discretion, to vote upon other matters that may properly come before the Annual Meeting and any postponement, adjournment or recess thereof, including matters incidental to the conduct of the meeting, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

The Board of Directors recommends a vote FOR Proposal 2.
2. Ratify Accountants for 2015.
☐ FOR	☐ AGAINST	☐ ABSTAIN

NOTE:  Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

			Shareholder Signature		Date

Title

			Shareholder (Joint Owner) Signature		Date

Title

 TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN

THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.

TELEPHONE AND DATA SYSTEMS, INC.	WHITE PROXY CARD

Proxy for SERIES A COMMON SHARES
Solicited on Behalf of the Board of Directors for the
Annual Meeting of Shareholders of TELEPHONE AND DATA SYSTEMS, INC.
To Be Held May 21, 2015

The undersigned hereby appoints Walter C.D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with full power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Series A Common Shares that the undersigned would be entitled to vote if then personally present at the 2015 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc. to be held on May 21, 2015, or at any postponement, adjournment or recess thereof, as set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. The undersigned hereby revokes any and all other proxies heretofore given by the undersigned to vote at such 2015 Annual Meeting of Shareholders and any postponement, adjournment or recess thereof.

The Board of Directors unanimously recommends a vote FOR its nominees in Proposal 1 and FOR Proposals 2 and 3.

This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted “FOR” the nominees in Proposal 1 and “FOR” Proposals 2 and 3.

Continued and to be signed on reverse side

TELEPHONE AND DATA SYSTEMS, INC.

WHITE PROXY CARD

PREFERRED SHARES

YOUR VOTE IS IMPORTANT.  PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

VOTE BY INTERNET – WWW.CESVOTE.COM

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day prior to the annual meeting date.  Have your proxy card in hand when you access the website and follow the instructions.

OR

VOTE BY TELEPHONE – 1-888-693-8683

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to:  Telephone and Data Systems, Inc., c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card

CONTROL NUMBER

The Board of Directors unanimously recommends a vote FOR its nominees in Proposal 1 and FOR Proposals 2 and 3.

If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.

The Board of Directors recommends a vote FOR its nominees in Proposal 1.			The Board of Directors recommends a vote FOR Proposal 3.
3. Advisory vote to approve executive compensation.
1. Election of Directors:	For	Withhold	☐ FOR	☐ AGAINST	☐ ABSTAIN
(1) L. T. Carlson, Jr.	☐	☐
(2) L. G. Carlson, M.D.	☐	☐
(3) P. E. Carlson	☐	☐
(4) W. C.D. Carlson	☐	☐
(5) K. R. Meyers	☐	☐
(6) C. D. O’Leary	☐	☐
(7) H. S. Wander	☐	☐
(8) D. A. Wittwer	☐	☐

4.  In accordance with their discretion, to vote upon other matters that may properly come before the Annual Meeting and any postponement, adjournment or recess thereof, including matters incidental to the conduct of the meeting, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

The Board of Directors recommends a vote FOR Proposal 2.
2. Ratify Accountants for 2015.
☐ FOR	☐ AGAINST	☐ ABSTAIN

NOTE:  Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy.  All joint holders must sign.  When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

			Shareholder Signature		Date

Title

			Shareholder (Joint Owner) Signature		Date

Title

 TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN

THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.

TELEPHONE AND DATA SYSTEMS, INC.	WHITE PROXY CARD

Proxy for PREFERRED SHARES
Solicited on Behalf of the Board of Directors for the
Annual Meeting of Shareholders of TELEPHONE AND DATA SYSTEMS, INC.
To Be Held May 21, 2015

The undersigned hereby appoints Walter C.D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with full power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Preferred Shares that the undersigned would be entitled to vote if then personally present at the 2015 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc. to be held on May 21, 2015, or at any postponement, adjournment or recess thereof, as set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.  The undersigned hereby revokes any and all other proxies heretofore given by the undersigned to vote at such 2015 Annual Meeting of Shareholders and any postponement, adjournment or recess thereof.

The Board of Directors unanimously recommends a vote FOR its nominees in Proposal 1 and FOR Proposals 2 and 3.

This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof.  If no direction is made, this proxy will be voted “FOR” the nominees in Proposal 1 and “FOR” Proposals 2 and 3.

Continued and to be signed on reverse side